SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of February 14, 2017 (the “Supplemental Indenture”), among CENTRUS ENERGY CORP., a Delaware corporation (herein called the “Issuer”), UNITED STATES ENRICHMENT CORPORATION, a Delaware corporation (herein called the “Note Guarantor”) and DELAWARE TRUST COMPANY, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as trustee and collateral Agent (herein called the “Trustee”).

RECITALS OF THE ISSUER

WHEREAS, the Issuer and the Note Guarantor have heretofore delivered to the Trustee an Indenture dated as of September 30, 2014 (the “Indenture”), to provide for the issuance by the Issuer and the guarantee by the Note Guarantor (the “Guarantee”) of debt securities (the “Securities”);

WHEREAS, on September 30, 2014, the Issuer, the Note Guarantor and the Trustee issued a series of Securities under the Indenture known as the “8.0% PIK Toggle Notes due 2019/2024”;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Issuer, the Note Guarantor and the Trustee may enter into this Supplemental Indenture with the written consent of the holders of a majority in aggregate principal amount of the outstanding Securities;

WHEREAS, the Issuer has received and delivered to the Trustee the written consents of the holders of a majority in aggregate principal amount of the outstanding Securities to effect the proposed amendments to the Indenture reflected herein;

WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Trustee has received an Opinion of Counsel and an Officer’s Certificate as contemplated by Sections 9.06, 13.04 and 13.05 of the Indenture; and

WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of each of the series of Securities provided for herein by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes (as herein defined) or for either thereof, as follows:

Article One -- RELATION TO SENIOR INDENTURE; DEFINITIONS.

SECTION 1.1 Amendments to Section 1.01 of the Indenture.

(1)       Section 1.01 of the indenture shall be amended by deleting the final paragraph of the definition of “Change of Control” and replacing it with the following:

“provided that, an event that would otherwise be a Change of Control shall not be considered such if it results from (a) any issuance of Equity Interests intended to support the American Centrifuge Project or another next generation enrichment technology, (b) any sale of the Issuer to, or merger or consolidation of the Issuer with, any Person for the purpose of continuing to pursue (1) the American Centrifuge Project for commercial purposes or (2) another next generation enrichment technology or (c) any transfer of Collateral permitted under Section 4.10 hereof.”.

(2)       Section 1.01 of the indenture shall be amended by deleting the definitions of “Credit Agreement,” “Credit Facility Agent,” “Dip Credit Facility” and “ERISA” in their entirety.

(3)       Section 1.01 of the Indenture shall be amended by inserting the words “Junior Lien” before “Intercreditor Agreement” in the first sentence of the definition of “Discharge.”

(4)       Section 1.01 of the Indenture shall be amended by deleting the definitions “Collateral,” “Designated Senior Claims,” “Issuer Senior Debt,” “Intercreditor Agreement” and “Security Documents” and replacing them with the following in alphabetical order:

““Collateral” means any assets of the Note Guarantor, the Issuer or certain Subsidiaries defined as “Collateral” in any of the Security Documents and assets of the Note Guarantor, the Issuer or certain Subsidiaries from time to time on which a Lien exists as security for any of the Secured Obligations hereunder or under the Security Documents.”;

““Designated Senior Claims” means all Obligations of, and all Claims against, the Note Guarantor (i) under the Credit Facilities up to $50 million with a maximum net borrowing of $40 million after taking into account any minimum cash balance, (ii) under the Inventory Revolver, (iii) held by or for the benefit of the PBGC pursuant to any settlement (including any required funding of pension plans), and (iv) under surety bonds or similar obligations held by the United States government pursuant to regulatory requirements.”;

““Issuer Senior Debt” means:

(1)       all Indebtedness of the Issuer outstanding under the Credit Facilities in an aggregate amount not exceeding $50 million with a maximum net borrowing of $40 million after taking into account any minimum cash balance and all Obligations of the Issuer with respect thereto;

(2)       all Indebtedness of the Issuer outstanding under the Inventory Revolver and all Obligations of the Issuer with respect thereto; and

(3)       all Indebtedness of the Issuer to the Note Guarantor issued or incurred on, prior to or after the Issue Date and all Obligations with respect thereto, including, but not limited to, the Company’s secured intercompany notes.”;

““Intercreditor Agreements” means, collectively, the Junior Lien Intercreditor Agreement, the Limited Secured Acquisition Debt Intercreditor Agreement, the Pari Passu Intercreditor Agreement, and the Senior Lien Intercreditor Agreement, and each of them individually is an “Intercreditor Agreement” as the case may be.”; and

““Security Documents” means, collectively, the Security Agreement and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit any Lien of the Collateral Agent in any Collateral but excluding the Intercreditor Agreements.”.

In addition, other than as amended pursuant to this Supplemental Indenture, all references to “Intercreditor Agreement” in the Indenture shall be changed to refer only to the appropriate Intercreditor Agreement or Intercreditor Agreements given the context.

(5)       Section 1.01 of the Indenture shall be amended by adding the following new definitions in alphabetical order:

““Credit Facilities” means, with respect to the Issuer, the Note Guarantor and certain of their subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures with banks or other institutional lenders or investors) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other securities, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds any subsidiaries of the Issuer or the Note Guarantor as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.”;

““Inventory Revolver” means any revolving credit facility to finance inventory repurchases and related working capital needs.”;

““Joint Venture” means any joint venture or similar entity with one or more Persons (other than the Company or a Subsidiary), whether a company,

unincorporated firm, association, partnership or any other entity, in which the Company or a Subsidiary has a direct or indirect equity or similar interest.”;

““Junior Lien Intercreditor Agreement” means that certain Junior Lien Subordination and Intercreditor Agreement among the Trustee, Collateral Agent and one or more Representatives of holders of Designated Senior Claims and acknowledged and agreed to by the Note Guarantor, substantially in the form attached hereto as Exhibit D, entered into on or after the Issue Date in accordance with Section 7.01(g) hereof, as amended, modified, restated, supplemented from time to time (with such modifications as may be appropriate to reflect the relative priorities set forth (or to be set forth) in the Junior Lien Intercreditor Agreement and the Limited Secured Acquisition Debt Intercreditor Agreement).”;

““Limited Secured Acquisition Debt” means (i) any Indebtedness, the proceeds of which are used to finance all or a portion of an acquisition or similar transaction if any lender’s Lien is solely limited to the assets acquired in such a transaction and (ii) any Indebtedness, the proceeds of which are used to finance all or a portion of the American Centrifuge Project or another next generation enrichment technology provided that any Lien securing such Indebtedness or any Obligations relating thereto are limited solely to such assets; provided that (x) except as to the proceeds of the Collateral securing such Limited Secured Acquisition Debt, the Limited Secured Acquisition Debt shall be subordinated in right of payment to the Notes or the Notes Guarantee, as applicable, pursuant to a subordination agreement no less favorable to the senior lender thereunder than the existing Note Subordination Agreement and (y) concurrently with the incurrence of such Limited Secured Acquisition Debt, the Notes shall have been granted a valid, perfected security interest on the Collateral securing such Limited Secured Acquisition Debt subject to the Limited Secured Acquisition Debt Intercreditor Agreement.”;

““Limited Secured Acquisition Debt Intercreditor Agreement” means that certain Limited Secured Acquisition Debt Intercreditor Agreement among the Trustee, Collateral Agent and one or more Representatives of holders of Limited Secured Acquisition Debt and acknowledged and agreed to by the Note Guarantor, substantially in the form attached hereto as Exhibit H entered into on or after the Issue Date, as amended, modified, restated, supplemented from time to time (with such modifications as may be appropriate to reflect the relative priorities set forth (or to be set forth) in the Junior Lien Intercreditor Agreement and the Limited Secured Acquisition Debt Intercreditor Agreement).”;

““New Notes” means the 8.25% Notes due 2027 of the Issuer.”;

““Pari Passu Lien Intercreditor Agreement” means that certain Pari Passu Lien Intercreditor Agreement among the Trustee, Collateral Agent, the collateral agent with respect to the Pari Passu Lien Obligations, and the authorized representative in respect of the Pari Passu Lien Obligations and acknowledged and agreed to by the Note Guarantor, substantially in the form attached hereto as Exhibit G, entered into on February 14, 2017, as amended, modified, restated, supplemented from time to time.”;

““Pari Passu Lien Obligations” means Obligations with respect to Indebtedness in connection with the New Notes that are secured by a Lien on the assets of the Note Guarantor; provided that in the event the guarantee in connection with the Notes terminates, (i) equal priority treatment of such Lien shall cease, (ii) all possessory Collateral in the possession of any Secured Party shall be promptly turned over to the collateral agent for the New Notes, (iii) the Collateral securing the guarantee of the Notes by the Note Guarantor shall no longer constitute shared Collateral, and (iv) the Secured Parties shall no longer have any rights or obligations under the Pari Passu Lien Intercreditor Agreement.”; and

““Representative” means the trustee, agent or representative (if any) for any Designated Senior Claims or Limited Secured Acquisition Debt; provided that (i) for purposes of holders of Claims contemplated by clause (iv) of the definition of “Designated Senior Claims,” the Note Guarantor shall act as the Representative of such holders; and (ii) in all other cases, if, and for so long as, such Designated Senior Claim or Limited Secured Acquisition Debt lacks such a Representative, then the Representative for such Designated Senior Claim or Limited Secured Acquisition Debt shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Designated Senior Claims or Limited Secured Acquisition Debt, as the case may be, or its or their designee.”

“Senior Lien Intercreditor Agreement” means that certain Lien Subordination and Intercreditor Agreement among the Trustee, Collateral Agent and one or more Representatives of holders of the “Finance Debt” referred to in Section 4.10(b)(9) of the indenture for the New Notes and acknowledged and agreed to by the issuer of such “Finance Debt”, substantially in the form attached hereto as Exhibit I, which shall entered into on or after the Issue Date when required to be entered into in connection with the New Notes under Section 4.10(b)(9) of the indenture for the New Notes, as amended, modified, restated, supplemented from time to time.

(6)       Section 1.01 of the Indenture shall be amended by deleting subclauses (2), (13), (18), (23), (24), and (25) of the definition of “Permitted Liens” and replacing them with the following:

“(2) security for (including deposits to secure) the performance of bids, tenders, trade, supplier or customer contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business (including any financial assurances under any contract entered into in connection therewith or to support purchases by a third party from or on behalf of the Issuer, the Note Guarantor, ACP or any other Subsidiary of the Issuer), or letters of credit or guarantees issued in respect thereof;”;

“(13) leases or subleases granted in the ordinary course of business not materially interfering with the conduct of the business of the Note Guarantor and rights of third parties to property of such parties advanced, leased or loaned, or of consignors to property consigned to, the Note Guarantor in the ordinary course of business;”;

“(18) Liens or retention of title in favor of vendors of goods or services securing the payment of all or part of the purchase price or other consideration so long as such Liens attach only to the purchased goods or the goods on which services are performed or resulting from such services, and are incurred in the ordinary course of business;” and

“(23) Liens in favor of customers, processors, suppliers or vendors on advances or deposits (including, but not limited to, of raw materials or inventory) provided by such customers, processors, suppliers or vendors to or on behalf of the Note Guarantor in the ordinary course of business or pursuant to the ramp-up, operation or wind-down of a business of the Note Guarantor, which liens secure the repayment of such advances or deposits;

(24)       Liens to secure escrow arrangements incurred in the ordinary course of business;

(25)       Liens on the assets of the Note Guarantor securing Pari Passu Lien Obligations; and

(26)       Liens not otherwise covered by clauses (1) through (25) above that secure Indebtedness or otherwise in an amount not to exceed $10 million.”.

SECTION 1.2 Amendments to Section 2.15 of the Indenture.

Section 2.15 of the Indenture shall be amended by adding the phrase “, including, without limitation, the Pari Passu Obligations,” after the phrase “(other than Issuer Senior Debt)”.

SECTION 1.3 Amendments to Section 4.10 of the Indenture.

(1)       Section 4.10(b) of the Indenture shall be amended by deleting subclause (3), (5), (8), (9) and (10) and replacing them with the following:

“(3) sales, grants or other transfer of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property (to the extent such items constitute Collateral) of the Note Guarantor to the extent that such licenses are granted in the ordinary course of business, do not prohibit the Note Guarantor from using the intellectual property licensed and do not require the Note Guarantor to pay any fees for any such use;”;

“(5) the lease, sublease or other transfer of any real or personal property (i) in support of the operations or development of the American Centrifuge Project or development of another next generation enrichment technology or (ii) in the ordinary course of business of the Note Guarantor;”; and

“(8) the exchange, loan, advance or other transfer of assets with, to or from the U.S. Department of Energy, customers and suppliers in the ordinary course of business of the Note Guarantor or in support of the operations or development of the American Centrifuge Project or another next generation enrichment technology;

(9) (A) the transfer of cash by the Note Guarantor to the Issuer or to its Subsidiaries (i) for general corporate purposes of the Issuer, (ii) to make any payments with respect to the Notes or the New Notes or any Obligations under this Indenture or the indenture for the New Notes, (iii) in support of the operations or development of the American Centrifuge Project or development of another next generation enrichment technology, or (iv) pursuant to and in accordance with any debt between the Note Guarantor and the Issuer or its Subsidiaries, (B) the making of cash payments in the ordinary course of business (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral that are not otherwise prohibited by the Indenture and the Security Documents, (C) the transfer of cash from or otherwise relating to a Designated Senior Claim, Issuer Senior Debt or Limited Secured Acquisition Debt or (D) the transfer of cash and cash equivalents for any other purpose not otherwise prohibited under this Indenture;

(10) the transfer of non-cash assets by the Note Guarantor to the Issuer or to its Subsidiaries that is determined by the Issuer in good faith to be beneficial to the operations or development of the American Centrifuge Project or another next generation enrichment technology; and

(11) the transfer or contribution of non-cash assets to a Joint Venture or partner for fair value as determined in good faith by the Board of Directors.”.

SECTION 1.4 Amendments to Section 5.01 of the Indenture.

Section 5.01(b) of the Indenture shall be amended by deleting the last sentence and replacing it with the following:

“This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Subsidiaries or any transfer of Collateral permitted under Section 4.10 hereof.”.

SECTION 1.5 Amendments to Article VII of the Indenture.

Article VII shall be amended so that each reference to “Security Documents” contained therein is deemed to be followed by a reference to the “Intercreditor Agreements.”

SECTION 1.6 Amendments to Section 10.01 of the Indenture.

Section 10.01 of the Indenture shall be amended by adding the phrase “and subject to the Intercreditor Agreements,” after the phrase “shall be secured as provided in the Security Documents”.

SECTION 1.7 Amendments to Section 10.02 of the Indenture.

Section 10.02 of the Indenture shall be amended by adding the phrase “or Intercreditor Agreement,” after the phrase “without the further consent of any Holder or the Trustee, any Security Document”.

SECTION 1.8 Amendments to Section 10.04 of the Indenture.

The parenthetical phrase in the last paragraph of Section 10.04(a) of the Indenture shall be amended as follows: “(other than a release of Collateral under Section 10.04(a)(2) or 10.04(a)(4), for which an Officer’s Certificate is not required)”.

SECTION 1.9 Amendments to Section 10.07 of the Indenture.

Section 10.07 of the Indenture shall be amended by adding the phrase “, the Intercreditor Agreements,” after the phrase “violation of the Security Documents”.

SECTION 1.10 Amendments to Section 10.10 of the Indenture.

Section 10.10 of the Indenture shall be deleted and replaced with the following:

“Section 10.10 Relative Rights; Intercreditor Agreements.

(a) The Issuer and the Note Guarantor each agree, and each Holder by accepting a Note agrees, that notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Secured Obligations or any Senior Priority Liens securing the Designated Senior Claims or any Liens securing Limited Secured Acquisition Debt, and notwithstanding any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, any such Liens, the security interest in the Collateral securing the Secured Obligations shall be junior in priority to all Liens securing any Designated Senior Claims and Limited Secured Acquisition Debt. The foregoing lien subordination is for the benefit of and enforceable by holders of Designated Senior Claims and Limited Secured Acquisition Debt. If requested by the holder of any Designated Senior Claim or Limited Secured Acquisition Debt or a representative of such a holder, the Trustee and the Collateral Agent each shall execute the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement. The applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement defines the relative rights of holders of the Subordinated Liens and the holders of the Senior Priority Liens and holders of the liens securing Limited Secured Acquisition Debt that will exist upon execution of the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, in the Notes or in any Security Documents, upon execution of the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement, any Subordinated Liens securing the Secured Obligations, and the exercise of any right or remedy with respect thereto, will be subject to the provisions of the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement. In the event of any conflict between the terms of, on the one hand, the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement and, on the other hand, any Note, this Indenture or any Security Document, upon execution of the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement the terms of the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement shall govern and control. Each Holder, by its acceptance of any Note, irrevocably agrees to be bound by the provisions of the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement and each Holder by its acceptance of any Note hereby directs, and the Trustee and Collateral Agent shall and are hereby authorized, to enter into the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement. Each Holder by its acceptance of the Notes agrees that it will be bound by, and will take no action contrary to, the provisions of the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement. The foregoing provisions are intended as an inducement to the present and future holders of the Designated Senior Claims and Limited Secured Acquisition Debt and such holders are intended third party beneficiaries of the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement. Each Note and each Security Document shall bear a conspicuous legend that the Liens securing the Secured Obligations under this Indenture, and rights and remedies related thereto, are subordinated pursuant to the terms of the applicable Junior Lien or Limited Secured Acquisition Debt Intercreditor Agreement, in each case in the manner set forth therein.

(b)       The Issuer and the Note Guarantor each agree, and each Holder by accepting a Note agrees, that notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Secured Obligations or any Liens securing the Pari Passu Lien Obligations, and notwithstanding any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, any such Liens, the security interest in the Collateral securing the Secured Obligations shall be pari passu in priority with all Liens securing any Pari Passu Lien Obligations. The foregoing is for the benefit of and enforceable by holders of Pari Passu Lien Obligations. The Trustee and the Collateral Agent each shall execute the Pari Passu Lien Intercreditor Agreement. The Pari Passu Lien Intercreditor Agreement defines the relative rights of holders of the Liens securing the Secured Obligations and the holders of the Liens securing the Pari Passu Lien Obligations. Notwithstanding anything to the contrary contained herein, in the Notes or in any Security Documents, upon execution of the Pari Passu Lien Intercreditor Agreement, any Liens securing the Secured Obligations, and the exercise of any right or remedy with respect thereto, will be subject to the provisions of the Pari Passu Lien Intercreditor Agreement. In the event of any conflict between the terms of, on the one hand, the Pari Passu Lien Intercreditor Agreement and, on the other hand, any Note, this Indenture or any Security Document, upon execution of the Pari Passu Lien Intercreditor Agreement, the terms of the Pari Passu Lien Intercreditor Agreement shall govern and control. Each Holder, by its acceptance of any Note, irrevocably agrees to be bound by the provisions of the Pari Passu Lien Intercreditor Agreement and each Holder by its acceptance of any Note hereby directs, and the Trustee and Collateral Agent shall and are hereby authorized, to enter into the Pari Passu Lien Intercreditor Agreement. Each Holder by its acceptance of the Notes agrees that it will be bound by, and will take no action contrary to, the provisions of the Pari Passu Lien Intercreditor Agreement. The foregoing provisions are intended as an inducement to the present and future holders of the Pari Passu Lien Obligations and such holders are intended third party beneficiaries of the Pari Passu Lien Intercreditor Agreement.

(c)       The Issuer and each issuer of “Finance Debt” as described in Section 4.10(b)(9) of the indenture for the New Notes (the “Acquired Subsidiary”) agrees, and each Holder by accepting a Note agrees, that notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Obligations of such Acquired Subsidiary under the guarantee of the Notes (the “Acquired Subsidiary Secured Obligations”) in the form attached hereto as Exhibit J (the “Acquired Subsidiary Guarantee”) or any Liens securing such “Finance Debt”, and notwithstanding any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, any such Liens, the security interest in the Collateral securing the Acquired Subsidiary Secured Obligations, pursuant to the pledge and security agreement in the form attached hereto as Exhibit K, shall be senior in priority with all Liens securing any such “Finance Debt”. For the avoidance of doubt, the Acquired Subsidiary Secured Obligations and the Liens on the Collateral securing the Acquired Subsidiary Secured Obligations are limited to the amount of certain cash transferred or cash payments made pursuant to Section 4.10(b)(9)(A)(B) and (D) of the indenture for the New Notes in exchange for the Equity Interests of the Acquired Subsidiary. The foregoing is for the benefit of and enforceable by each Holder of the Notes. The Trustee and the Collateral Agent each shall execute the Senior Lien Intercreditor Agreement. The Senior Lien Intercreditor Agreement defines the relative rights of holders of the Liens securing the Acquired Subsidiary Secured Obligations and the holders of the Liens securing the “Finance Debt”. Notwithstanding anything to the contrary contained herein, in the Notes or in any Security Documents, upon execution of the Senior Lien Intercreditor Agreement, any Liens securing the Acquired Subsidiary Secured Obligations, and the exercise of any right or remedy with respect thereto, will be subject to the provisions of the Senior Lien Intercreditor Agreement. In the event of any conflict between the terms of, on the one hand, the Senior Lien Intercreditor Agreement and, on the other hand, any Note, this Indenture or any Security Document, upon execution of the Senior Lien Intercreditor Agreement, the terms of the Senior Lien Intercreditor Agreement shall govern and control.

Each Holder, by its acceptance of any Note, irrevocably agrees to be bound by the provisions of the Senior Lien Intercreditor Agreement and each Holder by its acceptance of any Note hereby directs, and the Trustee and Collateral Agent shall and are hereby authorized, to enter into the Senior Lien Intercreditor Agreement, the guarantee provided by the Acquired Subsidiary and the related pledge and security agreement at the times such corresponding documents are executed and delivered in accordance with the provisions of the indenture for the New Notes. Each Holder by its acceptance of the Notes agrees that it will be bound by, and will take no action contrary to, the provisions of the Senior Lien Intercreditor Agreement. The foregoing provisions are intended as an inducement to the present and future Holders of the Notes and such Holders are intended third party beneficiaries of the Senior Lien Intercreditor Agreement.”.

SECTION 1.11 Amendments to Section 11.07 of the Indenture.

Section 11.07 of the Indenture shall be deleted and replaced with the following:

“Section 11.07 Release of the Note Guarantor

The Note Guarantor will be automatically and unconditionally released and discharged from all of its Obligations under its Guarantee of the Notes and this Indenture (i) in connection with a Legal Defeasance or Covenant Defeasance of this Indenture in accordance with Article 8 hereof or upon satisfaction and discharge of this Indenture in accordance with Article 12 hereof, or (ii) other than with respect to the Unconditional Interest Guarantee, upon the occurrence of a Termination Event.”.

SECTION 1.12 Amendments to Section 11.10 of the Indenture.

The last sentence in Section 11.10(a) of the Indenture shall be amended by replacing the Roman numeral “(v)” with (“iv”).

SECTION 1.13 Amendments to Section 11.14 of the Indenture.

Section 11.14 of the Indenture shall be amended by replacing the “Intercreditor Agreement” with “Intercreditor Agreements”.

SECTION 1.14 Amendments to Exhibit D of the Indenture.

Exhibit D of the Indenture shall be replaced in its entirety by Exhibit A hereto.

SECTION 1.15 Addition of Exhibits G, H, I, J and K to the Indenture.

Exhibit B hereto shall be added to the Indenture as Exhibit G. Exhibit C hereto shall be added to the Indenture as Exhibit H. Exhibit D hereto shall be added to the Indenture as Exhibit I. Exhibit E hereto shall be added to the Indenture as Exhibit J. Exhibit F hereto shall be added to the Indenture as Exhibit K.

Article Two -- MISCELLANEOUS PROVISIONS.

Section 2.1. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture.

Section 2.2. Relation to Indenture. This Supplemental Indenture is executed as an shall constitute an indenture supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes shall be bound hereby and thereby.

Section 2.3. Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respect confirmed and preserved.

Section 2.4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.5. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.6. Trustee Not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the adequacy, validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Note Guarantor.

Section 2.7. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.

CENTRUS ENERGY CORP.

By:

Name:

Title:

UNITED STATES ENRICHMENT CORPORATION

By:

Name:

Title:

DELAWARE TRUST COMPANY,

as Trustee

By:

Name:

Title:

Exhibit A

Exhibit B

Exhibit C

EXHIBIT D

FORM OF JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

EXHIBIT D TO INDENTURE

FORM OF

JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

Dated as of [ ], 20[ ]

among

[ ],

as the Initial Senior Lien Representative and Initial Senior Lien Collateral Agent

for the Initial Senior Lien Claimholders,

[Delaware Trust Company as Trustee],

as the Initial Junior Lien Representative,

[Delaware Trust Company],

as the Initial Junior Lien Collateral Agent

and

each additional Representative and Collateral Agent from time to time party hereto and acknowledged and agreed to by

United States Enrichment Corporation,

as the Company

JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT		1

RECITALS		1

Section 1.	Definitions	2
1.1	Defined Terms	2
1.2	Terms Generally	10

Section 2.	Payment Subordination and Payment Block	11
2.1	Subordination of Junior Lien Obligations to Senior Lien Obligations	11
2.2	Junior Lien Obligations Payment Restrictions	11
2.3	Junior Lien Obligations Standstill Provisions	12
2.4	Liquidation, Dissolution, Bankruptcy	12

Section 3.	Lien Priorities.	13
3.1	Relative Priorities	13
3.2	Prohibition on Contesting Liens; No Marshaling	13
3.3	No New Liens	14
3.4	Perfection of Liens	15
3.5	Nature of Senior Lien Obligations	15

Section 4.	Enforcement	15
4.1	Exercise of Remedies	15
4.2	Actions Upon Breach; Specific Performance	18
Section 5.	Payments	19
5.1	Application of Proceeds	19
5.2	Payments Over	19
5.3	Releases	20
5.4	Insurance	21
5.5	Amendments to Senior Lien Documents and Junior Lien Documents	21
5.6	Confirmation of Subordination in Junior Lien Collateral Documents	22
5.7	Gratuitous Bailee/Agent for Perfection; Rights of Initial Senior Collateral Agent and Initial Senior Lien Representative	23
5.8	When Discharge of Obligations Deemed to Not Have Occurred	24

Section 6.	Insolvency or Liquidation Proceedings	24
6.1	Finance and Sale Issues	24
6.2	Relief from the Automatic Stay	25
6.3	Adequate Protection	25
6.4	No Waiver	26
6.5	Avoidance Issues	27
6.6	Reorganization Securities	27
6.7	Post-Petition Interest	27
6.8	Waiver	27
6.9	Separate Grants of Security and Separate Classification	27
6.10	Effectiveness in Insolvency or Liquidation Proceedings	28

Section 7.	Reliance; Waivers	28
7.1	Reliance	28
7.2	No Warranties or Liability	28
7.3	No Waiver of Lien Priorities	29
7.4	Obligations Unconditional	30

Section 8.	Miscellaneous	31
8.1	Integration/Conflicts	31
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	31
8.3	Amendments; Waivers	31

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8.4	Information Concerning Financial Condition of the Company and its Subsidiaries	32
8.5	Subrogation	32
8.6	Application of Payments	32
8.7	Additional Senior Lien Claims and Additional Junior Debt	33
8.8	Agency Capacities	34
8.9	Submission to Jurisdiction; Certain Waivers	34
8.10	Waiver of Jury Trial	34
8.11	Notices	35
8.12	Further Assurances	35
8.13	Applicable Law	35
8.14	Binding on Successors and Assigns	35
8.15	Section Headings	35
8.16	Counterparts	35
8.17	Authorization	36
8.18	Third Party Beneficiaries/ Provisions Solely to Define Relative Rights	36
8.19	No Indirect Actions	36
8.20	Relationship with Senior Lien Intercreditor Agreement; No Duty of Senior Claimholders to Non-Parties	36

EXHIBITS

Exhibit A - Joinder Agreement (Additional Junior Lien Debt)

Exhibit B - Joinder Agreement (Additional Senior Lien Claims)

Exhibit C - Additional Debt Designation

Exhibit D - Supplemental Acknowledgment (Additional Grantor)

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JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

This JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [DATE], and entered into by and among [SENIOR LIEN REPRESENTATIVE] (“[                    ]”), as Senior Lien Representative for the [Initial Senior Lien Claimholders (as defined below)] (in such capacity and together with its successors from time to time in such capacity, the “Initial Senior Lien Representative”) and [administrative agent][collateral agent] for the Initial Senior Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Senior Lien Collateral Agent”), [DELAWARE TRUST COMPANY, as Trustee], a [Delaware] state chartered trust company duly organized and existing under the laws of the State of [Delaware], as Junior Lien Representative for the Initial Junior Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Junior Lien Representative”), [DELAWARE TRUST COMPANY], a [Delaware] state chartered trust company duly organized and existing under the laws of the State of [Delaware], as collateral agent for the Initial Junior Lien Claimholders (as defined below) (in such capacity and together with its successors from time to time in such capacity, the “Initial Junior Lien Collateral Agent”) and each additional Senior Lien Representative, Senior Lien Collateral Agent, Junior Lien Representative and Junior Lien Collateral Agent that from time to time becomes a party hereto pursuant to Section 8.7, and acknowledged and agreed to by United States Enrichment Corporation, a Delaware corporation (the “Company”) and any other party that delivers a supplemental acknowledgment hereof from time to time (“Additional Grantors”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below. Capitalized terms used and not otherwise defined herein have the meaning set forth in the Initial Junior Lien Indentures as in effect on the date hereof or as modified in accordance with the provision of this Agreement.

RECITALS

[describe initial senior lien agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Senior Lien Agreement”)];

The Company, Centrus, the Initial Junior Lien Representative and the Initial Junior Lien Collateral Agent have previously entered into the Indenture, dated as of September 30, 2014 and the Indenture, dated as of February 14, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, collectively, the “Initial Junior Lien Indentures”, and each, an “Initial Junior Lien Indenture”);

The obligations of the Company and the Additional Grantors under all Senior Lien Obligations may be secured by, among other things, one or more liens on Collateral (as hereinafter defined) which Liens securing the Senior Lien Obligations may be senior in priority to the Liens on the Collateral securing the Initial Junior Lien Indentures and the other Junior Lien Obligations in accordance with the terms hereof;

Certain holders of Designated Senior Claims (or their agent(s)) are or may become a party hereto as provided herein and any holder of Designated Senior Claims that does not become a party hereto is intended to be an express third party beneficiary hereof;

The Senior Lien Documents and the Junior Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Initial Senior Lien Representative (for itself and on behalf of each other Initial Senior Lien Claimholder), the Initial Senior Lien Collateral Agent (for itself and on behalf of each other Initial Senior Lien Claimholder), the Initial Junior Lien Representative (for itself and on behalf of each other Initial Junior Lien Claimholder), the Initial Junior Lien Collateral Agent (for itself and on behalf of each other Initial Junior Lien Claimholder), each additional Senior Lien Representative (for itself and on behalf of each other Additional Senior Lien Claimholder represented by it), each additional Senior Lien Collateral Agent (for itself and on behalf of each other Additional Senior Lien Claimholder represented by it), each additional Junior Lien Representative (for itself and on behalf of each other Additional Junior Lien Claimholder represented by it) and each additional Junior Lien Collateral Agent (for itself and on behalf

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of each other Additional Junior Lien Claimholder represented by it), intending to be legally bound, hereby agrees as follows:

Section 1.	Definitions.

1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meaning:

“Additional Collateral Agent” means any one or more Additional Senior Lien Collateral Agent and Additional Junior Lien Collateral Agent, as the context may require.

“Additional Grantor” has the meaning set forth in the introductory paragraph.

“Additional Junior Lien Claimholders” means, with respect to any Series of Additional Junior Lien Debt, the holders of such Indebtedness, the Junior Lien Representative with respect thereto, the Junior Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Junior Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company under any related Additional Junior Lien Documents and the holders of any other Additional Junior Lien Obligations secured by the Junior Lien Collateral Documents for such Series of Additional Junior Lien Debt.

“Additional Junior Lien Collateral Agent” has the meaning set forth in the definition of “Junior Lien Collateral Agent”.

“Additional Junior Lien Debt” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by the Company (other than the Initial Junior Lien Debt) which Refinances any Initial Junior Lien Debt and which Indebtedness and guarantees are secured by the Junior Lien Collateral (or a portion thereof) on a basis junior to the Senior Lien Obligations; provided, however, that with respect to any such Indebtedness incurred after the date hereof (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each of the Senior Lien Documents and Junior Lien Documents, (ii) unless already a party with respect to that Series of Additional Junior Lien Debt, each of the Junior Lien Representative and the Junior Lien Collateral Agent for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.7 hereof; and (iii) each of the other requirements of Section 8.7 shall have been complied with. The requirements of clause (i) shall be tested only as of (x) the date of execution of such Joinder Agreement by the applicable Additional Junior Lien Collateral Agent and Additional Junior Lien Representative if pursuant to a commitment entered into at the time of such Joinder Agreement, and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment or amendment.

“Additional Junior Lien Documents” means, with respect to any Series of Additional Junior Lien Debt, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Indebtedness, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Junior Lien Documents and the Junior Lien Collateral Documents securing such Series of Additional Junior Lien Debt.

“Additional Junior Lien Obligations” means, with respect to any Series of Additional Junior Lien Debt, (a) principal, interest (including without limitation any Post-Petition Interest), premium (if any), penalties, fees, expenses (including, without limitation, fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages, statutory claims and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Junior Lien Debt, (b) all other amounts payable to the related Additional Junior Lien Claimholders under the related Additional Junior Lien Documents (other than in respect of any Indebtedness not constituting Additional Junior Lien Debt) and (c) any renewals or extensions of the foregoing.

“Additional Junior Lien Representative” has the meaning set forth in the definition of “Junior Lien Representative”.

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“Additional Obligations” means the Additional Senior Lien Obligations and the Additional Junior Lien Obligations.

“Additional Representative” means any one or more Additional Senior Lien Representative and Additional Junior Lien Representative, as the context may require.

“Additional Senior Lien Claims” means any Designated Senior Claims incurred, issued or guaranteed by the Company (other than the Initial Senior Lien Obligations) which Designated Senior Claims are secured by the Senior Lien Collateral (or a portion thereof) on a basis senior to the Junior Lien Obligations. The Senior Lien Representative and Senior Lien Collateral Agent for any Series of Senior Lien Claims may, but is not obligated to, become a party hereto pursuant to Section 8.7 hereof.

“Additional Senior Lien Claimholders” means, with respect to any Series of Additional Senior Lien Claims, the holders of such Indebtedness, the Senior Lien Representative with respect thereto, the Senior Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Senior Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company under any related Additional Senior Lien Documents and the holders of any other Additional Senior Lien Obligations secured by the Senior Lien Collateral Documents for such Series of Additional Senior Lien Claims.

“Additional Senior Lien Collateral Agent” has the meaning set forth in the definition of “Senior Lien Collateral Agent”.

“Additional Senior Lien Documents” means, with respect to any Series of Additional Senior Lien Claims, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Additional Senior Lien Claims, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Senior Lien Documents and the Senior Lien Collateral Documents securing such Series of Additional Senior Lien Claims.

“Additional Senior Lien Obligations” means, with respect to any Series of Additional Senior Lien Claims, (a) all principal, interest (including any Post-Petition Interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages, statutory claims and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Senior Lien Claims, (b) all other amounts payable to the related Additional Senior Lien Claimholders under the related Additional Senior Lien Documents (other than in respect of any Indebtedness not constituting Additional Senior Lien Claims), (c) subject to Section 5.8 hereof, any Hedging Obligations and Bank Product Obligations secured under the Senior Lien Collateral Documents securing such Series of Additional Senior Lien Claims and (d) any renewals or extensions of the foregoing.

“Additional Senior Lien Representative” has the meaning set forth in the definition of “Senior Lien Representative”.

“Affiliate” means, with respect to a specified Person, (a) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Person specified or is a director or executive officer of the Person specified or (b) any other Person that directly or indirectly owns [10]% or more of any class of equity interests of the Person specified.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Company, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, overdrafts and interstate depository network services, cash management or automated clearing house transfers of funds services, credit cards for commercial customers, stored value cards or any related services, to any Person permitted to be a secured party in respect of such obligations under the applicable Senior Lien Documents.

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“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Centrus” means Centrus Energy Corp., a Delaware corporation.

“Claimholders” means any one or more of the Senior Lien Claimholders and the Junior Lien Claimholders, as the context may require.

“Collateral” means, at any time, all of the assets and property of the Company and any Additional Grantor, whether real, personal or mixed, in which the holders of Senior Lien Obligations under at least one Series of Senior Lien Obligations and the holders of Junior Lien Obligations under at least one Series of Junior Lien Obligations (or their respective Collateral Agents or Representatives) hold, purport to hold or are required to hold, a security interest at such time (or, in the case of the Senior Lien Obligations, are deemed pursuant to Section 3.3 to hold a security interest), including any property subject to Liens granted pursuant to Section 6 to secure both Senior Lien Obligations and Junior Lien Obligations.

“Collateral Agent” means any Senior Lien Collateral Agent and/or any Junior Lien Collateral Agent, as the context may require.

“Collateral Documents” means the Senior Lien Collateral Documents, the Junior Lien Collateral Documents, and any other security documents in which certain security interests have been granted therein by the Company or any Additional Grantor.

“Collateral Enforcement Action” means any action to:

(a)     foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral or Restricted Assets, or otherwise exercise or enforce remedial rights with respect to Collateral or Restricted Assets under the Senior Lien Documents or the Junior Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b)     solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral or Restricted Assets, conduct the liquidation or disposition of Collateral or Restricted Assets or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral or Restricted Assets;

(c)     receive a transfer of Collateral or Restricted Assets in satisfaction of Indebtedness or any other Obligation secured thereby;

(d)     otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Senior Lien Documents or Junior Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral or Restricted Assets); or

(e)     the Disposition of Collateral or Restricted Assets by the Company after the occurrence and during the continuation of an event of default under any of the Senior Lien Documents or the Junior Lien

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Documents with the consent of the applicable Senior Lien Collateral Agent (or Senior Lien Claimholders) or Junior Lien Collateral Agent (or Junior Lien Claimholders).

“Company” has the meaning set forth in the Preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling” and “Controlled” have meanings correlative thereto.

“Designated Senior Claims” has the meaning set forth in the Initial Junior Lien Indentures as of the date hereof but shall also include any Refinancing thereof.

“Designated Senior Lien Collateral Agent” means (i) if at any time there is only one Series of Senior Lien Obligations with respect to which the Discharge of Senior Lien Obligations has not occurred, the Senior Lien Collateral Agent for the Senior Lien Claimholders in such Series and (ii) at any time when clause (i) does not apply, the “Applicable Collateral Agent” (as defined in the Senior Lien Intercreditor Agreement) at such time or, in the case of this clause (ii) if there is no Senior Lien Intercreditor Agreement in effect, the representative or, if none, the holder of the largest amount of Designated Senior Claims shall be the Designated Senior Lien Collateral Agent hereunder.

“Designated Senior Lien Representative” means (i) if at any time there is only one Series of Senior Lien Obligations with respect to which the Discharge of Senior Lien Obligations has not occurred, the Senior Lien Representative for the Senior Lien Claimholders in such Series and (ii) at any time when clause (i) does not apply, the “Applicable Representative” (as defined in the Senior Lien Intercreditor Agreement) at such time or, in the case of this clause (ii) if there is no Senior Lien Intercreditor Agreement in effect, the representative or, if none, the holder of the largest amount of Designated Senior Claims shall be the Designated Senior Lien Representative hereunder.

“Designation” means a designation of Additional Senior Lien Claims or Additional Junior Lien Debt in substantially the form of Exhibit C attached hereto.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge” means, except to the extent otherwise provided in Section 5.8, with respect to any Series of Senior Lien Obligations or Series of Junior Lien Obligations, that such Series of Senior Lien Obligations or Series of Junior Lien Obligations, as the case may be, are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of the applicable Senior Lien Documents or Junior Lien Documents. The term “Discharged” shall have a corresponding meaning.

“Discharge of Initial Senior Lien Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of all Initial Senior Lien Obligations has occurred.

“Discharge of Junior Lien Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of each Series of Junior Lien Obligations has occurred.

“Discharge of Senior Lien Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of Initial Senior Lien Obligations and the Discharge of each additional Series of Senior Lien Obligations has occurred.

“Disposition” has the meaning set forth in Section 5.3(b).

“Distribution” means, with respect to any Indebtedness, obligation, or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such Indebtedness, obligation, or security, (b) any redemption, purchase or other acquisition of such Indebtedness, obligation, or security by any Person, or (c) the granting of any lien or security interest to or for the benefit of the holders of such Indebtedness, obligation, or security in or upon any property of any Person.

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“Enforcement Action” means:

(a)     to take from or for the account of the Company, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such other guarantor with respect to the Junior Lien Obligations in violation of the payment block provisions of Section 2.2 hereof;

(b)     to sue for payment of, or to initiate or participate with others in any suit, action or proceeding including, but not limited to, any Insolvency or Liquidation Proceeding, against the Company to (i) enforce payment of or to collect the whole or any part of the Junior Lien Obligations or (ii) commence judicial enforcement of any of the rights and remedies under the Junior Lien Documents or applicable law with respect to the Junior Lien Obligations;

(c)     to accelerate the Junior Lien Obligations; or

(d)     to exercise any put option or to cause the Company to honor any redemption or mandatory prepayment obligation under any Junior Lien Document.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Hedge Agreement” means a Swap Contract entered into by the Company with a counterparty as permitted under the Senior Lien Documents or the Junior Lien Documents, as the case may be.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreement.

“Indebtedness” means and includes all indebtedness for borrowed money; for the avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit, Hedging Obligations or Bank Product Obligations.

“Initial Junior Lien Claimholders” means the holders of any Initial Junior Lien Obligations, the Initial Junior Lien Collateral Agent and the Initial Junior Lien Representative.

“Initial Junior Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Junior Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Initial Junior Lien Documents.

“Initial Junior Lien Documents” means those certain Initial Junior Lien Indentures, the “Notes” (as defined in the Initial Junior Lien Indentures), the Initial Junior Lien Security Agreements, any other Initial Junior Lien Security Documents and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Junior Lien Obligations.

“Initial Junior Lien Indentures” has the meaning set forth in the Recitals.

“Initial Junior Lien Obligations” means the “Obligations” and “Secured Obligations” (as defined in the Initial Junior Lien Documents) under the Initial Junior Lien Documents.

“Initial Junior Lien Security Agreements” means the Pledge and Security Agreement, by and among the Initial Junior Lien Collateral Agent and the Company, dated as of September 30, 2014, and the Pledge and Security Agreement, by and among the Initial Junior Lien Collateral Agent and the Company, dated as of [●], 2016.

“Initial Junior Lien Security Documents” means the Initial Junior Lien Indentures, the Initial Junior Lien Security Agreements and the other “Security Documents” as defined in the Initial Junior Lien Indentures and any

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other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Junior Lien Obligations.

“Initial Junior Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“Initial Senior Lien Agreement” has the meaning set forth in the Recitals.

“Initial Senior Lien Claimholders” means the “Secured Parties” as defined in the Initial Senior Lien Agreement.

“Initial Senior Lien Claims” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Initial Senior Lien Documents.

“Initial Senior Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Senior Lien Documents” means the Initial Senior Lien Agreement and the other “Loan Documents” as defined in the Initial Senior Lien Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Senior Lien Obligations.

“Initial Senior Lien Obligations” means the “Secured Obligations” as defined in the Initial Senior Lien Agreement.

“Initial Senior Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(a)     any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company;

(b)     any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or with respect to a material portion of its assets;

(c)     any liquidation, dissolution, reorganization or winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)     any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A or Exhibit B hereto, as applicable, required to be delivered by a Representative and a Collateral Agent to each other then-existing Representative and Collateral Agent pursuant to Section 8.7 hereof in order to include Additional Senior Lien Claims or Additional Junior Lien Debt hereunder and to become the Representative or Collateral Agent, as the case may be, hereunder in respect thereof for the applicable Additional Senior Lien Claimholders or applicable Additional Junior Lien Claimholders, as the case may be, under such Additional Senior Lien Claims or Additional Junior Lien Debt.

“Junior Lien Adequate Protection Payments” has the meaning set forth in Section 6.3(b).

“Junior Lien Claimholders” means the Initial Junior Lien Claimholders and any Additional Junior Lien Claimholders.

“Junior Lien Collateral” means any “Collateral” as defined in any Junior Lien Documents or any other assets of the Company with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to any Junior Lien Document as security for any Junior Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Junior Lien Claimholder.

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“Junior Lien Collateral Agent” means (i) in the case of any Initial Junior Lien Obligations or the Initial Junior Lien Claimholders, the Initial Junior Lien Collateral Agent and (ii) in the case of any Additional Junior Lien Obligations and the Additional Junior Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Junior Lien Obligations and that is named as the Junior Lien Collateral Agent in respect of such Additional Junior Lien Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Junior Lien Collateral Agent”).

“Junior Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable Junior Lien Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Junior Lien Obligations or pursuant to which any such Lien is perfected.

“Junior Lien Debt” means the Initial Junior Lien Debt and any Additional Junior Lien Debt.

“Junior Lien Declined Lien” has the meaning set forth in Section 3.3.

“Junior Lien Documents” means the Initial Junior Lien Documents and any Additional Junior Lien Documents.

“Junior Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by the Company is granted to secure any Junior Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Junior Lien Obligations” means the Initial Junior Lien Obligations and any Additional Junior Lien Obligations.

“Junior Lien Representative” means (i) in the case of the Initial Junior Lien Obligations or the Initial Junior Lien Claimholders, the Initial Junior Lien Representative and (ii) in the case of any Additional Junior Lien Obligations and the Additional Junior Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the Junior Lien Representative in respect of such Additional Junior Lien Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Junior Lien Representative”).

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind, (any conditional sale or other title retention agreement, and any lease in the nature thereof) and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and any right of set-off or recoupment.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Note Subordination Agreements” means those certain Note Subordination Agreements executed pursuant to Section 2.27 of the Initial Junior Lien Indentures.

“Payment Blockage Notice” has the meaning set forth in Section 2.2(a).

“Obligations” means all obligations of every nature of the Company from time to time owed to any agent or trustee, the Senior Lien Claimholders, the Junior Lien Claimholders or any of them or their respective Affiliates under the Senior Lien Documents, the Junior Lien Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Swap Contracts, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Pay-Over Amount” has the meaning set forth in Section 6.3(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

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“Pledged Collateral” has the meaning set forth in Section 5.7.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Senior Lien Documents or the Junior Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than, or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Representative” means any Senior Lien Representative and/or any Junior Lien Representative, as the context may require.

“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of the Company.

“Restricted Assets” means all licenses, permits, franchises, approvals or other authorizations from any Governmental Authority from time to time granted to or otherwise held by the Company to the extent the same constitute “Excluded Assets” under (and as defined in) the Senior Lien Documents or the Junior Lien Documents or are similarly carved out from the granting clause or the collateral thereunder.

“Sale Proceeds” means (i) the net proceeds from the sale of the Company as a going concern or from the sale of the Restricted Assets as a going concern, or (ii) any other economic value (whether in the form of cash or otherwise) received or distributed that is associated with the Restricted Assets.

“Senior Lien Claimholders” means the Initial Senior Lien Claimholders and any Additional Senior Lien Claimholders.

“Senior Lien Claims” means the Initial Senior Lien Claims and any Additional Senior Lien Claims.

“Senior Lien Collateral” means any “Collateral” as defined in any Senior Lien Documents or any other assets of the Company with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a Senior Lien Documents as security for any Senior Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Senior Lien Claimholder.

“Senior Lien Collateral Agent” means (i) in the case of any Initial Senior Lien Obligations or the Initial Senior Lien Claimholders, the Initial Senior Lien Collateral Agent and (ii) in the case of any Additional Senior Lien Obligations and the Additional Senior Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Senior Lien Obligations and that is named as the Senior Lien Collateral Agent in respect of such Additional Senior Lien Obligations in the applicable Joinder Agreement if such Person becomes a party to this Agreement or, if not, as named in the applicable Senior Lien Documents (each, in the case of this clause (ii) together with its successors and assigns in such capacity, an “Additional Senior Lien Collateral Agent”). In the case of any Senior Lien Obligations that are not represented by an agent, all references herein to Senior Lien Collateral Agent or Additional Senior Lien Collateral Agent shall refer to the holder of such Senior Lien Obligations.

“Senior Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable Senior Lien Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Senior Lien Obligations or pursuant to which any such Lien is perfected.

“Senior Lien Documents” means the Initial Senior Lien Documents and any Additional Senior Lien Documents.

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“Senior Lien Obligations” means the Initial Senior Lien Obligations and any Additional Senior Lien Obligations.

“Senior Lien Intercreditor Agreement” means an agreement among each Senior Lien Representative and each Senior Lien Collateral Agent allocating rights among the various Series of Senior Lien Obligations.

“Senior Lien Representative” means (i) in the case of any Initial Senior Lien Obligations or the Initial Senior Lien Claimholders, the Initial Senior Lien Representative and (ii) in the case of any Additional Senior Lien Obligations and the Additional Senior Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the Senior Lien Representative in respect of such Additional Senior Lien Obligations in the applicable Joinder Agreement if such Person becomes a party to this Agreement or, if not, as named in the applicable Senior Lien Documents (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Senior Lien Representative”). In the case of any Senior Lien Obligations that are not represented by an agent, all references herein to Senior Lien Representative or Additional Senior Lien Representative shall refer to the holder of such Senior Lien Obligations.

“Series” means, (x) with respect to Junior Lien Debt or Junior Lien Obligations, all Junior Lien Debt or Junior Lien Obligations, as applicable, represented by the same Representative acting in the same capacity and (y) with respect to Senior Lien Claims or Senior Lien Obligations, each of the following shall constitute a separate Series: all Senior Lien Claims or Senior Lien Obligations against the Note Guarantor (i) under the Credit Facilities up to $50 million with a maximum net borrowing of $40 million after taking into account any minimum cash balance, (ii) under the Inventory Revolver, (iii) held by or for the benefit of the PBGC pursuant to any settlement (including any required funding of pension plans), and (iv) under surety bonds or similar obligations held by the United States government pursuant to regulatory requirements, represented by the same Representative acting in the same capacity.

“Short Fall” has the meaning set forth in Section 6.3(b).

“Standstill Period” has the meaning set forth in Section 4.1(a)(1).

“Subsidiary” means, with respect to any Person, of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Supplemental Acknowledgment” has the meaning set forth in Section 8.3(a).

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding

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masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)     any definition of or reference herein to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b)     any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c)     the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)     all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)     the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.	Payment Subordination and Payment Block.

2.1    Subordination of Junior Lien Obligations to Senior Lien Obligations. The Company covenants and agrees, and the Junior Lien Claimholders likewise covenant and agree, notwithstanding anything to the contrary contained in any of the Junior Lien Documents, that the payment of any and all of the Junior Lien Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of all Senior Lien Obligations. Each holder of Senior Lien Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Lien Obligations in reliance upon the provisions contained in this Agreement.

2.2    Junior Lien Obligations Payment Restrictions.

(a)     Notwithstanding the terms of the Junior Lien Documents, the Company hereby agrees that it may not make to the Junior Lien Representative or any other Junior Lien Claimholder, and the Junior Lien Collateral Agent on behalf of itself and each Junior Lien Claimholders hereby agrees that it will not accept, any payment or distribution in respect of Junior Lien Obligations with respect to the Company’s guarantee of the Junior Lien Obligations and the Company may not acquire from the Junior Lien Representative or any other Junior Lien Claimholder any Notes (as defined in the Initial Junior Lien Indentures) for cash or property until all principal and other Obligations with respect to the Senior Lien Obligations have been paid in full, in each case, if (1) a payment default on Senior Lien Obligations has occurred and is continuing or (2) any other default has occurred and is continuing on any Senior Lien Obligations that permits holders of such Senior Lien Obligations to accelerate its maturity, or otherwise demand its payment, and the Junior Lien Representative receives a notice of such default (a “Payment Blockage Notice”) from the Company, any Senior Lien Representative or any other holder of Designated Senior Claims. For purposes of this Section 2.2, the existence of an Outstanding Government Claim (as defined in the Junior Lien Documents on the date hereof) shall constitute a payment default with respect to any Claims within the meaning of clause (iv) of the definition of Designated Senior Claims.

(b)     The Company may and will resume payments or any distributions in respect of the Company’s guarantee of the Junior Lien Obligations and may acquire the Junior Lien Obligations upon the earlier of:

(1)     in the case of a payment default on the Senior Lien Obligations, upon the date upon which such default is cured or waived, and

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(2)     in the case of a nonpayment default on the Senior Lien Obligations, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless, in the case of this clause (2), the maturity of any Senior Lien Obligations has been accelerated or demand for payment of such Senior Lien Obligations made, and such acceleration or demand for payment has not been waived, satisfied or cancelled;

if the Initial Junior Lien Indentures or other applicable Junior Lien Documents otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

2.3    Junior Lien Obligations Standstill Provisions.

The Junior Lien Representative shall not, without the prior written consent of the Designated Senior Lien Representative, take any Enforcement Action with respect to the Junior Lien Obligations (for the avoidance of doubt, Collateral Enforcement Actions shall be governed by Section 3.1, below and not this Section 2.3), until the earliest to occur of the following:

(a)     acceleration of the Senior Lien Obligations (provided, however, that if, following any such acceleration of the Senior Lien Obligations, such acceleration in respect of the Senior Lien Obligations is rescinded, then all Enforcement Actions taken by any Junior Lien Claimholders shall likewise be rescinded if the Junior Lien Claimholders would not otherwise have any right under the last paragraph of this Section 2.3 to take any Enforcement Action);

(b)     an Insolvency or Liquidation Proceeding with respect to the Company shall have been commenced (provided, however, that if such Insolvency or Liquidation Proceeding is dismissed, the corresponding prohibition against the Junior Lien Claimholders taking any Enforcement Action shall automatically be reinstated as of the date of dismissal as if such Insolvency or Liquidation Proceeding had not been initiated, unless the Junior Lien Claimholder shall have the right to take any Enforcement Action under the last paragraph of this Section 2.3); or

(c)     the stated final maturity of the Junior Lien Obligations.

Any Distributions on account of a Junior Lien Obligation or other proceeds of any Enforcement Action obtained by any Junior Lien Claimholders shall in any event be held in trust by it for the benefit of the Senior Lien Obligations and promptly be paid or delivered to the Designated Senior Lien Collateral Agent in the form received until all Senior Lien Obligations are paid in full.

Anything contained in this Agreement to the contrary notwithstanding, no provision herein shall prevent any Junior Lien Claimholders from (i) filing lawsuits to prevent the expiration of any applicable statute of limitations or other similar restrictions on claims, or (ii) seeking specific performance or other injunctive relief to compel the Company to comply with a non-payment obligation under the Junior Lien Documents.

2.4    Liquidation, Dissolution, Bankruptcy.

In the event of any Insolvency or Liquidation Proceeding that is continuing involving the Company:

This Agreement shall remain in full force and effect and enforceable pursuant to its terms, and all references herein to the Company shall be deemed to apply to the Company as debtor-in-possession and to any Person claiming through or on their behalf, including a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent for the estate of the Company, or otherwise.

All Senior Lien Obligations shall first be paid in full before any Distribution, whether in cash, securities or other property, shall be made to any Junior Lien Claimholder (or any Person claiming through or on behalf of any Junior Lien Claimholder, including a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent, or otherwise) on account of any Junior Lien Obligations.

Any Distribution, whether in cash, securities or other property, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Junior Lien Obligations shall be paid or delivered directly to the

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Designated Senior Lien Collateral Agent until all Senior Lien Obligations are paid in full. Each Junior Lien Claimholder by its acceptance of the Junior Lien Documents irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions in respect of the Junior Lien Obligations to the Designated Senior Collateral Agent. Each Junior Lien Claimholder by its acceptance of the Junior Lien Documents also irrevocably authorizes and empowers the Designated Senior Lien Collateral Agent, in the name of such Junior Lien Claimholder, to demand, sue for, collect and receive any and all such Distributions. Neither any Senior Lien Collateral Agent nor any Senior Lien Claimholder shall have any liability to any Junior Lien Claimholder in connection with any action taken pursuant to this paragraph.

Each Junior Lien Claimholder by its acceptance of the Junior Lien Documents agrees not to initiate, prosecute, support or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Lien Obligations or any liens and security interests securing the Senior Lien Obligations.

Each Junior Lien Claimholder may execute, verify, deliver and file any proofs of claim in respect of the Junior Lien Obligations.

Section 3.	Lien Priorities.

3.1    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the Senior Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Senior Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby agrees that:

(a)     any Lien on the Collateral securing any Senior Lien Obligations now or hereafter held by or on behalf of any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Junior Lien Obligations; and

(b)     any Lien on the Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of any Junior Lien Representative, any Junior Lien Collateral Agent, any Junior Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Lien Obligations. All Liens on the Collateral securing any Senior Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes, whether or not such Liens securing any Senior Lien Obligations are subordinated to any Lien securing any other obligation of the Company or any other Person.

3.2    Prohibition on Contesting Liens; No Marshaling. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, and each Senior Lien Representative and each Senior Lien Collateral Agent, for itself and on behalf of each other Senior Lien Claimholder represented by it, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the Senior Lien Claimholders in the Senior Lien Collateral or by or on behalf of any of the Junior Lien Claimholders in the Junior Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder to enforce this Agreement, including the provisions of

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this Agreement relating to the priority of the Liens securing the Senior Lien Obligations as provided in Sections 3.1 and 4.1. Until the Discharge of Senior Lien Obligations, no Junior Lien Representative, Junior Lien Collateral Agent or Junior Lien Claimholder will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

3.3    No New Liens. So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the parties hereto agree that the Company shall not:

(a)     grant or permit any additional Liens on any asset or property to secure any Junior Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure one or more Series of Senior Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 3.1 hereof; or

(b)     grant or permit any additional Liens on any asset or property to secure any Senior Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the Junior Lien Obligations; provided that this provision will not be violated with respect to any particular Series of Junior Lien Obligations if the applicable Junior Lien Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and such Junior Lien Collateral Agent states in writing that the Junior Lien Documents in respect thereof prohibit such Junior Lien Collateral Agent from accepting a Lien on such asset or property or the applicable Junior Lien Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien with respect to a particular Series of Junior Lien Obligations, a “Junior Lien Declined Lien”).

If any Junior Lien Representative, any Junior Lien Collateral Agent or any Junior Lien Claimholder shall hold any Lien on any assets or property of the Company securing any Junior Lien Obligations that are not also subject to one or more first-priority Liens securing Senior Lien Obligations under the Senior Lien Collateral Documents, such Junior Lien Representative, Junior Lien Collateral Agent or Junior Lien Claimholder shall notify the Designated Senior Lien Representative promptly upon having actual knowledge thereof and, unless the Company shall promptly grant a similar Lien on such assets or property to each Senior Lien Collateral Agent as security for the Senior Lien Obligations represented by it, such Junior Lien Representative, Junior Lien Collateral Agent and Junior Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of each Senior Lien Representative, Senior Lien Collateral Agent and the other Senior Lien Claimholders, other than any Senior Lien Claimholders whose Senior Lien Documents prohibit them from taking such Liens, as security for the Senior Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any one or more Senior Lien Representative, Senior Lien Collateral Agent and the Senior Lien Claimholders, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of each Junior Lien Claimholder represented by it, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3.3 shall be subject to Section 5.2.

Except as provided in the next paragraph, if any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder shall hold any Lien on any assets or property of the Company securing any Senior Lien Obligations that are not also subject to one or more Liens securing Junior Lien Obligations under the Junior Lien Collateral Documents, such Senior Lien Representative, Senior Lien Collateral Agent or Senior Lien Claimholder shall notify each Junior Lien Representative promptly upon having actual knowledge thereof and, unless the Company shall promptly grant a similar Lien, other than any such Lien that would constitute a Junior Lien Declined Lien, on such assets or property to each Junior Lien Collateral Agent as security for the Junior Lien Obligations represented by it, such Senior Lien Representative, Senior Lien Collateral Agent and Senior Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of each Junior Lien Representative, Junior Lien Collateral Agent and the other Junior Lien Claimholders (subject to the priorities set forth herein), other than any Junior Lien Claimholders whose Junior Lien Documents prohibit them from taking such Liens, as security for the Junior Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any one or more Junior Lien Representative, Junior Lien Collateral Agent and the Junior Lien Claimholders, each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of each Senior Lien Claimholder represented by it, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3.3 shall be subject to Section 5.2.

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Notwithstanding anything in this Agreement to the contrary, prior to the Discharge of Senior Lien Obligations, cash and cash equivalents may be pledged to secure Senior Lien Obligations consisting of reimbursement obligations in respect of letters of credit issued pursuant to the Senior Lien Documents without granting a Lien thereon to secure any other Senior Lien Obligations or any other Junior Lien Obligations.

3.4    Perfection of Liens. Except for the arrangements contemplated by Section 5.7, none of the Senior Lien Representatives, Senior Lien Collateral Agents or the Senior Lien Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Junior Lien Representatives, the Junior Lien Collateral Agents or the Junior Lien Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lien Claimholders on the one hand and the Junior Lien Claimholders on the other hand and such provisions shall not impose on the Senior Lien Representatives, Senior Lien Collateral Agents, the Senior Lien Claimholders, the Junior Lien Representatives, the Junior Lien Collateral Agents, the Junior Lien Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

3.5    Nature of Senior Lien Obligations. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges that a portion of the Senior Lien Obligations represents, or may in the future represent, debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Senior Lien Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Senior Lien Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Junior Lien Claimholders and without affecting the provisions hereof. The lien priorities provided in Section 3.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Lien Obligations or the Junior Lien Obligations, or any portion thereof. In addition, as among the Senior Claimholders, their respective rights and obligations shall be governed by the Senior Lien Intercreditor Agreement which among other things may provide for various levels of Lien priority and/or payment priority as among the Senior Claimholders without affecting the provisions hereof.

Section 4.	Enforcement.

4.1    Exercise of Remedies.

(a)     Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders:

(1)     will not commence or maintain, or seek to commence or maintain, any Collateral Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that any one or more of the Junior Lien Representative and the Junior Lien Collateral Agent may, in accordance with any relevant Junior Lien Security Document, but is not required to, commence a Collateral Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of (i) the date on which a Junior Lien Representative declared the existence of any Event of Default under (and as defined in) any Junior Lien Documents and demanded the repayment of all the principal amount of any Junior Lien Obligations thereunder; and (ii) the date on which the Senior Lien Representatives received notice from such Junior Lien Representative of such declarations of such Event of Default and demand for payment (the “Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall any Junior Lien Representative, any Junior Lien Collateral Agent or any Junior Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, any Senior Lien Representative, any Senior Lien Collateral Agent or any applicable Senior Lien Claimholder(s) shall have commenced and is pursuing a Collateral Enforcement Action or other exercise of its or their rights or remedies in each case with respect to all or any material portion of

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the Collateral (prompt written notice of such exercise to be given to the Junior Lien Representative);

(2)     will not contest, protest or object to (i) any foreclosure proceeding or action brought by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder or (ii) any other exercise by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder of any rights and remedies relating to the Collateral under the Senior Lien Documents or otherwise (including any Collateral Enforcement Action initiated by or supported by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder); and

(3)     subject to their rights under clause (a)(1) above will not object to the forbearance by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by any Senior Lien Representative in excess of those necessary to achieve a Discharge of Senior Lien Obligations are distributed in accordance with Section 5.1 hereof and applicable law.

(b)     Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, subject to Section 4.1(a)(1), the Senior Lien Representatives, the Senior Lien Collateral Agents and the Senior Lien Claimholders shall have the exclusive right to (i) commence and maintain a Collateral Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt, except that Junior Lien Representatives shall have the credit bid rights set forth in Section 4.1(c)(6)), and (ii) subject to Section 5.3, make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder; provided that, in each case, any proceeds received by any Senior Lien Representative in excess of those necessary to achieve a Discharge of Senior Lien Obligations are distributed in accordance with Section 5.1 hereof and applicable law. In commencing or maintaining any Collateral Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the Senior Lien Representatives, Senior Lien Collateral Agents and the Senior Lien Claimholders may enforce the provisions of the Senior Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Junior Lien Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and under Bankruptcy Law of any applicable jurisdiction.

(c)     Notwithstanding the foregoing, any Junior Lien Representative, any Junior Lien Collateral Agent, in accordance with any relevant Junior Lien Security Document, and any other Junior Lien Claimholder may:

(1)     file a claim or statement of interest with respect to the Junior Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company;

(2)     take any action not adverse to the priority status of the Liens on the Collateral securing the Senior Lien Obligations, or the rights of any Senior Lien Representative, any Senior Lien Collateral Agent or the Senior Lien Claimholders to exercise remedies in respect thereof, in order to create, perfect, preserve or protect its Lien on the Collateral;

(3)     file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise

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seeking the disallowance of the claims of the Junior Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)     vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Junior Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, may be inconsistent with the provisions of this Agreement;

(5)     exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 4.1(a)(1); and

(6)     bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Junior Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Senior Lien Obligations.

Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of Senior Lien Obligations has occurred, except in connection with any foreclosure that is expressly permitted by Section 4.1(a)(1) to pursue after the expiration of the Standstill Period to the extent such Junior Lien Representative or such Junior Lien Collateral Agent and Junior Lien Claimholders represented by it are permitted to retain the proceeds thereof in accordance with Section 5.2 of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lien Obligations has occurred, except as expressly provided in Sections 4.1(a), 6.3(b) and this Section 4.1(c), the sole right of the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Junior Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lien Obligations has occurred.

(d)     Subject to Sections 4.1(a) and (c) and Section 6.3(b):

(1)     each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that such Junior Lien Representative or such Junior Lien Collateral Agent and such Junior Lien Claimholders represented by it will not take any action that would hinder any exercise of remedies under the Senior Lien Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2)     each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby waives any and all rights such Junior Lien Representative or such Junior Lien Collateral Agent and such Junior Lien Claimholders represented by it may have as a junior lien creditor or otherwise to object to the manner in which any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder seeks to enforce or collect the Senior Lien Obligations or Liens securing the Senior Lien Obligations granted in any of the Senior Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder is adverse to the interest of any Junior Lien Claimholder; and

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(3)     each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Lien Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder with respect to the Collateral as set forth in this Agreement and the Senior Lien Documents.

(e)     Except as specifically set forth in this Agreement, Article II of the Initial Junior Lien Indentures and the Note Subordination Agreements, the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company that has guaranteed or granted Liens to secure the Junior Lien Obligations in accordance with the terms of the Junior Lien Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to the Company); provided that in the event that any Junior Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Lien Obligations) in the same manner as the other Liens securing the Junior Lien Obligations are subject to this Agreement.

(f)      Except as specifically set forth in Sections 4.1(a) and (d), and without limiting Article II of the Initial Junior Lien Indentures or the Note Subordination Agreements, nothing in this Agreement shall prohibit the receipt by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of the Junior Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or as a result of any other violation by any Junior Lien Claimholder of the express terms of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any Senior Lien Representative, any Senior Lien Collateral Agent or other Senior Lien Claimholder may have with respect to the Senior Lien Collateral.

4.2    Actions Upon Breach; Specific Performance. If any Junior Lien Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebutable presumption and admission by such Junior Lien Claimholder that relief against such Junior Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Lien Claimholders, it being understood and agreed by each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of each Junior Lien Claimholder represented by it, that (i) the Senior Lien Claimholders’ damages from actions of any Junior Lien Claimholder may at that time be difficult to ascertain and may be irreparable and (ii) each Junior Lien Claimholder waives any defense that either or both the Company and the Senior Lien Claimholders cannot demonstrate either or both damage and be made whole by the awarding of damages. Each of the Senior Lien Representatives and Senior Lien Collateral Agents may demand specific performance of this Agreement. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder. No provision of this Agreement shall constitute or be deemed to constitute a waiver by any Senior Lien Representative or any Senior Lien Collateral Agent on behalf of itself and each other Senior Lien Claimholder represented by it, of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

Section 5.	Payments.

5.1    Application of Proceeds. So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any

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Collateral or any proceeds thereof, Restricted Assets or any proceeds thereof or Sale Proceeds received in connection with any Collateral Enforcement Action or other exercise of remedies by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder, shall be applied by the Senior Lien Collateral Agents or the Senior Lien Representatives, as applicable, to the Senior Lien Obligations in such order as specified in the relevant Senior Lien Documents and, if then in effect, the Senior Lien Intercreditor Agreement; provided, that any non-cash Collateral or non-cash proceeds may be held by the applicable Senior Lien Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of Senior Lien Obligations, each Senior Lien Collateral Agent shall (x) unless a Discharge of Junior Lien Obligations has already occurred, deliver any remaining proceeds of Collateral, Restricted Assets and Sale Proceeds held by it to the Junior Lien Collateral Agent, to be applied by the Junior Lien Collateral Agent and the other Junior Lien Collateral Agents or Junior Lien Representatives, as applicable, to the applicable Junior Lien Obligations in such order as specified in the applicable Junior Lien Documents and (y) if a Discharge of Junior Lien Obligations has already occurred, deliver such proceeds of Collateral, Restricted Assets and Sale Proceeds to the Company or to whomever may be lawfully entitled to receive the same. Without limiting the generality of the foregoing, it is the intention of the parties hereto that no amount of any Sale Proceeds will in any event be allocated to any Restricted Assets, and no Junior Lien Representative, Junior Lien Collateral Agent or other Junior Lien Claimholder will, in any forum (including in any Insolvency or Liquidation Proceeding), assert that any amount of any Sale Proceeds should be allocated to any Restricted Assets.

5.2    Payments Over.

(a)     So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Collateral or any proceeds thereof, Restricted Assets or proceeds thereof and all Sale Proceeds (including assets or proceeds subject to Liens referred to in the second to last paragraph of Section 3.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received by any Junior Lien Representative, Junior Lien Collateral Agent or any other Junior Lien Claimholder in connection with any Collateral Enforcement Action or other exercise of any right or remedy relating to the Collateral or the Restricted Assets, in all cases shall be segregated and held in trust and forthwith paid over to the Designated Senior Lien Collateral Agent for the benefit of the Senior Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. The Designated Senior Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Junior Lien Representatives, Junior Lien Collateral Agents or any such other Junior Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.

(b)     So long as the Discharge of Senior Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall receive any distribution of money or other property in respect of the Collateral, Restricted Assets or Sale Proceeds (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated), such money or other property shall be segregated and held in trust and forthwith paid over to the Designated Senior Lien Collateral Agent for the benefit of the Senior Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties). Any Lien received by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder in respect of any of the Junior Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

5.3    Releases.

(a)     If in connection with any Collateral Enforcement Action by any Senior Lien Representative or any Senior Lien Collateral Agent or any other exercise of any Senior Lien Representative’s or any Senior Lien Collateral Agent’s remedies in respect of the Collateral, in each case prior to the Discharge of Senior Lien Obligations, such Senior Lien Collateral Agent, for itself or on behalf of any of the Senior Lien Claimholders represented by it, releases any of its Liens on any part of the Collateral, then the Liens, if any, of each Junior Lien Collateral Agent, for itself or for the benefit of the Junior Lien Claimholders, on such

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Collateral, shall be automatically, unconditionally and simultaneously released. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself or on behalf of any Junior Lien Claimholder represented by it, shall, within a reasonable time following such request, execute and deliver to the Senior Lien Representatives, Senior Lien Collateral Agents or the Company, such termination statements, releases and other documents as any Senior Lien Representative, Senior Lien Collateral Agent or the Company may request in writing to effectively confirm the foregoing releases, provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

(b)     If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by the Company (collectively, a “Disposition”) permitted under the terms of the Senior Lien Documents and not expressly prohibited under the terms of the Junior Lien Documents (other than in connection with a Collateral Enforcement Action or other exercise of any one or more Senior Lien Representative’s and Senior Lien Collateral Agent’s remedies in respect of the Collateral, which shall be governed by Section 5.3(a) above above), any Senior Lien Collateral Agent, for itself or on behalf of any Senior Lien Claimholder represented by it, releases any of its Liens on any part of the Collateral, other than (A) in connection with, or following, the Discharge of Senior Lien Obligations or (B) after the occurrence and during the continuance of any Event of Default under (and as defined in) any Junior Lien Documents, then the Liens, if any, of each Junior Lien Collateral Agent, for itself or for the benefit of the Junior Lien Claimholders represented by it, on such Collateral shall be automatically, unconditionally and simultaneously released. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, shall, promptly execute and deliver to the Senior Lien Representatives, the Senior Lien Collateral Agents or the Company such termination statements, releases and other documents as any Senior Lien Representative, Senior Lien Collateral Agent or the Company may request to effectively confirm such release, provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

(c)     Until the Discharge of Senior Lien Obligations occurs, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby irrevocably constitutes and appoints the Designated Senior Lien Collateral Agent and any officer or agent of the Designated Senior Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Lien Representative, such Junior Lien Collateral Agent and such Junior Lien Claimholders or in the Designated Senior Lien Collateral Agent’s own name, from time to time in the Designated Senior Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.3, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.3, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.

(d)     Until the Discharge of Senior Lien Obligations occurs, to the extent that any Senior Lien Collateral Agent, any Senior Lien Representative or Senior Lien Claimholders (i) has released any Lien on Collateral and any such Liens are later reinstated or (ii) obtains any new Liens from the Company, then each Junior Lien Collateral Agent, for itself and for the Junior Lien Claimholders represented by it, shall be granted a Lien on any such Collateral (except to the extent such Lien represents a Junior Lien Declined Lien with respect to the Junior Lien Debt represented by such Junior Lien Collateral Agent), subject to the lien subordination provisions of this Agreement, and each Junior Lien Representative, for itself and for the Junior Lien Claimholders represented by it, shall be granted an additional lien.

5.4    Insurance. Unless and until the Discharge of Senior Lien Obligations has occurred, the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Company under the Senior Lien Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Subject to the rights of the Company under the Senior Lien Documents, all proceeds of any such policy and any such award (or

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any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be applied in the order of priority set forth in Section 5.1. Until the Discharge of Senior Lien Obligations has occurred, if any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, then it shall segregate and hold in trust and forthwith pay such proceeds over to the Designated Senior Lien Collateral Agent in accordance with the terms of Section 5.2.

5.5    Amendments to Senior Lien Documents and Junior Lien Documents.

(a)     The Senior Lien Documents of any Series may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Senior Lien Claims of any Series may be Refinanced subject to Section 5.8 and Section 8.7, in each case, without notice to, or the consent of, any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, supplement or modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of a Refinancing, the holders of such Refinancing debt or their agent bind themselves in a writing addressed to each Junior Lien Collateral Agent to the terms of this Agreement.

(b)     The Junior Lien Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Junior Lien Debt of any Series may be Refinanced in full but not in part subject to Section 5.8 and Section 8.7, in each case, without notice to, or the consent of, any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement, provided that any such amendment, restatement, supplement or modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of any Refinancing, the holders of such Refinancing debt or their agent bind themselves in a writing addressed to each Senior Lien Collateral Agent to the terms of this Agreement; and provided further that any such amendment, restatement, supplement, modification or Refinancing shall not, without the consent of each Senior Lien Representative:

(1)     increase the then-outstanding principal amount of the Junior Lien Debt of that Series, provided, that the foregoing shall not restrict any increases in principal resulting from any “payment in kind”;

(2)     increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Indebtedness outstanding under the Junior Lien Documents of that Series in a manner that would result in the total yield thereon to exceed by more than [3]% per annum the total yield on Indebtedness thereunder as in effect on the date such Indebtedness became Junior Lien Debt (excluding increases resulting from the accrual of interest at the default rate);

(3)     amend or otherwise modify any “Default” or “Event of Default” (as each such term is defined in the Junior Lien Documents for that Series) thereunder in a manner adverse to the loan parties thereunder;

(4)     accelerate any date upon which a scheduled payment of principal or interest is due, or otherwise decrease the weighted average life to maturity;

(5)     modify (or undertake any action having the effect of a modification of) the mandatory prepayment provisions of the Junior Lien Documents for that Series in a manner adverse to the Senior Lien Claimholders; or

(6)     increase materially the obligations of the obligor thereunder or confer any additional material rights of the Junior Lien Claimholders (or a representative on their behalf) which would be adverse to any Senior Lien Claimholders.

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(c)     In the event any Senior Lien Collateral Agent or the applicable Senior Lien Claimholders and the Company enter into any amendment, waiver or consent in respect of any of the Senior Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Lien Collateral Document or changing in any manner the rights of the applicable Senior Lien Collateral Agent, Senior Lien Claimholders, or the Company thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of a Junior Lien Collateral Document without the consent of any Junior Lien Representative, Junior Lien Collateral Agent or other Junior Lien Claimholder and without any action by any Junior Lien Representative, any Junior Lien Collateral Agent, any other Junior Lien Claimholder, or the Company, provided that:

(1)     no such amendment, waiver or consent shall have the effect of:

(A)    removing assets subject to the Lien of the Junior Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.3 and provided that there is a corresponding release of the Liens securing any Senior Lien Obligations;

(B)    imposing duties on any Junior Lien Collateral Agent or any Junior Lien Representative without its consent;

(C)    permitting other Liens on the Collateral not permitted under the terms of the Junior Lien Documents or Section 6 hereof; or

(D)    being prejudicial to the interests of the Junior Lien Claimholders to a materially greater extent than the Senior Lien Claimholders (other than by virtue of their relative priority and the rights and obligations hereunder); and

(2)     notice of such amendment, waiver or consent shall have been given to each Junior Lien Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

5.6    Confirmation of Subordination in Junior Lien Collateral Documents. The Company agrees that each Junior Lien Collateral Document shall include the following language (or language to similar effect approved by the Designated Senior Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [collateral agent] pursuant to this Agreement and the exercise of any right or remedy by the [collateral agent] hereunder are subject to the provisions of the Junior Lien Subordination and Intercreditor Agreement, dated as of [                    ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Junior Lien Subordination and Intercreditor Agreement”), among [                    ], as Initial Senior Lien Representative, [        ], as Initial Senior Lien Collateral Agent, [                    ], as Initial Junior Lien Representative, [            ], as Initial Junior Lien Collateral Agent and certain other persons party to the Junior Lien Subordination and Intercreditor Agreement or that may become party thereto from time to time. In the event of any conflict between the terms of the Junior Lien Subordination and Intercreditor Agreement and this Agreement, the terms of the Junior Lien Subordination and Intercreditor Agreement shall govern and control.”

5.7    Gratuitous Bailee/Agent for Perfection; Rights of Initial Senior Collateral Agent and Initial Senior Lien Representative.

(a)     Each Senior Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Senior Lien Claimholders and gratuitous bailee for the Junior Lien Collateral Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose

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of perfecting the security interest granted under the Senior Lien Documents and the Junior Lien Documents, respectively, subject to the terms and conditions of this Section 5.7. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of any Senior Lien Collateral Agent, such Senior Lien Collateral Agent hereby agrees to also hold control over such deposit accounts as gratuitous agent for the Junior Lien Collateral Agents, subject to the terms and conditions of this Section 5.7.

(b)     No Senior Lien Collateral Agent shall have any obligation whatsoever to the Junior Lien Representatives, the Junior Lien Collateral Agents or the Junior Lien Claimholders to ensure that the Pledged Collateral is genuine or owned by the Company, to perfect the security interests of the Junior Lien Collateral Agents or other Junior Lien Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.7. The duties or responsibilities of any Senior Lien Collateral Agent under this Section 5.7 shall be limited solely to holding the Pledged Collateral as gratuitous bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.7 and delivering the Pledged Collateral upon a Discharge of Senior Lien Obligations as provided in paragraph (d) below.

(c)     No Senior Lien Collateral Agent or any other Senior Lien Claimholder shall have by reason of the Senior Lien Collateral Documents, the Junior Lien Collateral Documents, this Agreement or any other document, a fiduciary relationship in respect of any Junior Lien Representative or any other Junior Lien Claimholder and the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders hereby waive and release the Senior Lien Collateral Agents and the other Senior Lien Claimholders from all claims and liabilities arising pursuant to any Senior Lien Collateral Agent’s role under this Section 5.7 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the Senior Lien Collateral Agents and the other Senior Lien Claimholders, on the one hand, and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders on the other hand, may differ and the Senior Lien Collateral Agents and the other Senior Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Junior Lien Representatives, the Junior Lien Collateral Agents or other Junior Lien Claimholders.

(d)     Upon the Discharge of Senior Lien Obligations, each Senior Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), (x) unless a Discharge of Junior Lien Obligations has not already occurred, to the Junior Lien Collateral Agent and (y) if a Discharge of Junior Lien Obligations has already occurred, to the Company or to whomever may be lawfully entitled to receive the same. Following the Discharge of Senior Lien Obligations, each Senior Lien Collateral Agent further agrees to take all other action required or requested by any Junior Lien Collateral Agent at the expense of the Company in connection with the Junior Lien Collateral Agents obtaining a first-priority security interest in the Collateral. After the Discharge of Senior Lien Obligations has occurred, upon the Discharge of Junior Lien Obligations, each Junior Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty, to the Company or to whomever may be lawfully entitled to receive the same.

(e)     Upon execution of this Agreement, each Junior Lien Representative and Junior Lien Collateral Agent shall, promptly following such requirements or requests, (x) enter into such documents and agreements as the Company or the Initial Senior Lien Representative and/or the Initial Senior Lien Collateral Agent or Initial Senior Lien Representative shall reasonably request in order to provide to the Initial Senior Lien Collateral Agent and Initial Senior Lien Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (y) deliver to such Initial Senior Lien Collateral Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow such Initial Senior Lien Collateral Agent to obtain control of such Pledged Collateral), provided that the Junior Lien Representative or Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

5.8    When Discharge of Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Lien Obligations has occurred or contemporaneously therewith, the Company enters into any Refinancing of

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any Senior Lien Documents evidencing a Senior Lien Obligation, then such Discharge of Senior Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Senior Lien Obligations), and, from and after the date on which the Additional Senior Lien Representative and Additional Senior Lien Collateral Agent in respect of such Refinancing each becomes a party to this Agreement in accordance with Section 8.7(b), the obligations under such Refinancing of the applicable Senior Lien Documents shall automatically be treated as Senior Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Additional Senior Lien Representative and the Additional Senior Lien Collateral Agent under such new Senior Lien Documents shall be a Senior Lien Representative and Senior Lien Collateral Agent, respectively, for all purposes of this Agreement. Upon receipt of a Designation from the Company in accordance with Section 8.7(b)(2) of this Agreement, each Junior Lien Representative and Junior Lien Collateral Agent shall, promptly following such requests, (x) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or any one or more such Additional Senior Lien Representative and such Additional Senior Lien Collateral Agent shall reasonably request in order to provide to such Additional Senior Lien Representative and such Additional Senior Lien Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (y) deliver to such Additional Senior Lien Collateral Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow such Additional Senior Lien Collateral Agent to obtain control of such Pledged Collateral), provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order. If the Additional Senior Lien Obligations under the Additional Senior Lien Documents in respect of such Refinancing are secured by assets of the Company constituting Collateral that do not also secure the Junior Lien Obligations, then the Junior Lien Obligations shall be secured at such time by a junior-priority Lien on such assets to the same extent provided in the Junior Lien Collateral Documents and this Agreement except to the extent, with respect to any Series of Junior Lien Obligations, such Lien on such assets constitutes a Junior Lien Declined Lien.

Section 6.	Insolvency or Liquidation Proceedings.

6.1    Finance and Sale Issues. Until the Discharge of Senior Lien Obligations has occurred, if the Company shall be subject to any Insolvency or Liquidation Proceeding and any Senior Lien Representative shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which such Senior Lien Representative, such Senior Lien Collateral Agent or any other creditor has a Lien, or to permit the Company to obtain financing, whether from the Senior Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, will not object to such Cash Collateral use or DIP Financing (including any proposed orders for either or both such Cash Collateral use and DIP Financing which are acceptable to any Senior Lien Representative) and to the extent the Liens securing the Senior Lien Obligations are subordinated to or pari passu with such DIP Financing, each Junior Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Designated Senior Lien Representative or to the extent permitted by Section 6.3); provided that the Junior Lien Representatives and the other Junior Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests. No Junior Lien Claimholder may provide DIP Financing to the Company secured by Liens equal or senior in priority to the Liens securing any Senior Lien Obligations. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that it will not seek consultation rights in connection with, and it will not object to or oppose, a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite Senior Lien Claimholders have consented to such sale, liquidation or other disposition. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the requisite Senior Lien Claimholders have consented to (i) such retention of professionals and bid procedures in connection with such

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sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the Junior Lien Claimholders will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such order does not materially impair the rights of the Junior Lien Claimholders under Section 363(k) of the Bankruptcy Code.

Notwithstanding any other provision hereof to the contrary, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that (A) without the consent of the Senior Lien Claimholders, none of such Junior Lien Representative or such Junior Lien Collateral Agent, the Junior Lien Claimholders represented by it or any agent or the trustee on behalf of any of them shall, for any purpose during any Insolvency or Liquidation Proceeding or otherwise, support, endorse, propose or submit, whether directly or indirectly, any valuation of the Company or their respective assets that allocates or ascribes any value whatsoever to any of the Restricted Assets and (B) without the consent of the Senior Lien Claimholders, none of such Junior Lien Representative or such Junior Lien Collateral Agent, the Junior Lien Claimholders represented by it or any agent or trustee on behalf of any of them shall for any purpose during any Insolvency or Liquidation Proceeding or otherwise, challenge, dispute or object, whether directly or indirectly, to any valuation of the Company or its assets, or otherwise take any position with respect to such valuation, that is proposed, supported or otherwise arises in any Insolvency or Liquidation Proceeding, on grounds that such valuation does not allocate or ascribe adequate or appropriate value to any of the Restricted Assets.

6.2    Relief from the Automatic Stay. Until the Discharge of Senior Lien Obligations has occurred, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral or the Restricted Assets, without the prior written consent of all of the Senior Lien Representatives, unless a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by any Senior Lien Representative or Senior Lien Collateral Agent for relief from such stay.

6.3    Adequate Protection.

(a)     Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that none of them shall contest (or support any other Person contesting):

(1)     any request by any Senior Lien Representative, any Senior Lien Collateral Agent or other Senior Lien Claimholder for adequate protection under any Bankruptcy Law; or

(2)     any objection by any Senior Lien Representative, any Senior Lien Collateral Agent or other Senior Lien Claimholder to any motion, relief, action or proceeding based on such Senior Lien Representative, Senior Lien Collateral Agent or Senior Lien Claimholder claiming a lack of adequate protection.

(b)     Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1)     if the Senior Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any  Cash Collateral use or DIP Financing, then each Junior Lien Collateral Agent, for itself or on behalf of any other Junior Lien Claimholder represented by it, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Senior Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the Senior Lien Obligations under this Agreement; and

(2)     the Junior Lien Representatives, the Junior Lien Collateral Agents and Junior Lien Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral;

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provided that as adequate protection for the Senior Lien Obligations, each Senior Lien Collateral Agent, on behalf of the Senior Lien Claimholders represented by it, is also granted a Lien on such additional collateral, which Lien shall be senior to any Lien of the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the Senior Lien Obligations, each Senior Lien Collateral Agent, on behalf of the Senior Lien Claimholders represented by it, is also granted replacement Liens on the Collateral, which Liens shall be senior to the Liens of the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders on the Collateral; (C) an administrative expense claim; provided that as adequate protection for the Senior Lien Obligations, each Senior Lien Representative, on behalf of the Senior Lien Claimholders represented by it, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Junior Lien Representatives and the other Junior Lien Claimholders; and (D) cash payments with respect to interest on the Junior Lien Obligations; provided that (1) as adequate protection for the Senior Lien Obligations, each Senior Lien Representative, on behalf of the Senior Lien Claimholders represented by it, is also granted cash payments with respect to interest on the Senior Lien Obligation represented by it and (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Junior Lien Obligations outstanding on the date such relief is granted at the interest rate under the applicable Junior Lien Documents and accruing from the date the applicable Junior Lien Representative is granted such relief. If any Junior Lien Claimholder receives Post-Petition Interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Junior Lien Adequate Protection Payments”) and the Senior Lien Claimholders do not receive payment in full in cash of all Senior Lien Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then each Junior Lien Claimholder shall pay over to the Senior Lien Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Junior Lien Adequate Protection Payments received by such Junior Lien Claimholder and (ii) the amount of the short-fall (the “Short Fall”) in payment in full in cash of the Senior Lien Obligations; provided that to the extent any portion of the Short Fall represents payments received by the Senior Lien Claimholders in the form of promissory notes, equity or other property equal in value to the cash paid in respect of the Pay-Over Amount, the Senior Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, to the applicable Junior Lien Claimholders pro rata in exchange for the Pay-Over Amount. Notwithstanding anything herein to the contrary, the Senior Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Junior Lien Claimholders made pursuant to this Section 6.3(b).

6.4    No Waiver. Subject to Section 6.7(b), nothing contained herein shall prohibit or in any way limit any Senior Lien Representative or any other Senior Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Lien Representative or any other Junior Lien Claimholder, including the seeking by any Junior Lien Representative or any other Junior Lien Claimholder of adequate protection or the asserting by any Junior Lien Representative or any other Junior Lien Claimholder of any of its rights and remedies under the Junior Lien Documents or otherwise.

6.5    Avoidance Issues. If any Senior Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company any amount paid in respect of Senior Lien Obligations (a “Recovery”), then such Senior Lien Claimholder shall be entitled to a reinstatement of its Senior Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Senior Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.5 shall survive termination of this Agreement.

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6.6    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of Senior Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Senior Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7    Post-Petition Interest.

(a)     None of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall oppose or seek to challenge any claim by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Senior Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Senior Lien Collateral Agents on behalf of the Senior Lien Claimholders on the Collateral or any other Senior Lien Claimholder’s Lien on the Collateral, without regard to the existence of the Liens of the Junior Lien Collateral Agents or the other Junior Lien Claimholders on the Collateral.

(b)     None of any Senior Lien Representative, Senior Lien Collateral Agent or any other Senior Lien Claimholder shall oppose or seek to challenge any claim by any Junior Lien Representative, Junior Lien Collateral Agent or any other Junior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Junior Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Junior Lien Collateral Agents, on behalf of the Junior Lien Claimholders, on the Collateral (after taking into account the amount of the Senior Lien Obligations).

6.8    Waiver. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, waives any claim it may hereafter have against any Senior Lien Claimholder arising out of the election of any Senior Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

6.9    Separate Grants of Security and Separate Classification. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, and each Senior Lien Representative and each Senior Lien Collateral Agent, for itself and on behalf of each other Senior Lien Claimholder represented by it, acknowledges and agrees that:

(a)     the grants of Liens pursuant to the Senior Lien Collateral Documents and the Junior Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b)     because of, among other things, their differing rights in the Collateral, the Junior Lien Obligations are fundamentally different from the Senior Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Lien Claimholders and the Junior Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Claimholders), the Senior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the Senior Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Claimholders with respect to the Collateral, with each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder

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represented by it, hereby acknowledging and agreeing to turn over to the Designated Senior Lien Collateral Agent, for itself and on behalf of each other Senior Lien Claimholder, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Claimholders).

6.10 Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to the Company will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

Section 7.	Reliance; Waivers.

7.1    Reliance. Other than any reliance on the terms of this Agreement, each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Senior Lien Claimholder represented by it, acknowledges that it and such Senior Lien Claimholders have, independently and without reliance on any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Senior Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Lien Documents or this Agreement. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges that it and such Junior Lien Claimholders have, independently and without reliance on any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Junior Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Junior Lien Documents or this Agreement.

7.2    No Warranties or Liability. Each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Senior Lien Claimholder represented by it, acknowledges and agrees that no Junior Lien Representative or other Junior Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Junior Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Junior Lien Claimholders will be entitled to manage and supervise their respective extensions of credit under the Junior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges and agrees that no Senior Lien Representative or other Senior Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Senior Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders shall have no duty to the Senior Lien Representatives, the Senior Lien Collateral Agents or any of the other Senior Lien Claimholders, and the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders shall have no duty to the Junior Lien Representative, the Junior Lien Collateral Agents or any of the other Junior Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company (including the Senior Lien Documents and the Junior Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3    No Waiver of Lien Priorities.

(a)     No right of the Senior Lien Claimholders, the Senior Lien Representatives, the Senior Lien Collateral Agents or any of them to enforce any provision of this Agreement or any Senior Lien Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the

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Company or by any act or failure to act by any Senior Lien Claimholder, Senior Lien Representative or Senior Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lien Documents or any of the Junior Lien Documents, regardless of any knowledge thereof which any Senior Lien Representative, Senior Lien Collateral Agent or any Senior Lien Claimholder, or any of them, may have or be otherwise charged with.

(b)     Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company under the Senior Lien Documents and subject to the provisions of Section 5.5(a)), the Senior Lien Claimholders, the Senior Lien Representatives, the Senior Lien Collateral Agents and any of them may, at any time and from time to time in accordance with either or both the Senior Lien Documents and applicable law, without the consent of, or notice to, any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, without incurring any liabilities to any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder is affected, impaired or extinguished thereby) do any one or more of the following:

(1)     change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Lien Obligations or any Lien on any Senior Lien Collateral or guaranty of any of the Senior Lien Obligations or any liability of the Company, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any Senior Lien Representative, any Senior Lien Collateral Agent or any of the other Senior Lien Claimholders, the Senior Lien Obligations or any of the Senior Lien Documents;

(2)     sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Lien Collateral or any liability of the Company to any of the Senior Lien Claimholders, the Senior Lien Representatives or the Senior Lien Collateral Agents, or any liability incurred directly or indirectly in respect thereof, including, without limitation, by agreeing to waive, modify, replace or eliminate any provision of the Senior Lien Documents or Senior Lien Collateral Documents in any manner;

(3)     settle or compromise any Senior Lien Obligation or any other liability of the Company or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Lien Obligations) in any manner or order; and

(4)     exercise or delay in or refrain from exercising any right or remedy against the Company or any other Person or any security, and elect any remedy and otherwise deal freely with the Company, or any Senior Lien Collateral and any security and any guarantor or any liability of the Company to the Senior Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)     Except as otherwise expressly provided herein, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, also agrees that the Senior Lien Claimholders, the Senior Lien Representatives and the Senior Lien Collateral Agents shall have no liability to such Junior Lien Representative, such Junior Lien Collateral Agent or any such Junior Lien Claimholders, and such Junior Lien Representative and such Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby waives any claim against any Senior Lien Claimholder, any Senior Lien Representative or any Senior Lien Collateral Agent arising out of any and all actions which the Senior Lien Claimholders, any Senior Lien Representative or any Senior Lien Collateral Agent may take or permit or omit to take with respect to:

(1)     the Senior Lien Documents (other than this Agreement);

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(2)     the collection of the Senior Lien Obligations; or

(3)     the foreclosure upon, or sale, liquidation or other disposition of, any Senior Lien Collateral.

Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees that the Senior Lien Claimholders, the Senior Lien Representatives and the Senior Lien Collateral Agents have no duty to them in respect of the maintenance or preservation of the Senior Lien Collateral, the Senior Lien Obligations or otherwise.

(d)     Until the Discharge of Senior Lien Obligations, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any Senior Lien Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4    Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)     any lack of validity or enforceability of any Senior Lien Documents or any Junior Lien Documents;

(b)     except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lien Obligations or Junior Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Lien Documents or any Junior Lien Documents;

(c)     except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lien Obligations or Junior Lien Obligations or any guaranty thereof;

(d)     the commencement of any Insolvency or Liquidation Proceeding in respect of the Company; or

(e)     any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of any Senior Lien Representative, any Senior Lien Collateral Agent, the Senior Lien Obligations, any Senior Lien Claimholder, any Junior Lien Representative, any Junior Lien Collateral Agent, the Junior Lien Obligations or any Junior Lien Claimholder in respect of this Agreement.

Section 8.	Miscellaneous.

8.1    Integration/Conflicts. This Agreement, the Senior Lien Documents and the Junior Lien Documents represent the entire agreement by and among the Company, the Senior Lien Claimholders and the Junior Lien Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Senior Lien Claimholders or the Junior Lien Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lien Documents or the Junior Lien Documents, the provisions of this Agreement shall govern and control.

8.2    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination

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and the Senior Lien Claimholders may continue, at any time and without notice to any Junior Lien Representative or any other Junior Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or Centrus constituting Senior Lien Obligations in reliance hereon. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company shall include the Company as debtor and debtor-in-possession and any receiver, trustee or similar person acting for the Company (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)     with respect to any Senior Lien Representative and any Senior Lien Collateral Agent, the Senior Lien Claimholders represented by them and their Senior Lien Obligations, on the date on which the Senior Lien Obligations of such Senior Lien Claimholders are Discharged, subject to the rights of such Senior Lien Claimholders under Sections 5.8 and 6.5; and

(b)     with respect to any Junior Lien Representative and any Junior Lien Collateral Agent, the Junior Lien Claimholders represented by them and their Junior Lien Obligations, on the date on which the Junior Lien Obligations of such Junior Lien Claimholders are Discharged subject to the rights of such Junior Lien Claimholders under Sections 5.8 and 6.5;

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

8.3    Amendments; Waivers.

(a)     No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly and adversely affected; provided that upon execution and delivery of an acknowledgement substantially in the form of Exhibit D attached hereto (the “Supplemental Acknowledgement”) by an Additional Grantor, such Additional Grantor shall have acknowledged and agreed to the terms in this Agreement in the same manner as the Company on the date hereof.

(b)     Notwithstanding the foregoing, without the consent of any Senior Lien Claimholder or Junior Lien Claimholder, any Representative and Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.7 of this Agreement and upon such execution and delivery, such Representative and Collateral Agent and the Additional Senior Lien Claimholders and Additional Senior Lien Obligations or Additional Junior Lien Claimholders and Additional Junior Lien Obligations of the Series for which such Representative and Collateral Agent is acting shall be subject to the terms hereof.

(c)     Notwithstanding the foregoing, without the consent of any other Representative, Collateral Agent or Senior Lien Claimholder, the Designated Senior Lien Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Senior Lien Obligations or Additional Junior Lien Obligations in compliance with this Agreement.

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8.4    Information Concerning Financial Condition of the Company and its Subsidiaries. The Senior Lien Representatives, the Senior Lien Collateral Agents and the Senior Lien Claimholders, on the one hand, and the holders of the Junior Lien Obligations, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and any endorsers or guarantors of the Senior Lien Obligations or the Junior Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Lien Obligations or the Junior Lien Obligations. The Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders, on the one hand, and the Junior Lien Representatives, the Junior Lien Collateral Agents and any other Junior Lien Claimholder, on the other hand, shall have no duty to advise of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Claimholder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Claimholder, it shall be under no obligation:

(a)     to make, and such Claimholder shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)     to provide any additional information or to provide any such information on any subsequent occasion;

(c)     to undertake any investigation; or

(d)     to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5    Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Junior Lien Representatives, the Junior Lien Collateral Agents or the other Junior Lien Claimholders pays over to any of the Senior Lien Representatives, the Senior Lien Collateral Agents or the other Senior Lien Claimholders under the terms of this Agreement, such Junior Lien Claimholders, Junior Lien Representatives and Junior Lien Collateral Agents shall be subrogated to the rights of such Senior Lien Representatives, Senior Lien Collateral Agents and Senior Lien Claimholders; provided that each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lien Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by any Junior Lien Representative, Junior Lien Collateral Agent or other Junior Lien Claimholder that are paid over to any Senior Lien Representative, Senior Lien Collateral Agent or other Senior Lien Claimholder pursuant to this Agreement shall not reduce any of the Junior Lien Obligations.

8.6    Application of Payments. All payments received by any Senior Lien Representative, Senior Lien Collateral Agent or other Senior Lien Claimholder may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lien Obligations provided for in the Senior Lien Documents (subject to the Senior Lien Intercreditor Agreement, if then in effect). Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees to any extension or postponement of the time of payment of the Senior Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien which may at any time secure any part of the Senior Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7    Additional Senior Lien Claims and Additional Junior Debt.

(a)     To the extent, but only to the extent, permitted by the provisions of the Senior Lien Documents and the Junior Lien Documents and Section 5.5, the Company may incur or issue or guarantee any one or more Designated Senior Claims that the Company designates as Additional Senior Lien Claims and one or more series or classes of Indebtedness that Refinances any Initial Junior Lien Debt and that the Company designates as Additional Junior Lien Debt.

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Any such series or class of Additional Senior Lien Claims may be secured by a first-priority, senior Lien on the Collateral, in each case under and pursuant to the Senior Lien Collateral Documents for such Series of Additional Senior Lien Claims. The Senior Lien Representative and Senior Lien Collateral Agent in respect of any Additional Senior Lien Claims may elect to become a party hereto by satisfying the conditions set forth in clauses (1) through (3) of Section 8.7(b).

Any such Additional Junior Lien Debt may be secured by a junior-priority, subordinated Lien on the Collateral, in each case under and pursuant to the relevant Junior Lien Collateral Documents for such Series of Additional Junior Lien Debt, if and subject to the condition, the Additional Junior Lien Representative and Additional Junior Lien Collateral Agent of any such Additional Junior Lien Debt each becomes a party to this Agreement by satisfying the conditions set forth in clauses (1) through (3) of Section 8.7(b). Upon any Additional Junior Lien Representative and Additional Junior Lien Collateral Agent so becoming a party hereto, all Additional Junior Lien Obligations of such Series shall also be entitled to be so secured by a subordinated Lien on the Collateral in accordance with the terms hereof and thereof.

(b)     In order for an Additional Representative and an Additional Collateral Agent to become a party to this Agreement:

(1)     such Additional Representative and such Additional Collateral Agent shall have executed and delivered to each other then-existing Representative a Joinder Agreement substantially in the form of Exhibit A hereto (if such Representative is an Additional Junior Lien Representative and such Collateral Agent is an Additional Junior Lien Collateral Agent, with such changes as may be reasonably approved by the Designated Senior Lien Representative and such Representative and such Collateral Agent) or Exhibit B hereto (if such Representative is an Additional Senior Lien Representative and such Collateral Agent is an Additional Senior Lien Collateral Agent, with such changes as may be reasonably approved by the Designated Senior Lien Representative and such Representative and such Collateral Agent) pursuant to which such Additional Representative becomes a Representative hereunder, such Additional Collateral Agent becomes a Collateral Agent hereunder and the related Senior Lien Claimholders or Junior Lien Claimholders, as applicable, become subject hereto and bound hereby;

(2)     the Company shall have delivered a Designation to each other then-existing Collateral Agent substantially in the form of Exhibit C hereto, pursuant to which a Responsible Officer of the Company shall (A) identify the Designated Senior Claim to be designated as Additional Senior Lien Claims, or the Indebtedness to be designated as Additional Junior Lien Debt, as applicable, and the initial aggregate principal amount of such Indebtedness, (B) specify the name and address of the applicable Additional Representative and Additional Collateral Agent and (C) certify that such Additional Senior Lien Claim or Additional Junior Lien Debt is permitted to be incurred, secured and guaranteed by each of the Senior Lien Documents and Junior Lien Documents, respectively, and that the conditions set forth in this Section 8.7 are satisfied with respect to such Additional Senior Lien Claim or Additional Junior Lien Debt, as applicable; and

(3)     the Company shall have delivered to each other Collateral Agent true and complete copies of each of the Senior Lien Documents or Junior Lien Documents, as applicable, relating to such Additional Senior Lien Claims or Additional Junior Lien Debt, as applicable.

(c)     The Additional Junior Lien Documents or Additional Senior Lien Documents, as applicable, relating to such Additional Obligations shall provide that each of the applicable Claimholders with respect to such Additional Obligations will be subject to and bound by the provisions of this Agreement.

8.8    Agency Capacities.

(a)     Except as expressly provided herein, [                    ] is acting in the capacity of Initial Senior Lien Representative and Initial Senior Lien Collateral Agent solely for the Initial Senior Lien Claimholders. Except as expressly provided herein, each other Representative and Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Claimholders under the Senior

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Lien Documents or Junior Lien Documents for which it is the named Representative or Collateral Agent, as the case may be, in the applicable Joinder Agreement.

8.9    Submission to Jurisdiction; Certain Waivers. Each of the Company and each Representative and each Collateral Agent, on behalf of itself and each other applicable Claimholder represented by it, hereby irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)     agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c)     agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Senior Lien Documents shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Senior Lien Documents or Junior Lien Documents against the Company or any of its assets in the courts of any jurisdiction;

(d)     waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Document in any court referred to in paragraph (a) of this Section 8.9 (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e)     consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.11 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f)      agrees that service as provided in clause (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.10 Waiver of Jury Trial.

EACH PARTY HERETO, THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL

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COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.11 Notices. All notices to the Junior Lien Claimholders and the Senior Lien Claimholders permitted or required under this Agreement shall also be sent to the applicable Junior Lien Representative and the applicable Senior Lien Representative, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.12 Further Assurances. Each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Senior Lien Claimholder represented by it, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, and the Company agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form) as is required or any Senior Lien Representative and Senior Lien Collateral Agent or any Junior Lien Representative and Junior Lien Collateral Agent may request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.13 Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

8.14 Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Lien Representatives, the Senior Lien Collateral Agents, the other Senior Lien Claimholders, the Junior Lien Representatives, the Junior Lien Collateral Agents, the other Junior Lien Claimholders, the Company and its successors and assigns from time to time. If any of the Senior Lien Representatives, the Senior Lien Collateral Agents, the Junior Lien Representatives or the Junior Lien Collateral Agents resigns or is replaced pursuant to the Senior Lien Documents or the Junior Lien Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of the Company, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.15 Section Headings. The section headings and table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

8.16 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. a document in “pdf” or “tif” format sent by electronic mail) shall be effective as delivery of a manually executed counterpart hereof.

8.17 Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.18 Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the Senior Lien Claimholders and the Junior Lien Claimholders and their respective successors and assigns from time to time. Each holder of any Designated Senior

35

Claim that is not (either directly or through an agent) a party hereto shall be an express third party beneficiary hereof. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders on the one hand and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the Senior Lien Claimholders or as among the Junior Lien Claimholders; as among the Senior Lien Claimholders, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the Senior Lien Intercreditor Agreement. Other than as set forth in Section 8.3 and in Section 8.7, none of the Company or any other creditor thereof shall have any rights hereunder and neither the Company nor the Company may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company, which are absolute and unconditional, to pay the Senior Lien Obligations and the Junior Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.19 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended by the party to have substantially the same effects as the prohibited action.

8.20 Relationship with Senior Lien Intercreditor Agreement; No Duty of Senior Claimholders to Non-Parties. This agreement is solely intended to allocate rights and benefits between the Senior Lien Claimholders taken together on the one hand and the Junior Lien Claimholders taken together on the other hand. As among the Senior Lien Claimholders, their respective rights and benefits may be allocated as agreed among the Senior Lien Claimholders in the Senior Lien Intercreditor Agreement including without limitation as to Lien priority or payment priority all without affecting the terms of this agreement. Notwithstanding any other provision of this Agreement, no Senior Lien Representative or Senior Lien Collateral Agent (including, without limitation, the Designated Senior Lien Representative or Designated Senior Lien Collateral Agent) or other Senior Lien Claimholder shall have any duty or obligation hereunder to any other Senior Lien Representative, Senior Lien Collateral Agent or Senior Lien Claimholder (other than Senior Lien Claimholders of its own Series) unless such Senior Lien Representative and Senior Lien Collateral Agent shall have become an express party hereto and to the Senior Lien Intercreditor Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Junior Lien Subordination and Intercreditor Agreement as of the date first written above.

[INSERT NAME]
as Initial Senior Lien Representative and as Initial Senior Lien Collateral Agent

By:
Name:
Title:

[NOTICE ADDRESS]

[ ], as Initial Junior Lien Representative

By:
Name:
Title:

[NOTICE ADDRESS]

[DELAWARE TRUST COMPANY], as Initial Junior Lien Collateral Agent

By:
Name:
Title:

[NOTICE ADDRESS]
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Acknowledged and Agreed to by:

United States Enrichment Corporation

By:
Name:
Title:

[NOTICE ADDRESS]

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Exhibit A to the
Junior Lien Intercreditor Agreement

[FORM OF] JUNIOR LIEN JOINDER AGREEMENT NO. [    ] dated as of [        ], 20[    ] to the JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Lien Subordination and Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent, [INSERT NAME], as Initial Junior Lien Representative, [INSERT NAME], as Initial Junior Lien Collateral Agent and the additional Representatives[ and Collateral Agents] from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Junior Lien Subordination and Intercreditor Agreement.

The undersigned Additional Junior Lien Representative (the “New Representative”) and Additional Junior Lien Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Junior Lien Subordination and Intercreditor Agreement.

Accordingly, the New Representative and the New Collateral Agent agree to be subject to and bound by, the Junior Lien Subordination and Intercreditor Agreement with the same force and effect as if the New Representative and the New Collateral Agent had originally been named therein as a Junior Lien Representative and a Junior Lien Collateral Agent, respectively, and each of the New Representative and the New Collateral Agent, on behalf of itself and each other Additional Junior Lien Claimholder represented by it, hereby agrees to all the terms and provisions of the Junior Lien Subordination and Intercreditor Agreement applicable to it as a Junior Lien Representative and a Junior Lien Collateral Agent, respectively, and to the Additional Junior Lien Claimholders represented by it as Junior Lien Claimholders. and each reference to “Junior Lien Claimholders” shall include the Additional Junior Lien Claimholders represented by such New Representative and New Collateral Agent. The Junior Lien Subordination and Intercreditor Agreement is hereby incorporated herein by reference.

Each of the New Representative and New Collateral Agent represents and warrants to the other Representatives, Collateral Agents and the other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Junior Lien Subordination and Intercreditor Agreement and (iii) the Junior Lien Documents relating to such Additional Junior Lien Debt provide that, upon the New Representative’s and New Collateral Agent’s entry into this Agreement, the Additional Junior Lien Claimholders in respect of such Additional Junior Lien Debt will be subject to and bound by the provisions of the Junior Lien Subordination and Intercreditor Agreement as Junior Lien Claimholders.

This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Except as expressly supplemented hereby, the Junior Lien Subordination and Intercreditor Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Junior Lien Subordination and Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any

39

other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Subordination and Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

[Remainder of this page intentionally left blank]

40

IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the Junior Lien Subordination and Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT],as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

41

Exhibit B to the
Junior Lien Intercreditor Agreement

[FORM OF] SENIOR LIEN JOINDER AGREEMENT NO. [    ] dated as of [        ], 20[    ] to the JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Lien Subordination and Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent, [INSERT NAME], as Initial Junior Lien Representative, [INSERT NAME], as Initial Junior Lien Collateral Agent and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”), certain subsidiaries of the Company (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Junior Lien Subordination and Intercreditor Agreement.

The undersigned Additional Senior Lien Representative (the “New Representative”) and Additional Senior Lien Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Junior Lien Subordination and Intercreditor Agreement.

Accordingly, the New Representative and the New Collateral Agent agree to be subject to and bound by, the Junior Lien Subordination and Intercreditor Agreement with the same force and effect as if the New Representative and the New Collateral Agent had originally been named therein as a Senior Lien Representative and a Senior Lien Collateral Agent, respectively, and each of the New Representative and the New Collateral Agent, on behalf of itself and each other Additional Senior Lien Claimholder represented by it, hereby agrees to all the terms and provisions of the Junior Lien Subordination and Intercreditor Agreement applicable to it as a Senior Lien Representative and a Senior Lien Collateral Agent, respectively, and to the Additional Senior Lien Claimholders represented by it as Senior Lien Claimholders. Each reference to a “Representative” or “Senior Lien Representative” in the Junior Lien Subordination and Intercreditor Agreement shall be deemed to include the New Representative, each reference to a “Collateral Agent” or “Senior Lien Collateral Agent” in the Junior Lien Subordination and Intercreditor Agreement shall be deemed to include the New Collateral Agent and each reference to “Senior Lien Claimholders” shall include the Additional Senior Lien Claimholders represented by such New Representative and New Collateral Agent. The Junior Lien Subordination and Intercreditor Agreement is hereby incorporated herein by reference.

Each of the New Representative and New Collateral Agent represents and warrants to the other Representatives, Collateral Agents and the other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Junior Lien Subordination and Intercreditor Agreement and (iii) the [Senior Lien Documents relating to such Additional Senior Lien Claims provide][Replacement Senior Lien Credit Agreement provides] that, upon the New Representative’s and New Collateral Agent’s entry into this Agreement, the Additional Senior Lien Claimholders in respect of such Additional Senior Lien Claims will be subject to and bound by the provisions of the Junior Lien Subordination and Intercreditor Agreement as Senior Lien Claimholders.

This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Except as expressly supplemented hereby, the Junior Lien Subordination and Intercreditor Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

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Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Junior Lien Subordination and Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Subordination and Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

[Remainder of this page intentionally left blank]

43

IN WITNESS WHEREOF, the New Representative and the New Collateral Agent have duly executed this Joinder Agreement to the Junior Lien Subordination and Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

44

Exhibit C to the
Junior Lien Intercreditor Agreement

[FORM OF] DEBT DESIGNATION NO. [    ] (this “Designation”) dated as of [            ], 20[    ] with respect to the JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Lien Subordination and Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent for the Initial Senior Lien Claimholders, [            ], as Initial Junior Lien Representative[ and][, [        ], as] Initial Junior Lien Collateral Agent [for the Initial Junior Lien Claimholders] and the additional Representatives and Collateral Agent from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”), certain subsidiaries of the Company (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Junior Lien Subordination and Intercreditor Agreement.

This Designation is being executed and delivered in order to designate additional secured Obligations of the Company and the grantors as [Additional Senior Lien Claims][Additional Junior Lien Debt] entitled to the benefit of and subject to the terms of the Junior Lien Subordination and Intercreditor Agreement.

The undersigned, the duly appointed [specify title of Responsible Officer] of the Company hereby certifies on behalf of the Company that:

1.	[Insert name of the Company or other Grantor] intends to incur Indebtedness (the “Designated Obligations”) in the initial aggregate principal amount of [ ] pursuant to the following agreement: [describe credit/loan agreement indenture or other agreement giving rise to Additional Senior Lien Claims or Additional Junior Lien Debt, as the case may be] (the “Designated Agreement”) which will be [Additional Senior Lien Obligations][Additional Junior Lien Obligations].
2.	The incurrence of the Designated Obligations is permitted by each applicable Senior Lien Documents and Junior Lien Documents.
3.	Conform the following as applicable; Pursuant to and for the purposes of Section 8.7 of the Junior Lien Subordination and Intercreditor Agreement, (i) the Designated Agreement is hereby designated as [an “Additional Senior Lien Documents”][an “Additional Junior Lien Documents”] [and][,] (ii) the Designated Obligations are hereby designated as [“Additional Senior Lien Obligations”][“Additional Junior Lien Obligations”].
4.	a. The name and address of the Representative for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email

b. The name and address of the Collateral Agent for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email:

[Remainder of this page intentionally left blank]

45

IN WITNESS WHEREOF, the Company has caused this Designation to be duly executed by the undersigned Responsible Officer as of the day and year first above written.

[INSERT NAME OF COMPANY]

By:
Name:
Title:

46

Exhibit D to the
Junior Lien Intercreditor Agreement

[FORM OF] SUPPLEMENTAL ACKNOWLEDGMENT NO. [    ] dated as of [        ], 20[    ] to the JUNIOR LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Lien Subordination and Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent, [INSERT NAME], as Initial Junior Lien Representative, [INSERT NAME], as Initial Junior Lien Collateral Agent and the additional Representatives[ and Collateral Agents] from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF ADDITIONAL GRANTOR], a [            ] (the “Additional Grantor”)

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Junior Lien Subordination and Intercreditor Agreement.

The undersigned Additional Grantor is executing this Supplemental Acknowledgment in accordance with the requirements of the Junior Lien Subordination and Intercreditor Agreement.

Accordingly, the Additional Grantor agrees to be subject to and bound by, the Junior Lien Subordination and Intercreditor Agreement with the same force and effect as if the Additional Grantor had originally been named therein as the Company and the Additional Grantor, hereby agrees to all the terms and provisions of the Junior Lien Subordination and Intercreditor Agreement applicable to it as the Company and each reference to “Company” shall include the Additional Grantor. The Junior Lien Subordination and Intercreditor Agreement is hereby incorporated herein by reference.

The Additional Grantor represents and warrants to the Representatives, Collateral Agents and the Claimholders that (i) it has full power and authority to execute and deliver this Supplemental Acknowledgment, in its capacity as grantor and (ii) this Supplemental Acknowledgment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Junior Lien Subordination and Intercreditor Agreement.

This Supplemental Acknowledgment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplemental Acknowledgment by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplemental Acknowledgment.

Except as expressly supplemented hereby, the Junior Lien Subordination and Intercreditor Agreement shall remain in full force and effect.

THIS SUPPLEMENTAL ACKNOWLEDGMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Any provision of this Supplemental Acknowledgment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Junior Lien Subordination and Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Subordination and Intercreditor Agreement. All communications and notices hereunder to the Additional Grantor shall be given to it at the address set forth below its signature hereto.

47

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Supplemental Acknowledgment to the Junior Lien Subordination and Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

48

Exhibit E

Exhibit F

Exhibit G

[FORM OF]

PARI PASSU LIEN INTERCREDITOR AGREEMENT

among

UNITED STATES ENRICHMENT CORPORATION, as the Grantor

DELAWARE TRUST COMPANY,

as Collateral Agent and Authorized Representative for the Existing Notes Secured Parties

and

DELAWARE TRUST COMPANY,

as Collateral Agent and Authorized Representative for the New Notes Secured Parties

dated as of February 14, 2017

PARI PASSU LIEN INTERCREDITOR AGREEMENT, dated as of February 14, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among UNITED STATES ENRICHMENT CORPORATION, a Delaware corporation (the “Grantor”), a wholly owned subsidiary of Centrus Energy Corp., a Delaware corporation (the “Issuer”), Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware (“Delaware Trust Company”), as trustee under the Existing Notes Indenture (in such capacity and together with its successors and assigns in such capacity, the “Existing Notes Authorized Representative”) and as collateral agent for the Existing Notes Secured Parties under the Existing Notes Secured Documents (in such capacity and together with its successors and assigns in such capacity, the “Existing Notes Collateral Agent”), Delaware Trust Company, as trustee under the New Notes Indenture (in such capacity and together with its successors and assigns in such capacity, the “New Notes Authorized Representative”) and as collateral agent for the New Notes Secured Parties under the New Notes Secured Documents (in such capacity and together with its successors and assigns in such capacity, the “New Notes Collateral Agent”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Existing Notes Collateral Agent and the Existing Notes Authorized Representative (in each case, for itself and on behalf of the Existing Notes Secured Parties) and the New Notes Authorized Representative and the New Notes Collateral Agent (in each case, for itself and on behalf of the New Notes Secured Parties) agree as follows:

ARTICLE I

Definitions

SECTION 1.01             Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the New York UCC if defined therein. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the introductory paragraph hereof.

“Applicable Authorized Representative” means with respect to any Shared Collateral, (i) at any time that the New Notes Collateral Agent is the Controlling Collateral Agent, the Authorized Representative of the New Notes Obligations and (ii) at any time that the Existing Notes Collateral Agent is the Controlling Collateral Agent, the Authorized Representative of the Existing Notes Obligations.

“Authorized Representative” means, at any time, (i) in the case of any Existing Notes Obligations or the Existing Notes Secured Parties, the Existing Notes Authorized Representative and (ii) in the case of any New Notes Obligations or the New Notes Secured Parties, the New Notes Authorized Representative.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means any day other than a Legal Holiday.

“Collateral” means all assets and properties subject to Liens created pursuant to any Pari Passu-Lien Security Document to secure one or more Series of Pari Passu-Lien Obligations.

“Collateral Agent” means (i) in the case of any Existing Notes Obligations, the Existing Notes Collateral Agent and (ii) in the case of the New Notes Obligations, the New Notes Collateral Agent.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) at any time when the Existing Notes Obligations represent more than fifty percent (50%) of the total outstanding Pari-Passu Lien Obligations, the Existing Notes Collateral Agent and (ii) at any other time, the New Notes Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Existing Notes Collateral Agent is the Controlling Collateral Agent with respect to such Shared Collateral, the Existing Notes Secured Parties and (ii) at any other time, the New Notes Secured Parties.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Pari Passu-Lien Obligations, the date on which such Series of Pari Passu-Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Pari Passu-Lien Obligations” means, with respect to any Shared Collateral, the Discharge of the Pari Passu-Lien Obligations with respect to such Shared Collateral; provided that the Discharge of Pari Passu-Lien Obligations shall not be deemed to have occurred in connection with a Refinancing of such Pari Passu-Lien Obligations with additional Pari Passu-Lien Obligations secured by such Shared Collateral under a Secured Note Document which has been designated in writing by the Authorized Representative (under the Secured Note Documents so Refinanced) or the Issuer to the Collateral Agents and each other Authorized Representative as a Secured Note Document with respect to a particular Series of Pari Passu-Lien Obligations for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Note Document.

“Existing Notes Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Existing Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Existing Notes Documents” means, with respect to the Existing Notes Obligations, the loan agreements, credit agreements, notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Existing Notes Indenture and the Existing Notes Security Documents and each other agreement entered into for the purpose of securing the Existing Notes Obligations.

“Existing Notes Indenture” means that certain Indenture, dated as of September 30, 2014, among the Grantor, the Issuer, the Existing Notes Authorized Representative and the Existing Notes Collateral Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, and as Refinanced in whole in a manner not constituting a Discharge of Pari Passu-Lien Obligations.

“Existing Notes Obligations” means all Secured Obligations as defined in the Existing Notes Indenture.

“Existing Notes Pledge and Security Agreement” means that certain Pledge and Security Agreement dated as of September 30, 2014 (as amended, modified, supplemented or restated from time to time) by the Grantor, as pledgor, in favor of the Existing Notes Authorized Representative and Existing Notes Collateral Agent.

“Existing Notes Secured Parties” means the “Secured Parties” as defined in the Existing Notes Pledge and Security Agreement.

“Existing Notes Security Documents” means the Existing Notes Pledge and Security Agreement, the other Security Documents (as defined in the Existing Notes Indenture) and each other agreement entered into in favor of the Existing Notes Collateral Agent for the purpose of securing any Existing Note Obligations.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Insolvency or Liquidation Proceeding” means:

(1)       any case commenced by or against the Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Grantor, any receivership or assignment for the benefit of creditors relating to the Grantor or any similar case or proceeding relative to the Grantor or its creditors, as such, in each case whether or not voluntary;

(2)       any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)       any other proceeding of any type or nature in which substantially all claims of creditors of the Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Issuer” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office (as defined in each of Secured Notes Documents) of any Authorized Representative is located or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Liens” means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Joinder Agreement” means a joinder to this Agreement in the form of Annex I hereto.

“New Notes Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“New Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“New Notes Documents” means, with respect to the New Notes Obligations, the loan agreements, credit agreements, notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the New Notes Indenture and the New Notes Security Documents and each other agreement entered into for the purpose of securing the New Notes Obligations.

“New Notes Indenture” means that certain Indenture, dated as of February 14, 2017, among the Grantor, the Issuer, the New Notes Authorized Representative, and the New Notes Collateral Agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, and as Refinanced in whole or in part in a manner not constituting a Discharge of Pari Passu-Lien Obligations.

“New Notes Obligations” means all Secured Obligations as defined in the New Notes Indenture.

“New Notes Pledge and Security Agreement” means that certain Pledge and Security Agreement dated as of February 14, 2017 (as amended, modified, supplemented or restated from time to time) by United States Enrichment Corporation, as pledgor, in favor of New Notes Authorized Representative and New Notes Collateral Agent.

“New Notes Security Documents” means the New Notes Pledge and Security Agreement, the other Security Documents (as defined in the New Notes Indenture) and each other agreement entered into in favor of the New Notes Collateral Agent for the purpose of securing any New Note Obligations.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Pari Passu-Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Pari Passu-Lien Obligations” means, collectively, (i) the Existing Notes Obligations and (ii) the New Notes Obligations.

“Pari Passu-Lien Secured Parties” means (i) the Existing Notes Secured Parties and (ii) the New Notes Secured Parties.

“Pari Passu-Lien Security Documents” means, collectively, (i) the Existing Notes Security Documents and (ii) the New Notes Security Documents.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Pari Passu-Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any loan agreement, credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Note Document” means (i) the Existing Notes Documents and (ii) the New Notes Documents.

“Securities or Deposit Account Control Collateral” means any Shared Collateral under the “control” of a Collateral Agent (or its agents or bailees), to the extent that such control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Securities or Deposit Account Control Collateral includes, without limitation, any uncertificated securities or deposit account under the control of a Collateral Agent under the terms of the Pari Passu-Lien Security Documents.

“Series” means (a) with respect to the Pari Passu-Lien Secured Parties, each of (i) the Existing Notes Secured Parties (in their capacities as such) and (ii) the New Notes Secured Parties (in their capacities as such) and (b) with respect to any Pari Passu-Lien Obligations, each of (i) the Existing Notes Obligations and (ii) the New Notes Obligations.

“Shared Collateral” means, at any time, Collateral in which the holders of Existing Notes Obligations and the holders of the New Notes Obligations hold a valid and perfected security interest at such time.

SECTION 1.02             Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03             Impairments. It is the intention of the Pari Passu-Lien Secured Parties of each Series that the holders of Pari Passu-Lien Obligations of such Series (and not the Pari Passu-Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Pari Passu-Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu-Lien Obligations), (y) any of the Pari Passu-Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu-Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu-Lien Obligations) on a basis ranking prior to the security interest of such Series of Pari Passu-Lien Obligations but junior to the security interest of any other Series of Pari Passu-Lien Obligations or (ii) the existence of any Collateral for any other Series of Pari Passu-Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Pari Passu-Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any real property subject to a mortgage that applies to all Pari Passu-Lien Obligations shall not be deemed to be an Impairment of any Series of Pari Passu-Lien Obligations. In the event of any Impairment with respect to any Series of Pari Passu-Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu-Lien Obligations, and the rights of the holders of such Series of Pari Passu-Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu-Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu-Lien Obligations subject to such Impairment. Additionally, in the event the Pari Passu-Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Passu-Lien Obligations or the Pari Passu-Lien Security Documents governing such Pari Passu-Lien Obligations shall refer to such obligations or such documents as so modified.

Section 1.04 Termination of Pari Passu Treatment. Notwithstanding anything herein to the contrary, upon any termination of the guaranty of the Existing Notes by the Grantor in connection with a Termination Event (as defined in the Existing Notes Indenture as of the date hereof), (i) equal priority treatment of the Liens securing the Existing Notes Obligations and the New Notes Obligations as provided herein shall cease, (ii) the Existing Notes Obligations shall no longer constitute Pari Passu-Lien Obligations, (iii) all Possessory Collateral in the possession of any Existing Notes Secured Party shall be promptly turned over to the New Notes Collateral Agent, (iv) the Collateral securing the guaranty of the Existing Notes by the Grantor shall no longer constitute Shared Collateral, and (iv) the Existing Notes Secured Parties shall no longer have any rights under this Agreement.

ARTICLE II
Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01        Priority of Claims.

(a)                Anything contained herein or in any of the Secured Note Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent or any Pari Passu-Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Grantor or any Pari Passu-Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Pari Passu-Lien Secured Party or received by the Controlling Collateral Agent or any Pari Passu-Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Pari Passu-Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Note Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Pari Passu-Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Pari Passu-Lien Obligations of a given Series in accordance with the terms of the applicable Secured Note Documents and (iii) THIRD, after payment of all Pari Passu-Lien Obligations, to the Grantor or its successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Passu-Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu-Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu-Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Passu-Lien Obligations with respect to which such Impairment exists.

(b)               It is acknowledged that the Pari Passu-Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Note Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Passu-Lien Secured Parties of any Series.

(c)                Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu-Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Note Documents or any defect or deficiencies in the Liens securing the Pari Passu-Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Pari Passu-Lien Secured Party hereby agrees that the Liens securing each Series of Pari Passu-Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02             Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)                Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). No Non-Controlling Secured Party shall or shall instruct any Collateral Agent to, and no Non-Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Passu-Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting in accordance with the Pari Passu-Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b)               With respect to any Shared Collateral, (i) the Controlling Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Controlling Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Pari Passu-Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Pari Passu-Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Controlling Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Passu-Lien Security Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Pari Passu-Lien Security Documents applicable to it, shall be entitled to take any such actions or exercise any such remedies with respect to such Shared Collateral.

(c)                Notwithstanding the equal priority of the Liens securing each Series of Pari Passu-Lien Obligations with respect to any Shared Collateral, the Controlling Collateral Agent with respect thereto (acting on the instructions of the Applicable Authorized Representative) may deal with such Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party in respect of any Shared Collateral will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or a Controlling Secured Party of any rights and remedies relating to such Shared Collateral, or cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Pari Passu-Lien Secured Party, the Controlling Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d)               Each of the Pari Passu-Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Passu-Lien Secured Parties in all or any part of the Shared Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03             No Interference; Payment Over.

(a)                Each Pari Passu-Lien Secured Party agrees that (i) it will not challenge or question or support any other Person or entity in any proceeding the validity or enforceability of any Pari Passu-Lien Obligations of any Series or any Pari Passu-Lien Security Document or the validity, attachment, perfection or priority of any Lien under any Pari Passu-Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Shared Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Collateral Agent or any other Pari Passu-Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other Pari Passu-Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Controlling Collateral Agent or any other Pari Passu-Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other Pari Passu-Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other Pari Passu-Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral, and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other Pari Passu-Lien Secured Party to enforce this Agreement.

(b)               Each Pari Passu-Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Pari Passu-Lien Security Document by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Pari Passu-Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Pari Passu-Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04             Automatic Release of Liens.

(a)                If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Pari Passu-Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to Section 2.01.

(b)               Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantor) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05             Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)                This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against either Borrower or any of their respective Subsidiaries.

(b)               If the Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Pari Passu-Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (acting on the instructions of the Applicable Authorized Representative) shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu-Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Passu-Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Passu-Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Passu-Lien Secured Parties (other than any Liens of the Pari Passu-Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Passu-Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Passu-Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral (in each case, except to the extent a Lien on additional collateral is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive a Lien on such additional collateral), with the same priority vis-à-vis the Pari Passu-Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu-Lien Obligations, such amount is applied pursuant to Section 2.01 (in each case, except to the extent a payment is made to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such payment), and (D) if any Pari Passu-Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 (in each case, except to the extent such adequate protection is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such adequate protection); provided that the Pari Passu-Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Passu-Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided further that the Pari Passu-Lien Secured Parties receiving adequate protection shall not object to any other Pari Passu-Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu-Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06             Reinstatement. In the event that any of the Pari Passu-Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Pari Passu-Lien Obligations shall again have been paid in full in cash.

SECTION 2.07             Insurance. As between the Pari Passu-Lien Secured Parties, the Controlling Collateral Agent shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08             Refinancings. The Pari Passu-Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Note Document) of any Pari Passu-Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09             Possessory Collateral Agent and Securities or Deposit Account Control Collateral Agent as Gratuitous Bailee for Perfection.

(a)                Each Collateral Agent agrees to hold all Possessory Collateral or Securities or Deposit Account Control Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Pari Passu-Lien Secured Party for which such Possessory Collateral or Securities or Deposit Account Control Collateral is Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral or Securities or Deposit Account Control Collateral, if any, pursuant to the applicable Pari Passu-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time a Collateral Agent ceases to be a Collateral Agent, such former Collateral Agent shall, at the request of the Controlling Collateral Agent, promptly deliver all Possessory Collateral to the Controlling Collateral Agent together with any necessary endorsements (or otherwise allow the Controlling Collateral Agent to obtain control of such Possessory Collateral). The Grantor shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.

(b)               Each Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral or any Securities or Deposit Account Control Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Pari Passu-Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral or such Securities or Deposit Account Control Collateral as applicable, if any, pursuant to the applicable Pari Passu-Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)                The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral or Securities or Deposit Account Control Collateral as gratuitous bailee for the benefit of each other Pari Passu-Lien Secured Party for purposes of perfecting the Lien held by such Pari Passu-Lien Secured Parties thereon.

SECTION 2.10             Amendments to Security Documents.

(a)                Without the prior written consent of the New Notes Collateral Agent, each Existing Notes Secured Party agrees that no Existing Notes Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Existing Notes Security Document would be prohibited by, or would require the Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b)               Without the prior written consent of the Existing Notes Collateral Agent, the New Notes Collateral Agent agrees that no New Notes Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new New Notes Security Document would be prohibited by, or would require the Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c)                In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on a certificate of an authorized officer of the Grantor.

ARTICLE III
Existence and Amounts of Liens and Obligations

SECTION 3.01             Determinations with Respect to Amounts of Liens and Obligations.

Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu-Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Passu-Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of Issuer. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to Issuer, the Grantor, any Pari Passu-Lien Secured Party or any other person as a result of such determination.

ARTICLE IV
The Controlling Collateral Agent

SECTION 4.01             Authority.

(a)                Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b)               In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the Pari Passu-Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Pari Passu-Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Passu-Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other Pari Passu-Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Passu-Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Passu-Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu-Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Pari Passu-Lien Obligations or any other Pari Passu-Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the Pari Passu-Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu-Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Pari Passu-Lien Security Documents or any other agreement related thereto or to the collection of the Pari Passu-Lien Obligations or the valuation, use, protection or release of any security for the Pari Passu-Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Pari Passu-Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by Issuer, the Grantor or any of their respective Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Pari Passu-Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Passu-Lien Obligations for whom such Collateral constitutes Shared Collateral.

ARTICLE V
Miscellaneous

SECTION 5.01             Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)                if to the Existing Notes Collateral Agent or the Existing Notes Authorized Representative , to it at:

Delaware Trust Company
2711 Centerville Road, Suite 220
Wilmington, Delaware 19808
Attention: Corporate Trust Administration
Facsimile No.: 302-636-8666
Email: trust@delawaretrust.com

With a copy to counsel:

Mark R. Somerstein, Esq
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 100 36-8704
Email: mark.somerstein@ropesgray.com

(b)               if to the New Notes Collateral Agent or the New Notes Authorized Representative, to it at:

Delaware Trust Company
2711 Centerville Road, Suite 220
Wilmington, Delaware 19808
Attention: Corporate Trust Administration
Facsimile No.: 302-636-8666
Email: trust@delawaretrust.com

With a copy to counsel:

Mark R. Somerstein, Esq
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 100 36-8704
Email: mark.somerstein@ropesgray.com

(c)       Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

SECTION 5.02             Waivers; Amendment; Joinder Agreements.

(a)                No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)               Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Grantor’s consent or which increases the obligations or reduces the rights of the Grantor, with the consent of the Grantor).

(c)                Notwithstanding the foregoing, without the consent of any Pari Passu-Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 2.08 and upon such execution and delivery, such Authorized Representative and the Pari Passu-Lien Secured Parties and Pari Passu-Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Pari Passu-Lien Security Documents applicable thereto.

(d)               Notwithstanding the foregoing, in connection with any Refinancing of Pari Passu-Lien Obligations of any Series, the Collateral Agents and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other Pari Passu-Lien Secured Party or the Grantor), at the request of any Collateral Agent, any Authorized Representative or the Issuer, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative, provided that any Collateral Agent or Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from an authorized officer of the Issuer to the effect that such Refinancing is permitted by the then existing Secured Note Documents.

SECTION 5.03             Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Passu-Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04             Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05             Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.06             Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07             GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08             Submission to Jurisdiction Waivers; Consent to Service of Process.

Each Collateral Agent and each Authorized Representative, on behalf of itself and the Pari Passu-Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a)                submits for itself and its property in any legal action or proceeding relating to this Agreement and the Pari Passu-Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b)               consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d)               agrees that nothing herein shall affect the right of any other party hereto (or any Pari Passu-Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Pari Passu-Lien Secured Party) to sue in any other jurisdiction; and

(e)                waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09             WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10             Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11             Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Pari Passu-Lien Security Documents or any of the other Secured Note Documents, the provisions of this Agreement shall control.

SECTION 5.12             Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu-Lien Secured Parties in relation to one another. None of the Issuer, the Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Pari Passu-Lien Secured Documents), and none of the Issuer or the Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of the Issuer or the Grantor, which are absolute and unconditional, to pay the Pari Passu-Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13             Agent Capacities. Except as expressly provided herein or in the Existing Notes Security Documents, Delaware Trust Company (and any successor to its initial capacities under this Agreement), is acting in the capacities of Existing Notes Authorized Representative and Existing Notes Collateral Agent solely for the Existing Notes Secured Parties. Except as expressly provided herein or in the New Notes Security Documents, Delaware Trust Company (and any successor to its initial capacities under this agreement) is acting in the capacity of New Notes Authorized Representative and New Notes Collateral Agent solely for the New Notes Secured Parties. Except as expressly set forth herein, none of the Existing Notes Authorized Representative, the Existing Notes Collateral Agent, the New Notes Authorized Representative or the New Notes Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Note Documents.

SECTION 5.14             Integration. This Agreement together with the other Secured Note Documents and the Pari Passu-Lien Security Documents represents the agreement of each of the Grantor and the Pari Passu-Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Grantor, the Collateral Agents, the Authorized Representatives or any other Pari Passu-Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Note Documents or the Pari Passu-Lien Security Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DELAWARE TRUST COMPANY,
as Existing Notes Collateral Agent and Existing Notes Authorized Representative

By:
Name:
Title:

DELAWARE TRUST COMPANY,
as New Notes Collateral Agent and New Notes Authorized Representative

By:
Name:
Title:

[Signature Page to Pari Passu Agreement]

UNITED STATES ENRICHMENT CORPORATION

By:
Name:
Title:

[Signature Page to Pari Passu Agreement]

ANNEX I

[FORM OF] JOINDER NO. [      ] dated as of [________], 20[  ] to the PARI PASSU LIEN INTERCREDITOR AGREEMENT dated as of February 14, 2017 (the “Pari Passu Intercreditor Agreement”), among United States Enrichment Corporation, a Delaware limited corporation (the “Grantor”), DELAWARE TRUST COMPANY, as Existing Notes Collateral Agent and Existing Notes Authorized Representative for the Existing Notes Secured Parties under the Existing Notes Security Documents, DELAWARE TRUST COMPANY, as New Notes Collateral Agent and New Notes Authorized Representative for the New Notes Secured Parties under the New Notes Security Documents.

A.       Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B.       As a condition to the ability of the Issuer to Refinance the Pari Passu-Lien Obligations (such obligations the “Refinanced Pari Passu-Lien Obligations”), the authorized representative in respect of such Refinanced Pari Passu-Lien Obligations is required to become an Authorized Representative (the “New Representative”), the collateral agent in respect of such Refinanced Pari Passu-Lien Obligations is required to become a Collateral Agent (the “New Collateral Agent”), and such Refinanced Pari Passu-Lien Obligations and the secured parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement.

Accordingly, each Collateral Agent, each Authorized Representative, the New Representative and the New Collateral Agent agree as follows:

SECTION 1. In accordance with Section 2.08 of the Pari Passu Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, the New Collateral Agent by its signature below becomes a Collateral Agent under, and the related Refinanced Pari Passu-Lien Obligations and Pari Passu-Lien Secured Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as a Collateral Agent, and each of the New Representative and the New Collateral Agent, on its behalf and on behalf of such Pari Passu-Lien Secured Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as Authorized Representative or Collateral Agent, as applicable, and to the Pari Passu-Lien Secured Parties that it represents. Each reference to an “Authorized Representative” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Representative. Each reference to a “Collateral Agent” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Collateral Agent. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. Each of the New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other Pari Passu-Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [trustee/administrative agent/collateral agent], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and, (iii) the Pari Passu-Lien Secured Documents relating to such Refinanced Pari Passu-Lien Obligations provide that, upon its entry into this Agreement, the Pari Passu-Lien Secured Parties in respect of such Refinanced Pari Passu-Lien Obligations will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Pari Passu-Lien Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to it at its address set forth below its signature hereto.

SECTION 8. The Grantor and Issuer agree to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel.

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the Pari Passu Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] and as collateral agent for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as [ ] and as collateral agent for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

[DELAWARE TRUST COMPANY,
as the Existing Notes Collateral Agent and Existing Notes Authorized Representative,

By: __________________________

Name:

Title:]

[DELAWARE TRUST COMPANY,
as the New Notes Collateral Agent and New Notes Authorized Representative,

By: __________________________

Name:

Title:]

[OTHER AUTHORIZED REPRESENTATIVES]

UNITED STATES ENRICHMENT CORPORATION,
as the Company

By: __________________________

Name:

Title:

EXHIBIT I

FORM OF LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT
FOR ADDITIONAL GUARANTOR

EXHIBIT K TO INDENTURE

FORM OF

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

Dated as of [                    ]

among

[                    ],

as the Initial Junior Lien Representative and Initial Junior Lien Collateral Agent

for the Initial Junior Lien Claimholders,

Delaware Trust Company as Trustee,

as the Initial Senior Lien Representative,

Delaware Trust Company,

as the Initial Senior Lien Collateral Agent

and

each additional Representative and Collateral Agent from time to time party hereto and acknowledged and agreed to by

[ADDITIONAL GUARANTOR]

as the Company

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT		1
RECITALS		1
Section 1.	Definitions.	2
1.1	Defined Terms	2
1.2	Terms Generally	10
Section 2.	Payment Subordination and Payment Block.	11
2.1	Subordination of Junior Lien Obligations to Senior Lien Obligations	11
2.2	Junior Lien Obligations Payment Restrictions.	11
2.3	Junior Lien Obligations Standstill Provisions.	12
2.4	Liquidation, Dissolution, Bankruptcy.	12
Section 3.	Lien Priorities.	13
3.1	Relative Priorities	13
3.2	Prohibition on Contesting Liens; No Marshaling	13
3.3	No New Liens	14
3.4	Perfection of Liens	15
3.5	Nature of Senior Lien Obligations	15
Section 4.	Enforcement.	15
4.1	Exercise of Remedies.	15
4.2	Actions Upon Breach; Specific Performance	18
Section 5.	Payments.	19
5.1	Application of Proceeds	19
5.2	Payments Over.	19
5.3	Releases.	20
5.4	Insurance	21
5.5	Amendments to Senior Lien Documents and Junior Lien Documents.	21
5.6	Confirmation of Subordination in Junior Lien Collateral Documents	22
5.7	Gratuitous Bailee/Agent for Perfection; Rights of Initial Senior Collateral Agent and Initial Senior Lien Representative.	23
5.8	When Discharge of Obligations Deemed to Not Have Occurred	24
Section 6.	Insolvency or Liquidation Proceedings.	24
6.1	Finance and Sale Issues	24
6.2	Relief from the Automatic Stay	25
6.3	Adequate Protection.	25
6.4	No Waiver	26
6.5	Avoidance Issues	27
6.6	Reorganization Securities	27
6.7	Post-Petition Interest.	27
6.8	Waiver	27
6.9	Separate Grants of Security and Separate Classification	27
6.10	Effectiveness in Insolvency or Liquidation Proceedings	28
Section 7.	Reliance; Waivers.	28
7.1	Reliance	28
7.2	No Warranties or Liability	28
7.3	No Waiver of Lien Priorities.	29
7.4	Obligations Unconditional	30
Section 8.	Miscellaneous.	31
8.1	Integration/Conflicts	31
8.2	Effectiveness; Continuing Nature of this Agreement; Severability	31
8.3	Amendments; Waivers.	31
8.4	Information Concerning Financial Condition of the Company and its Subsidiaries	32
8.5	Subrogation	32
8.6	Application of Payments	32
8.7	Additional Senior Lien Claims and Additional Junior Debt.	33

 xviii

8.8	Agency Capacities.	34
8.9	Submission to Jurisdiction; Certain Waivers	34
8.10	Waiver of Jury Trial.	34
8.11	Notices	35
8.12	Further Assurances	35
8.13	Applicable Law	35
8.14	Binding on Successors and Assigns	35
8.15	Section Headings	35
8.16	Counterparts	35
8.17	Authorization	36
8.18	Third Party Beneficiaries/ Provisions Solely to Define Relative Rights	36
8.19	No Indirect Actions	36
8.20	Relationship with Senior Lien Intercreditor Agreement; No Duty of Senior Claimholders to Non-Parties	36

EXHIBITS

Exhibit A - Joinder Agreement (Additional Junior Lien Debt)

Exhibit B - Joinder Agreement (Additional Senior Lien Claims)

Exhibit C - Additional Debt Designation

Exhibit D - Supplemental Acknowledgment (Additional Grantor)

 xix

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

This LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [DATE], and entered into by and among [JUNIOR LIEN REPRESENTATIVE] (“[                    ]”), as Junior Lien Representative for the [Initial Junior Lien Claimholders (as defined below)] (in such capacity and together with its successors from time to time in such capacity, the “Initial Junior Lien Representative”) and [administrative agent][collateral agent] for the Initial Junior Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Junior Lien Collateral Agent”), DELAWARE TRUST COMPANY, as Trustee, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as Senior Lien Representative for the Initial Senior Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Senior Lien Representative”), DELAWARE TRUST COMPANY, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as collateral agent for the Initial Senior Lien Claimholders (as defined below) (in such capacity and together with its successors from time to time in such capacity, the “Initial Senior Lien Collateral Agent”) and each additional Senior Lien Representative, Senior Lien Collateral Agent, Junior Lien Representative and Junior Lien Collateral Agent that from time to time becomes a party hereto pursuant to Section 8.7, and acknowledged and agreed to by [ADDITIONAL GUARANTOR], a [JURISDICTION][TYPE OF ORGANIZATION] (the “Company”) and any other party that delivers a supplemental acknowledgment hereof from time to time (“Additional Grantors”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below. Capitalized terms used and not otherwise defined herein have the meaning set forth in the Initial Senior Lien Indentures as in effect on the date hereof or as modified in accordance with the provision of this Agreement.

RECITALS

[describe initial junior lien agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Junior Lien Agreement”)];

Centrus, the Initial Senior Lien Representative and the Initial Senior Lien Collateral Agent have previously entered into the Indenture, dated as of September 30, 2014 and the Indenture, dated as of february 14, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, collectively, the “Initial Senior Lien Indentures”, and each, an “Initial Senior Lien Indenture”), and the Company has provided a guaranty of the Centrust’s obligations under the Initial Senior Lien Indentures (the “Initial Senior Lien Guaranty”);

The obligations of the Company and the Additional Grantors under all Senior Lien Obligations may be secured by, among other things, one or more liens on Collateral (as hereinafter defined) which Liens securing the Senior Lien Obligations may be senior in priority to the Liens on the Collateral securing the Initial Junior Lien Agreement and the other Junior Lien Obligations in accordance with the terms hereof;

The Senior Lien Documents and the Junior Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Initial Senior Lien Representative (for itself and on behalf of each other Initial Senior Lien Claimholder), the Initial Senior Lien Collateral Agent (for itself and on behalf of each other Initial Senior Lien Claimholder), the Initial Junior Lien Representative (for itself and on behalf of each other Initial Junior Lien Claimholder), the Initial Junior Lien Collateral Agent (for itself and on behalf of each other Initial Junior Lien Claimholder), each additional Senior Lien Representative (for itself and on behalf of each other Additional Senior Lien Claimholder represented by it), each additional Senior Lien Collateral Agent (for itself and on behalf of each other Additional Senior Lien Claimholder represented by it), each additional Junior Lien Representative (for itself and on behalf of each other Additional Junior Lien Claimholder represented by it) and each additional Junior Lien Collateral Agent (for itself and on behalf of each other Additional Junior Lien Claimholder represented by it), intending to be legally bound, hereby agrees as follows:

Section 1. Definitions.

Defined Terms. As used in this Agreement, the following terms shall have the following meaning:

“Additional Collateral Agent” means any one or more Additional Senior Lien Collateral Agent and Additional Junior Lien Collateral Agent, as the context may require.

“Additional Grantor” has the meaning set forth in the introductory paragraph.

“Additional Junior Lien Claimholders” means, with respect to any Series of Additional Junior Lien Debt, the holders of such Indebtedness, the Junior Lien Representative with respect thereto, the Junior Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Junior Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company under any related Additional Junior Lien Documents and the holders of any other Additional Junior Lien Obligations secured by the Junior Lien Collateral Documents for such Series of Additional Junior Lien Debt.

“Additional Junior Lien Collateral Agent” has the meaning set forth in the definition of “Junior Lien Collateral Agent”.

“Additional Junior Lien Debt” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by the Company (other than the Initial Junior Lien Debt) which Refinances any Initial Junior Lien Debt and which Indebtedness and guarantees are secured by the Junior Lien Collateral (or a portion thereof) on a basis junior to the Senior Lien Obligations; provided, however, that with respect to any such Indebtedness incurred after the date hereof (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each of the Senior Lien Documents and Junior Lien Documents, (ii) unless already a party with respect to that Series of Additional Junior Lien Debt, each of the Junior Lien Representative and the Junior Lien Collateral Agent for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.7 hereof; and (iii) each of the other requirements of Section 8.7 shall have been complied with. The requirements of clause (i) shall be tested only as of (x) the date of execution of such Joinder Agreement by the applicable Additional Junior Lien Collateral Agent and Additional Junior Lien Representative if pursuant to a commitment entered into at the time of such Joinder Agreement, and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment or amendment.

“Additional Junior Lien Documents” means, with respect to any Series of Additional Junior Lien Debt, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Indebtedness, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Junior Lien Documents and the Junior Lien Collateral Documents securing such Series of Additional Junior Lien Debt.

“Additional Junior Lien Obligations” means, with respect to any Series of Additional Junior Lien Debt, (a) principal, interest (including without limitation any Post-Petition Interest), premium (if any), penalties, fees, expenses (including, without limitation, fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages, statutory claims and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Junior Lien Debt, (b) all other amounts payable to the related Additional Junior Lien Claimholders under the related Additional Junior Lien Documents (other than in respect of any Indebtedness not constituting Additional Junior Lien Debt) and (c) any renewals or extensions of the foregoing.

“Additional Junior Lien Representative” has the meaning set forth in the definition of “Junior Lien Representative”.

“Additional Obligations” means the Additional Senior Lien Obligations and the Additional Junior Lien Obligations.

“Additional Representative” means any one or more Additional Senior Lien Representative and Additional Junior Lien Representative, as the context may require.

“Additional Senior Lien Claims” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by the Company (other than the Initial Senior Lien Debt) which Refinances any Initial Senior Lien Debt and which Indebtedness and guarantees are secured by the Senior Lien Collateral (or a portion thereof) on a basis senior to the Junior Lien Obligations; provided, however, that with respect to any such Indebtedness incurred after the date hereof (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each of the Senior Lien Documents and Junior Lien Documents, (ii) unless already a party with respect to that Series of Additional Senior Lien Debt, each of the Senior Lien Representative and the Senior Lien Collateral Agent for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.7 hereof; and (iii) each of the other requirements of Section 8.7 shall have been complied with. The requirements of clause (i) shall be tested only as of (x) the date of execution of such Joinder Agreement by the applicable Additional Senior Lien Collateral Agent and Additional Senior Lien Representative if pursuant to a commitment entered into at the time of such Joinder Agreement, and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment or amendment.

“Additional Senior Lien Claimholders” means, with respect to any Series of Additional Senior Lien Claims, the holders of such Indebtedness, the Senior Lien Representative with respect thereto, the Senior Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Senior Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company under any related Additional Senior Lien Documents and the holders of any other Additional Senior Lien Obligations secured by the Senior Lien Collateral Documents for such Series of Additional Senior Lien Claims.

“Additional Senior Lien Collateral Agent” has the meaning set forth in the definition of “Senior Lien Collateral Agent”.

“Additional Senior Lien Documents” means, with respect to any Series of Additional Senior Lien Claims, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Additional Senior Lien Claims, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Senior Lien Documents and the Senior Lien Collateral Documents securing such Series of Additional Senior Lien Claims.

“Additional Senior Lien Obligations” means, with respect to any Series of Additional Senior Lien Claims, (a) all principal, interest (including any Post-Petition Interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages, statutory claims and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Senior Lien Claims, (b) all other amounts payable to the related Additional Senior Lien Claimholders under the related Additional Senior Lien Documents (other than in respect of any Indebtedness not constituting Additional Senior Lien Claims), (c) subject to Section 5.8 hereof, any Hedging Obligations and Bank Product Obligations secured under the Senior Lien Collateral Documents securing such Series of Additional Senior Lien Claims and (d) any renewals or extensions of the foregoing.

“Additional Senior Lien Representative” has the meaning set forth in the definition of “Senior Lien Representative”.

“Affiliate” means, with respect to a specified Person, (a) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Person specified or is a director or executive officer of the Person specified or (b) any other Person that directly or indirectly owns [10]% or more of any class of equity interests of the Person specified.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of the Company, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with any treasury, investment, depository, clearing house, wire transfer, overdrafts and interstate depository network services, cash management or automated clearing house transfers of funds services, credit cards for commercial customers, stored value cards or any related services, to any Person permitted to be a secured party in respect of such obligations under the applicable Senior Lien Documents.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Centrus” means Centrus Energy Corp., a Delaware corporation.

“Claimholders” means any one or more of the Senior Lien Claimholders and the Junior Lien Claimholders, as the context may require.

“Collateral” means, at any time, all of the assets and property of the Company and any Additional Grantor, whether real, personal or mixed, in which the holders of Senior Lien Obligations under at least one Series of Senior Lien Obligations and the holders of Junior Lien Obligations under at least one Series of Junior Lien Obligations (or their respective Collateral Agents or Representatives) hold, purport to hold or are required to hold, a security interest at such time (or, in the case of the Senior Lien Obligations, are deemed pursuant to Section 3.3 to hold a security interest), including any property subject to Liens granted pursuant to Section 6 to secure both Senior Lien Obligations and Junior Lien Obligations.

“Collateral Agent” means any Senior Lien Collateral Agent and/or any Junior Lien Collateral Agent, as the context may require.

“Collateral Documents” means the Senior Lien Collateral Documents, the Junior Lien Collateral Documents, and any other security documents in which certain security interests have been granted therein by the Company or any Additional Grantor.

“Collateral Enforcement Action” means any action to:

(a)       foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral or Restricted Assets, or otherwise exercise or enforce remedial rights with respect to Collateral or Restricted Assets under the Senior Lien Documents or the Junior Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b)       solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral or Restricted Assets, conduct the liquidation or disposition of Collateral or Restricted Assets or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral or Restricted Assets;

(c)       receive a transfer of Collateral or Restricted Assets in satisfaction of Indebtedness or any other Obligation secured thereby;

(d)       otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Senior Lien Documents or Junior Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral or Restricted Assets); or

(e)       the Disposition of Collateral or Restricted Assets by the Company after the occurrence and during the continuation of an event of default under any of the Senior Lien Documents or the Junior Lien Documents with the consent of the applicable Senior Lien Collateral Agent (or Senior Lien Claimholders) or Junior Lien Collateral Agent (or Junior Lien Claimholders).

“Company” has the meaning set forth in the Preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling” and “Controlled” have meanings correlative thereto.“Designation” means a designation of Additional Senior Lien Claims or Additional Junior Lien Debt in substantially the form of Exhibit C attached hereto.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge” means, except to the extent otherwise provided in Section 5.8, with respect to any Series of Senior Lien Obligations or Series of Junior Lien Obligations, that such Series of Senior Lien Obligations or Series of Junior Lien Obligations, as the case may be, are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of the applicable Senior Lien Documents or Junior Lien Documents. The term “Discharged” shall have a corresponding meaning.

“Discharge of Initial Senior Lien Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of all Initial Senior Lien Obligations has occurred.

“Discharge of Junior Lien Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of each Series of Junior Lien Obligations has occurred.

“Discharge of Senior Lien Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of Initial Senior Lien Obligations and the Discharge of each additional Series of Senior Lien Obligations has occurred.

“Disposition” has the meaning set forth in Section 5.3(b).

“Distribution” means, with respect to any Indebtedness, obligation, or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such Indebtedness, obligation, or security, (b) any redemption, purchase or other acquisition of such Indebtedness, obligation, or security by any Person, or (c) the granting of any lien or security interest to or for the benefit of the holders of such Indebtedness, obligation, or security in or upon any property of any Person.

“Enforcement Action” means:

(a)       to take from or for the account of the Company, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by the Company or any such other guarantor with respect to the Junior Lien Obligations in violation of the payment block provisions of Section 2.2 hereof;

(b)       to sue for payment of, or to initiate or participate with others in any suit, action or proceeding including, but not limited to, any Insolvency or Liquidation Proceeding, against the Company to (i) enforce payment of or to collect the whole or any part of the Junior Lien Obligations or (ii) commence judicial enforcement of any of the rights and remedies under the Junior Lien Documents or applicable law with respect to the Junior Lien Obligations;

(c)       to accelerate the Junior Lien Obligations; or

(d)       to exercise any put option or to cause the Company to honor any redemption or mandatory prepayment obligation under any Junior Lien Document.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Hedge Agreement” means a Swap Contract entered into by the Company with a counterparty as permitted under the Senior Lien Documents or the Junior Lien Documents, as the case may be.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreement.

“Indebtedness” means and includes all indebtedness for borrowed money; for the avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit, Hedging Obligations or Bank Product Obligations.

“Initial Junior Lien Claimholders” means the holders of any Initial Junior Lien Obligations, the Initial Junior Lien Collateral Agent and the Initial Junior Lien Representative.

“Initial Junior Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Junior Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Initial Junior Lien Documents.

“Initial Junior Lien Documents” means those certain Initial Junior Lien Agreement, the Initial Junior Lien Security Agreements, any other Initial Junior Lien Security Documents and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Junior Lien Obligations.

“Initial Junior Lien Obligations” means the “Obligations” and “Secured Obligations” (as defined in the Initial Junior Lien Documents) under the Initial Junior Lien Documents.

“Initial Junior Lien Agreement” has the meaning set forth in the Recitals.

“Initial Junior Lien Security Agreements” means the Initial Junior Lien Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Junior Lien Obligations.

“Initial Junior Lien Security Documents” means the Initial Junior Lien Agreement, the Initial Junior Lien Security Agreements and the other “Security Documents” or “Collateral Documents” as defined in the Initial Junior Lien Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Junior Lien Obligations.

“Initial Junior Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“Initial Senior Lien Claimholders” means the “Secured Parties” as defined in the Initial Senior Lien Security Agreements.

“Initial Senior Lien Claims” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Initial Senior Lien Documents.

“Initial Senior Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Senior Lien Documents” means the Initial Senior Lien Indentures, the Initial Senior Lien Guaranty, the Initial Senior Lien Security Agreements and the other “Security Documents” as defined in the Initial Senior Lien Indentures and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Senior Lien Obligations.

“Initial Senior Lien Guaranty” has the meaning set forth in the Recitals.

“Initial Senior Lien Indentures” has the meaning set forth in the Recitals.

“Initial Senior Lien Obligations” means the “Secured Obligations” as defined in the Initial Senior Lien Security Agreements.

“Initial Senior Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“Initial Senior Lien Security Agreements” means the Pledge and Security Agreement, by and among the Initial Senior Lien Collateral Agent and the Company, dated as of September 30, 2014, together with the Pledge and Security Agreement, by and among the Initial Senior Lien Collateral Agent and the Company, dated as of February 14, 2017.

“Insolvency or Liquidation Proceeding” means:

(e)       any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company;

(f)       any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or with respect to a material portion of its assets;

(g)       any liquidation, dissolution, reorganization or winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(h)       any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A or Exhibit B hereto, as applicable, required to be delivered by a Representative and a Collateral Agent to each other then-existing Representative and Collateral Agent pursuant to Section 8.7 hereof in order to include Additional Senior Lien Claims or Additional Junior Lien Debt hereunder and to become the Representative or Collateral Agent, as the case may be, hereunder in respect thereof for the applicable Additional Senior Lien Claimholders or applicable Additional Junior Lien Claimholders, as the case may be, under such Additional Senior Lien Claims or Additional Junior Lien Debt.

“Junior Lien Adequate Protection Payments” has the meaning set forth in Section 6.3(b).

“Junior Lien Claimholders” means the Initial Junior Lien Claimholders and any Additional Junior Lien Claimholders.

“Junior Lien Collateral” means any “Collateral” as defined in any Junior Lien Documents or any other assets of the Company with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to any Junior Lien Document as security for any Junior Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Junior Lien Claimholder.

“Junior Lien Collateral Agent” means (i) in the case of any Initial Junior Lien Obligations or the Initial Junior Lien Claimholders, the Initial Junior Lien Collateral Agent and (ii) in the case of any Additional Junior Lien Obligations and the Additional Junior Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Junior Lien Obligations and that is named as the Junior Lien Collateral Agent in respect of such Additional Junior Lien Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Junior Lien Collateral Agent”).

“Junior Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable Junior Lien Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Junior Lien Obligations or pursuant to which any such Lien is perfected.

“Junior Lien Debt” means the Initial Junior Lien Debt and any Additional Junior Lien Debt.

“Junior Lien Declined Lien” has the meaning set forth in Section 3.3.

“Junior Lien Documents” means the Initial Junior Lien Documents and any Additional Junior Lien Documents.

“Junior Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by the Company is granted to secure any Junior Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Junior Lien Obligations” means the Initial Junior Lien Obligations and any Additional Junior Lien Obligations.

“Junior Lien Representative” means (i) in the case of the Initial Junior Lien Obligations or the Initial Junior Lien Claimholders, the Initial Junior Lien Representative and (ii) in the case of any Additional Junior Lien Obligations and the Additional Junior Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the Junior Lien Representative in respect of such Additional Junior Lien Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Junior Lien Representative”).

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind, (any conditional sale or other title retention agreement, and any lease in the nature thereof) and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and any right of set-off or recoupment.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Payment Blockage Notice” has the meaning set forth in Section 2.2(a).

“Obligations” means all obligations of every nature of the Company from time to time owed to any agent or trustee, the Senior Lien Claimholders, the Junior Lien Claimholders or any of them or their respective Affiliates under the Senior Lien Documents, the Junior Lien Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Swap Contracts, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Pay-Over Amount” has the meaning set forth in Section 6.3(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.7.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Senior Lien Documents or the Junior Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than, or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Representative” means any Senior Lien Representative and/or any Junior Lien Representative, as the context may require.

“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of the Company.

“Restricted Assets” means all licenses, permits, franchises, approvals or other authorizations from any Governmental Authority from time to time granted to or otherwise held by the Company to the extent the same constitute “Excluded Assets” under (and as defined in) the Senior Lien Documents or the Junior Lien Documents or are similarly carved out from the granting clause or the collateral thereunder.

“Sale Proceeds” means (i) the net proceeds from the sale of the Company as a going concern or from the sale of the Restricted Assets as a going concern, or (ii) any other economic value (whether in the form of cash or otherwise) received or distributed that is associated with the Restricted Assets.

“Senior Lien Claimholders” means the Initial Senior Lien Claimholders and any Additional Senior Lien Claimholders.

“Senior Lien Claims” means the Initial Senior Lien Claims and any Additional Senior Lien Claims.

“Senior Lien Collateral” means any “Collateral” as defined in any Senior Lien Documents or any other assets of the Company with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a Senior Lien Documents as security for any Senior Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Senior Lien Claimholder.

“Senior Lien Collateral Agent” means (i) in the case of any Initial Senior Lien Obligations or the Initial Senior Lien Claimholders, the Initial Senior Lien Collateral Agent and (ii) in the case of any Additional Senior Lien Obligations and the Additional Senior Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Senior Lien Obligations and that is named as the Senior Lien Collateral Agent in respect of such Additional Senior Lien Obligations in the applicable Joinder Agreement if such Person becomes a party to this Agreement or, if not, as named in the applicable Senior Lien Documents (each, in the case of this clause (ii) together with its successors and assigns in such capacity, an “Additional Senior Lien Collateral Agent”). In the case of any Senior Lien Obligations that are not represented by an agent, all references herein to Senior Lien Collateral Agent or Additional Senior Lien Collateral Agent shall refer to the holder of such Senior Lien Obligations.

“Senior Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable Senior Lien Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Senior Lien Obligations or pursuant to which any such Lien is perfected.

“Senior Lien Documents” means the Initial Senior Lien Documents and any Additional Senior Lien Documents.

“Senior Lien Obligations” means the Initial Senior Lien Obligations and any Additional Senior Lien Obligations.

“Senior Lien Intercreditor Agreement” means an agreement among each Senior Lien Representative and each Senior Lien Collateral Agent allocating rights among the various Series of Senior Lien Obligations.

“Senior Lien Representative” means (i) in the case of any Initial Senior Lien Obligations or the Initial Senior Lien Claimholders, the Initial Senior Lien Representative and (ii) in the case of any Additional Senior Lien Obligations and the Additional Senior Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the Senior Lien Representative in respect of such Additional Senior Lien Obligations in the applicable Joinder Agreement if such Person becomes a party to this Agreement or, if not, as named in the applicable Senior Lien Documents (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Senior Lien Representative”). In the case of any Senior Lien Obligations that are not represented by an agent, all references herein to Senior Lien Representative or Additional Senior Lien Representative shall refer to the holder of such Senior Lien Obligations.

“Series” means, (x) with respect to Junior Lien Debt or Junior Lien Obligations, all Junior Lien Debt or Junior Lien Obligations, as applicable, represented by the same Representative acting in the same capacity and (y) with respect to Senior Lien Claims or Senior Lien Obligations, all Senior Lien Claims or Senior Lien Obligations, as applicable, represented by the same Representative acting in the same capacity.

“Short Fall” has the meaning set forth in Section 6.3(b).

“Standstill Period” has the meaning set forth in Section 4.1(a)(1).

“Subsidiary” means, with respect to any Person, of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Supplemental Acknowledgment” has the meaning set forth in Section 8.3(a).

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)       any definition of or reference herein to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b)       any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c)       the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)       all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)       the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Payment Subordination and Payment Block.

Subordination of Junior Lien Obligations to Senior Lien Obligations. The Company covenants and agrees, and the Junior Lien Claimholders likewise covenant and agree, notwithstanding anything to the contrary contained in any of the Junior Lien Documents, that the payment of any and all of the Junior Lien Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of all Senior Lien Obligations. Each holder of Senior Lien Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Lien Obligations in reliance upon the provisions contained in this Agreement.

2.2       Junior Lien Obligations Payment Restrictions.

(a)       Notwithstanding the terms of the Junior Lien Documents, the Company hereby agrees that it may not make to the Junior Lien Representative or any other Junior Lien Claimholder, and the Junior Lien Collateral Agent on behalf of itself and each Junior Lien Claimholders hereby agrees that it will not accept, any payment or distribution in respect of Junior Lien Obligations with respect to the Company’s guarantee of the Junior Lien Obligations and the Company may not acquire from the Junior Lien Representative or any other Junior Lien Claimholder any Junior Lien Obligations for cash or property until all principal and other Obligations with respect to the Senior Lien Obligations have been paid in full, in each case, if (1) a payment default on Senior Lien Obligations has occurred and is continuing or (2) any other default has occurred and is continuing on any Senior Lien Obligations that permits holders of such Senior Lien Obligations to accelerate its maturity, or otherwise demand its payment, and the Junior Lien Representative receives a notice of such default (a “Payment Blockage Notice”) from the Company, any Senior Lien Representative.

(b)       The Company may and will resume payments or any distributions in respect of the Company’s guarantee of the Junior Lien Obligations and may acquire the Junior Lien Obligations upon the earlier of:

(1)       in the case of a payment default on the Senior Lien Obligations, upon the date upon which such default is cured or waived, and

(2)       in the case of a nonpayment default on the Senior Lien Obligations, upon the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless, in the case of this clause (2), the maturity of any Senior Lien Obligations has been accelerated or demand for payment of such Senior Lien Obligations made, and such acceleration or demand for payment has not been waived, satisfied or cancelled;

if the Initial Junior Lien Agreement or other applicable Junior Lien Documents otherwise permits such payment, distribution or acquisition at the time of such payment, distribution or acquisition.

2.3       Junior Lien Obligations Standstill Provisions.

The Junior Lien Representative shall not, without the prior written consent of the Senior Lien Representative, take any Enforcement Action with respect to the Junior Lien Obligations (for the avoidance of doubt, Collateral Enforcement Actions shall be governed by Section 3.1, below and not this Section 2.3), until the earliest to occur of the following:

(a)       acceleration of the Senior Lien Obligations (provided, however, that if, following any such acceleration of the Senior Lien Obligations, such acceleration in respect of the Senior Lien Obligations is rescinded, then all Enforcement Actions taken by any Junior Lien Claimholders shall likewise be rescinded if the Junior Lien Claimholders would not otherwise have any right under the last paragraph of this Section 2.3 to take any Enforcement Action);

(b)       an Insolvency or Liquidation Proceeding with respect to the Company shall have been commenced (provided, however, that if such Insolvency or Liquidation Proceeding is dismissed, the corresponding prohibition against the Junior Lien Claimholders taking any Enforcement Action shall automatically be reinstated as of the date of dismissal as if such Insolvency or Liquidation Proceeding had not been initiated, unless the Junior Lien Claimholder shall have the right to take any Enforcement Action under the last paragraph of this Section 2.3); or

(c)       the stated final maturity of the Junior Lien Obligations.

Any Distributions on account of a Junior Lien Obligation or other proceeds of any Enforcement Action obtained by any Junior Lien Claimholders shall in any event be held in trust by it for the benefit of the Senior Lien Obligations and promptly be paid or delivered to the Senior Lien Collateral Agent in the form received until all Senior Lien Obligations are paid in full.

Anything contained in this Agreement to the contrary notwithstanding, no provision herein shall prevent any Junior Lien Claimholders from (i) filing lawsuits to prevent the expiration of any applicable statute of limitations or other similar restrictions on claims, or (ii) seeking specific performance or other injunctive relief to compel the Company to comply with a non-payment obligation under the Junior Lien Documents.

2.4       Liquidation, Dissolution, Bankruptcy.

In the event of any Insolvency or Liquidation Proceeding that is continuing involving the Company:

This Agreement shall remain in full force and effect and enforceable pursuant to its terms, and all references herein to the Company shall be deemed to apply to the Company as debtor-in-possession and to any Person claiming through or on their behalf, including a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent for the estate of the Company, or otherwise.

All Senior Lien Obligations shall first be paid in full before any Distribution, whether in cash, securities or other property, shall be made to any Junior Lien Claimholder (or any Person claiming through or on behalf of any Junior Lien Claimholder, including a trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent, or otherwise) on account of any Junior Lien Obligations.

Any Distribution, whether in cash, securities or other property, which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Junior Lien Obligations shall be paid or delivered directly to the Senior Lien Collateral Agent until all Senior Lien Obligations are paid in full. Each Junior Lien Claimholder by its acceptance of the Junior Lien Documents irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions in respect of the Junior Lien Obligations to the Senior Collateral Agent. Each Junior Lien Claimholder by its acceptance of the Junior Lien Documents also irrevocably authorizes and empowers the Senior Lien Collateral Agent, in the name of such Junior Lien Claimholder, to demand, sue for, collect and receive any and all such Distributions. Neither any Senior Lien Collateral Agent nor any Senior Lien Claimholder shall have any liability to any Junior Lien Claimholder in connection with any action taken pursuant to this paragraph.

Each Junior Lien Claimholder by its acceptance of the Junior Lien Documents agrees not to initiate, prosecute, support or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Lien Obligations or any liens and security interests securing the Senior Lien Obligations.

Each Junior Lien Claimholder may execute, verify, deliver and file any proofs of claim in respect of the Junior Lien Obligations.

Section 3. Lien Priorities.

Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the Senior Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Senior Lien Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby agrees that:

(a)       any Lien on the Collateral securing any Senior Lien Obligations now or hereafter held by or on behalf of any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Junior Lien Obligations; and

(b)       any Lien on the Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of any Junior Lien Representative, any Junior Lien Collateral Agent, any Junior Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Senior Lien Obligations. All Liens on the Collateral securing any Senior Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes, whether or not such Liens securing any Senior Lien Obligations are subordinated to any Lien securing any other obligation of the Company or any other Person.

Prohibition on Contesting Liens; No Marshaling. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, and each Senior Lien Representative and each Senior Lien Collateral Agent, for itself and on behalf of each other Senior Lien Claimholder represented by it, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the Senior Lien Claimholders in the Senior Lien Collateral or by or on behalf of any of the Junior Lien Claimholders in the Junior Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Senior Lien Obligations as provided in Sections 3.1 and 4.1. Until the Discharge of Senior Lien Obligations, no Junior Lien Representative, Junior Lien Collateral Agent or Junior Lien Claimholder will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

No New Liens. So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the parties hereto agree that the Company shall not:

(a)       grant or permit any additional Liens on any asset or property to secure any Junior Lien Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure one or more Series of Senior Lien Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 3.1 hereof; or

(b)       grant or permit any additional Liens on any asset or property of the Company to secure any Senior Lien Obligations unless it has granted or concurrently grants a Lien on such asset or property of the Company to secure the Junior Lien Obligations; provided that this provision will not be violated with respect to any particular Series of Junior Lien Obligations if the applicable Junior Lien Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property and such Junior Lien Collateral Agent states in writing that the Junior Lien Documents in respect thereof prohibit such Junior Lien Collateral Agent from accepting a Lien on such asset or property or the applicable Junior Lien Collateral Agent otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Lien with respect to a particular Series of Junior Lien Obligations, a “Junior Lien Declined Lien”).

If any Junior Lien Representative, any Junior Lien Collateral Agent or any Junior Lien Claimholder shall hold any Lien on any assets of the Company securing any Junior Lien Obligations that are not also subject to one or more first-priority Liens securing Senior Lien Obligations under the Senior Lien Collateral Documents, such Junior Lien Representative, Junior Lien Collateral Agent or Junior Lien Claimholder shall notify the Senior Lien Representative promptly upon having actual knowledge thereof and, unless the Company shall promptly grant a similar Lien on such assets of the Company to each Senior Lien Collateral Agent as security for the Senior Lien Obligations represented by it, such Junior Lien Representative, Junior Lien Collateral Agent and Junior Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of each Senior Lien Representative, Senior Lien Collateral Agent and the other Senior Lien Claimholders, other than any Senior Lien Claimholders whose Senior Lien Documents prohibit them from taking such Liens, as security for the Senior Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any one or more Senior Lien Representative, Senior Lien Collateral Agent and the Senior Lien Claimholders, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of each Junior Lien Claimholder represented by it, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3.3 shall be subject to Section 5.2.

Except as provided in the next paragraph, if any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder shall hold any Lien on any assets or property of the Company securing any Senior Lien Obligations that are not also subject to one or more Liens securing Junior Lien Obligations under the Junior Lien Collateral Documents, such Senior Lien Representative, Senior Lien Collateral Agent or Senior Lien Claimholder shall notify each Junior Lien Representative promptly upon having actual knowledge thereof and, unless the Company shall promptly grant a similar Lien, other than any such Lien that would constitute a Junior Lien Declined Lien, on such assets or property of the Company to each Junior Lien Collateral Agent as security for the Junior Lien Obligations represented by it, such Senior Lien Representative, Senior Lien Collateral Agent and Senior Lien Claimholders shall be deemed to hold and have held such Lien for the benefit of each Junior Lien Representative, Junior Lien Collateral Agent and the other Junior Lien Claimholders (subject to the priorities set forth herein), other than any Junior Lien Claimholders whose Junior Lien Documents prohibit them from taking such Liens, as security for the Junior Lien Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any one or more Junior Lien Representative, Junior Lien Collateral Agent and the Junior Lien Claimholders, each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of each Senior Lien Claimholder represented by it, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 3.3 shall be subject to Section 5.2.

Notwithstanding anything in this Agreement to the contrary, prior to the Discharge of Senior Lien Obligations, cash and cash equivalents may be pledged to secure Senior Lien Obligations consisting of reimbursement obligations in respect of letters of credit issued pursuant to the Senior Lien Documents without granting a Lien thereon to secure any other Senior Lien Obligations or any other Junior Lien Obligations.

Perfection of Liens. Except for the arrangements contemplated by Section 5.7, none of the Senior Lien Representatives, Senior Lien Collateral Agents or the Senior Lien Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Junior Lien Representatives, the Junior Lien Collateral Agents or the Junior Lien Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Lien Claimholders on the one hand and the Junior Lien Claimholders on the other hand and such provisions shall not impose on the Senior Lien Representatives, Senior Lien Collateral Agents, the Senior Lien Claimholders, the Junior Lien Representatives, the Junior Lien Collateral Agents, the Junior Lien Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

Nature of Senior Lien Obligations. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges that a portion of the Senior Lien Obligations represents, or may in the future represent, debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the Senior Lien Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the Senior Lien Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Junior Lien Claimholders and without affecting the provisions hereof. The lien priorities provided in Section 3.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the Senior Lien Obligations or the Junior Lien Obligations, or any portion thereof. In addition, as among the Senior Lien Claimholders, their respective rights and obligations shall be governed by the Senior Lien Intercreditor Agreement which among other things may provide for various levels of Lien priority and/or payment priority as among the Senior Lien Claimholders without affecting the provisions hereof.

Section 4. Enforcement.

4.1       Exercise of Remedies.

(a)       Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders:

(1)       will not commence or maintain, or seek to commence or maintain, any Collateral Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that any one or more of the Junior Lien Representative and the Junior Lien Collateral Agent may, in accordance with any relevant Junior Lien Security Document, but is not required to, commence a Collateral Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of (i) the date on which a Junior Lien Representative declared the existence of any Event of Default under (and as defined in) any Junior Lien Documents and demanded the repayment of all the principal amount of any Junior Lien Obligations thereunder; and (ii) the date on which the Senior Lien Representatives received notice from such Junior Lien Representative of such declarations of such Event of Default and demand for payment (the “Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall any Junior Lien Representative, any Junior Lien Collateral Agent or any Junior Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, any Senior Lien Representative, any Senior Lien Collateral Agent or any applicable Senior Lien Claimholder(s) shall have commenced and is pursuing a Collateral Enforcement Action or other exercise of its or their rights or remedies in each case with respect to all or any material portion of the Collateral (prompt written notice of such exercise to be given to the Junior Lien Representative);

(2)       will not contest, protest or object to (i) any foreclosure proceeding or action brought by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder or (ii) any other exercise by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder of any rights and remedies relating to the Collateral under the Senior Lien Documents or otherwise (including any Collateral Enforcement Action initiated by or supported by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder); and

(3)       subject to their rights under clause (a)(1) above will not object to the forbearance by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by any Senior Lien Representative in excess of those necessary to achieve a Discharge of Senior Lien Obligations are distributed in accordance with Section 5.1 hereof and applicable law.

(b)       Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, subject to Section 4.1(a)(1), the Senior Lien Representatives, the Senior Lien Collateral Agents and the Senior Lien Claimholders shall have the exclusive right to (i) commence and maintain a Collateral Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt, except that Junior Lien Representatives shall have the credit bid rights set forth in Section 4.1(c)(6)), and (ii) subject to Section 5.3, make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder; provided that, in each case, any proceeds received by any Senior Lien Representative in excess of those necessary to achieve a Discharge of Senior Lien Obligations are distributed in accordance with Section 5.1 hereof and applicable law. In commencing or maintaining any Collateral Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the Senior Lien Representatives, Senior Lien Collateral Agents and the Senior Lien Claimholders may enforce the provisions of the Senior Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Junior Lien Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and under Bankruptcy Law of any applicable jurisdiction.

(c)       Notwithstanding the foregoing, any Junior Lien Representative, any Junior Lien Collateral Agent, in accordance with any relevant Junior Lien Security Document, and any other Junior Lien Claimholder may:

(1)       file a claim or statement of interest with respect to the Junior Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company;

(2)       take any action not adverse to the priority status of the Liens on the Collateral securing the Senior Lien Obligations, or the rights of any Senior Lien Representative, any Senior Lien Collateral Agent or the Senior Lien Claimholders to exercise remedies in respect thereof, in order to create, perfect, preserve or protect its Lien on the Collateral;

(3)       file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)       vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Junior Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, may be inconsistent with the provisions of this Agreement;

(5)       exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 4.1(a)(1); and

(6)       bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Junior Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Senior Lien Obligations.

Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Collateral in its capacity as a creditor, unless and until the Discharge of Senior Lien Obligations has occurred, except in connection with any foreclosure that is expressly permitted by Section 4.1(a)(1) to pursue after the expiration of the Standstill Period to the extent such Junior Lien Representative or such Junior Lien Collateral Agent and Junior Lien Claimholders represented by it are permitted to retain the proceeds thereof in accordance with Section 5.2 of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lien Obligations has occurred, except as expressly provided in Sections 4.1(a), 6.3(b) and this Section 4.1(c), the sole right of the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Junior Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lien Obligations has occurred.

(d)       Subject to Sections 4.1(a) and (c) and Section 6.3(b):

(1)       each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that such Junior Lien Representative or such Junior Lien Collateral Agent and such Junior Lien Claimholders represented by it will not take any action that would hinder any exercise of remedies under the Senior Lien Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2)       each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby waives any and all rights such Junior Lien Representative or such Junior Lien Collateral Agent and such Junior Lien Claimholders represented by it may have as a junior lien creditor or otherwise to object to the manner in which any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder seeks to enforce or collect the Senior Lien Obligations or Liens securing the Senior Lien Obligations granted in any of the Senior Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder is adverse to the interest of any Junior Lien Claimholder; and

(3)       each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Lien Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder with respect to the Collateral as set forth in this Agreement and the Senior Lien Documents.

(e)       Except as specifically set forth in this Agreement, the Junior Lien Collateral Agents and the other Junior Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company that has guaranteed or granted Liens to secure the Junior Lien Obligations in accordance with the terms of the Junior Lien Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to the Company); provided that in the event that any Junior Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Lien Obligations) in the same manner as the other Liens securing the Junior Lien Obligations are subject to this Agreement.

(f)       Except as specifically set forth in Sections 4.1(a) and (d), nothing in this Agreement shall prohibit the receipt by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of the Junior Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or as a result of any other violation by any Junior Lien Claimholder of the express terms of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any Senior Lien Representative, any Senior Lien Collateral Agent or other Senior Lien Claimholder may have with respect to the Senior Lien Collateral.

Actions Upon Breach; Specific Performance. If any Junior Lien Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebutable presumption and admission by such Junior Lien Claimholder that relief against such Junior Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Lien Claimholders, it being understood and agreed by each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of each Junior Lien Claimholder represented by it, that (i) the Senior Lien Claimholders’ damages from actions of any Junior Lien Claimholder may at that time be difficult to ascertain and may be irreparable and (ii) each Junior Lien Claimholder waives any defense that either or both the Company and the Senior Lien Claimholders cannot demonstrate either or both damage and be made whole by the awarding of damages. Each of the Senior Lien Representatives and Senior Lien Collateral Agents may demand specific performance of this Agreement. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder. No provision of this Agreement shall constitute or be deemed to constitute a waiver by any Senior Lien Representative or any Senior Lien Collateral Agent on behalf of itself and each other Senior Lien Claimholder represented by it, of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

Section 5. Payments.

Application of Proceeds. So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Collateral or any proceeds thereof, Restricted Assets or any proceeds thereof or Sale Proceeds received in connection with any Collateral Enforcement Action or other exercise of remedies by any Senior Lien Representative, any Senior Lien Collateral Agent or any Senior Lien Claimholder, shall be applied by the Senior Lien Collateral Agents or the Senior Lien Representatives, as applicable, to the Senior Lien Obligations in such order as specified in the relevant Senior Lien Documents and, if then in effect, the Senior Lien Intercreditor Agreement (or shall otherwise be turned over to the applicable party in accordance with the other Intercreditor Agreements); provided, that any non-cash Collateral or non-cash proceeds may be held by the applicable Senior Lien Collateral Agent as Collateral (or so turned over) unless the failure to apply (or turn over) such amounts would be commercially unreasonable. Upon the Discharge of Senior Lien Obligations, each Senior Lien Collateral Agent shall (x) unless a Discharge of Junior Lien Obligations has already occurred, deliver any remaining proceeds of Collateral, Restricted Assets and Sale Proceeds held by it to the Junior Lien Collateral Agent (unless the Senior Lien Collateral Agent is required to deliver such items to another party in accordance with another Intercreditor Agreement), to be applied by the Junior Lien Collateral Agent and the other Junior Lien Collateral Agents or Junior Lien Representatives, as applicable, to the applicable Junior Lien Obligations in such order as specified in the applicable Junior Lien Documents and (y) if a Discharge of Junior Lien Obligations has already occurred, deliver such proceeds of Collateral, Restricted Assets and Sale Proceeds to the Company or to whomever may be lawfully entitled to receive the same. Without limiting the generality of the foregoing, it is the intention of the parties hereto that no amount of any Sale Proceeds will in any event be allocated to any Restricted Assets, and no Junior Lien Representative, Junior Lien Collateral Agent or other Junior Lien Claimholder will, in any forum (including in any Insolvency or Liquidation Proceeding), assert that any amount of any Sale Proceeds should be allocated to any Restricted Assets.

5.2       Payments Over.

(a)       So long as the Discharge of Senior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Collateral or any proceeds thereof, Restricted Assets or proceeds thereof and all Sale Proceeds (including assets or proceeds subject to Liens referred to in the second to last paragraph of Section 3.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received by any Junior Lien Representative, Junior Lien Collateral Agent or any other Junior Lien Claimholder in connection with any Collateral Enforcement Action or other exercise of any right or remedy relating to the Collateral or the Restricted Assets, in all cases shall be segregated and held in trust and forthwith paid over to the Senior Lien Collateral Agent for the benefit of the Senior Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. The Senior Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Junior Lien Representatives, Junior Lien Collateral Agents or any such other Junior Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.

(b)       So long as the Discharge of Senior Lien Obligations has not occurred, if in any Insolvency or Liquidation Proceeding any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall receive any distribution of money or other property in respect of the Collateral, Restricted Assets or Sale Proceeds (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated), such money or other property shall be segregated and held in trust and forthwith paid over to the Senior Lien Collateral Agent for the benefit of the Senior Lien Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties). Any Lien received by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder in respect of any of the Junior Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

5.3       Releases.

(a)       If in connection with any Collateral Enforcement Action by any Senior Lien Representative or any Senior Lien Collateral Agent or any other exercise of any Senior Lien Representative’s or any Senior Lien Collateral Agent’s remedies in respect of the Collateral, in each case prior to the Discharge of Senior Lien Obligations, such Senior Lien Collateral Agent, for itself or on behalf of any of the Senior Lien Claimholders represented by it, releases any of its Liens on any part of the Collateral, then the Liens, if any, of each Junior Lien Collateral Agent, for itself or for the benefit of the Junior Lien Claimholders, on such Collateral, shall be automatically, unconditionally and simultaneously released. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself or on behalf of any Junior Lien Claimholder represented by it, shall, within a reasonable time following such request, execute and deliver to the Senior Lien Representatives, Senior Lien Collateral Agents or the Company, such termination statements, releases and other documents as any Senior Lien Representative, Senior Lien Collateral Agent or the Company may request in writing to effectively confirm the foregoing releases, provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

(b)       If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by the Company (collectively, a “Disposition”) permitted under the terms of the Senior Lien Documents and not expressly prohibited under the terms of the Junior Lien Documents (other than in connection with a Collateral Enforcement Action or other exercise of any one or more Senior Lien Representative’s and Senior Lien Collateral Agent’s remedies in respect of the Collateral, which shall be governed by Section 5.3(a) above above), any Senior Lien Collateral Agent, for itself or on behalf of any Senior Lien Claimholder represented by it, releases any of its Liens on any part of the Collateral, other than (A) in connection with, or following, the Discharge of Senior Lien Obligations or (B) after the occurrence and during the continuance of any Event of Default under (and as defined in) any Junior Lien Documents, then the Liens, if any, of each Junior Lien Collateral Agent, for itself or for the benefit of the Junior Lien Claimholders represented by it, on such Collateral shall be automatically, unconditionally and simultaneously released. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, shall, promptly execute and deliver to the Senior Lien Representatives, the Senior Lien Collateral Agents or the Company such termination statements, releases and other documents as any Senior Lien Representative, Senior Lien Collateral Agent or the Company may request to effectively confirm such release, provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

(c)       Until the Discharge of Senior Lien Obligations occurs, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby irrevocably constitutes and appoints the Senior Lien Collateral Agent and any officer or agent of the Senior Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Lien Representative, such Junior Lien Collateral Agent and such Junior Lien Claimholders or in the Senior Lien Collateral Agent’s own name, from time to time in the Senior Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.3, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.3, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of Senior Lien Obligations.

(d)       Until the Discharge of Senior Lien Obligations occurs, to the extent that any Senior Lien Collateral Agent, any Senior Lien Representative or Senior Lien Claimholders (i) has released any Lien on Collateral and any such Liens are later reinstated or (ii) obtains any new Liens from the Company, then each Junior Lien Collateral Agent, for itself and for the Junior Lien Claimholders represented by it, shall be granted a Lien on any such Collateral (except to the extent such Lien represents a Junior Lien Declined Lien with respect to the Junior Lien Debt represented by such Junior Lien Collateral Agent), subject to the lien subordination provisions of this Agreement, and each Junior Lien Representative, for itself and for the Junior Lien Claimholders represented by it, shall be granted an additional lien.

Insurance. Unless and until the Discharge of Senior Lien Obligations has occurred, the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders shall have the sole and exclusive right, subject to the rights of the Company under the Senior Lien Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Subject to the rights of the Company under the Senior Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be applied in the order of priority set forth in Section 5.1. Until the Discharge of Senior Lien Obligations has occurred, if any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, then it shall segregate and hold in trust and forthwith pay such proceeds over to the Senior Lien Collateral Agent in accordance with the terms of Section 5.2.

5.5       Amendments to Senior Lien Documents and Junior Lien Documents.

(a)       The Senior Lien Documents of any Series may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Senior Lien Claims of any Series may be Refinanced subject to Section 5.8 and Section 8.7, in each case, without notice to, or the consent of, any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, supplement or modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of a Refinancing, the holders of such Refinancing debt or their agent bind themselves in a writing addressed to each Junior Lien Collateral Agent to the terms of this Agreement.

(b)       The Junior Lien Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Junior Lien Debt of any Series may be Refinanced in full but not in part subject to Section 5.8 and Section 8.7, in each case, without notice to, or the consent of, any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement, provided that any such amendment, restatement, supplement or modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of any Refinancing, the holders of such Refinancing debt or their agent bind themselves in a writing addressed to each Senior Lien Collateral Agent to the terms of this Agreement; and provided further that any such amendment, restatement, supplement, modification or Refinancing shall not, without the consent of each Senior Lien Representative:

(1)       increase the then-outstanding principal amount of the Junior Lien Debt of that Series, provided, that the foregoing shall not restrict any increases in principal resulting from any “payment in kind”;

(2)       increase the “Applicable Margin” or similar component of the interest rate or yield provisions applicable to the Indebtedness outstanding under the Junior Lien Documents of that Series in a manner that would result in the total yield thereon to exceed by more than [3]% per annum the total yield on Indebtedness thereunder as in effect on the date such Indebtedness became Junior Lien Debt (excluding increases resulting from the accrual of interest at the default rate);

(3)       amend or otherwise modify any “Default” or “Event of Default” (as each such term is defined in the Junior Lien Documents for that Series) thereunder in a manner adverse to the loan parties thereunder;

(4)       accelerate any date upon which a scheduled payment of principal or interest is due, or otherwise decrease the weighted average life to maturity;

(5)       modify (or undertake any action having the effect of a modification of) the mandatory prepayment provisions of the Junior Lien Documents for that Series in a manner adverse to the Senior Lien Claimholders; or

(6)       increase materially the obligations of the obligor thereunder or confer any additional material rights of the Junior Lien Claimholders (or a representative on their behalf) which would be adverse to any Senior Lien Claimholders.

(c)       In the event any Senior Lien Collateral Agent or the applicable Senior Lien Claimholders and the Company enter into any amendment, waiver or consent in respect of any of the Senior Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Lien Collateral Document or changing in any manner the rights of the applicable Senior Lien Collateral Agent, Senior Lien Claimholders, or the Company thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of a Junior Lien Collateral Document without the consent of any Junior Lien Representative, Junior Lien Collateral Agent or other Junior Lien Claimholder and without any action by any Junior Lien Representative, any Junior Lien Collateral Agent, any other Junior Lien Claimholder, or the Company, provided that:

(1)       no such amendment, waiver or consent shall have the effect of:

(A)       removing assets subject to the Lien of the Junior Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.3 and provided that there is a corresponding release of the Liens securing any Senior Lien Obligations;

(B)       imposing duties on any Junior Lien Collateral Agent or any Junior Lien Representative without its consent;

(C)       permitting other Liens on the Collateral not permitted under the terms of the Junior Lien Documents or Section 6 hereof; or

(D)       being prejudicial to the interests of the Junior Lien Claimholders to a materially greater extent than the Senior Lien Claimholders (other than by virtue of their relative priority and the rights and obligations hereunder); and

(2)       notice of such amendment, waiver or consent shall have been given to each Junior Lien Collateral Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

Confirmation of Subordination in Junior Lien Collateral Documents. The Company agrees that each Junior Lien Collateral Document shall include the following language (or language to similar effect approved by the Senior Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [collateral agent] pursuant to this Agreement and the exercise of any right or remedy by the [collateral agent] hereunder are subject to the provisions of the Lien Subordination and Intercreditor Agreement, dated as of [                    ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Lien Subordination and Intercreditor Agreement”), among [                    ], as Initial Senior Lien Representative, [        ], as Initial Senior Lien Collateral Agent, [                    ], as Initial Junior Lien Representative, [            ], as Initial Junior Lien Collateral Agent and certain other persons party to the Lien Subordination and Intercreditor Agreement or that may become party thereto from time to time. In the event of any conflict between the terms of the Lien Subordination and Intercreditor Agreement and this Agreement, the terms of the Lien Subordination and Intercreditor Agreement shall govern and control.”

5.7       Gratuitous Bailee/Agent for Perfection; Rights of Initial Senior Collateral Agent and Initial Senior Lien Representative.

(a)       Each Senior Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Senior Lien Claimholders and gratuitous bailee for the Junior Lien Collateral Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Senior Lien Documents and the Junior Lien Documents, respectively, subject to the terms and conditions of this Section 5.7. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of any Senior Lien Collateral Agent, such Senior Lien Collateral Agent hereby agrees to also hold control over such deposit accounts as gratuitous agent for the Junior Lien Collateral Agents, subject to the terms and conditions of this Section 5.7.

(b)       No Senior Lien Collateral Agent shall have any obligation whatsoever to the Junior Lien Representatives, the Junior Lien Collateral Agents or the Junior Lien Claimholders to ensure that the Pledged Collateral is genuine or owned by the Company, to perfect the security interests of the Junior Lien Collateral Agents or other Junior Lien Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.7. The duties or responsibilities of any Senior Lien Collateral Agent under this Section 5.7 shall be limited solely to holding the Pledged Collateral as gratuitous bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.7 and delivering the Pledged Collateral upon a Discharge of Senior Lien Obligations as provided in paragraph (d) below.

(c)       No Senior Lien Collateral Agent or any other Senior Lien Claimholder shall have by reason of the Senior Lien Collateral Documents, the Junior Lien Collateral Documents, this Agreement or any other document, a fiduciary relationship in respect of any Junior Lien Representative or any other Junior Lien Claimholder and the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders hereby waive and release the Senior Lien Collateral Agents and the other Senior Lien Claimholders from all claims and liabilities arising pursuant to any Senior Lien Collateral Agent’s role under this Section 5.7 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the Senior Lien Collateral Agents and the other Senior Lien Claimholders, on the one hand, and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders on the other hand, may differ and the Senior Lien Collateral Agents and the other Senior Lien Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Junior Lien Representatives, the Junior Lien Collateral Agents or other Junior Lien Claimholders.

(d)       Upon the Discharge of Senior Lien Obligations, each Senior Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), (x) unless a Discharge of Junior Lien Obligations has not already occurred, to the Junior Lien Collateral Agent (unless the Senior Lien Collateral Agent is required to deliver such items to another party in accordance with another Intercreditor Agreement) and (y) if a Discharge of Junior Lien Obligations has already occurred, to the Company or to whomever may be lawfully entitled to receive the same. Following the Discharge of Senior Lien Obligations, each Senior Lien Collateral Agent further agrees to take all other action required or requested by any Junior Lien Collateral Agent at the expense of the Company in connection with the Junior Lien Collateral Agents obtaining a first-priority security interest in the Collateral (subject to the rights of other parties in accordance with the other Intercreditor Agreements). After the Discharge of Senior Lien Obligations has occurred, upon the Discharge of Junior Lien Obligations, each Junior Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty, to the Company or to whomever may be lawfully entitled to receive the same.

(e)       Upon execution of this Agreement, each Junior Lien Representative and Junior Lien Collateral Agent shall, promptly following such requirements or requests, (x) enter into such documents and agreements as the Company or the Initial Senior Lien Representative and/or the Initial Senior Lien Collateral Agent or Initial Senior Lien Representative shall reasonably request in order to provide to the Initial Senior Lien Collateral Agent and Initial Senior Lien Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (y) deliver to such Initial Senior Lien Collateral Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow such Initial Senior Lien Collateral Agent to obtain control of such Pledged Collateral), provided that the Junior Lien Representative or Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

When Discharge of Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Lien Obligations has occurred or contemporaneously therewith, the Company enters into any Refinancing of any Senior Lien Documents evidencing a Senior Lien Obligation, then such Discharge of Senior Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Senior Lien Obligations), and, from and after the date on which the Additional Senior Lien Representative and Additional Senior Lien Collateral Agent in respect of such Refinancing each becomes a party to this Agreement in accordance with Section 8.7(b), the obligations under such Refinancing of the applicable Senior Lien Documents shall automatically be treated as Senior Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Additional Senior Lien Representative and the Additional Senior Lien Collateral Agent under such new Senior Lien Documents shall be a Senior Lien Representative and Senior Lien Collateral Agent, respectively, for all purposes of this Agreement. Upon receipt of a Designation from the Company in accordance with Section 8.7(b)(2) of this Agreement, each Junior Lien Representative and Junior Lien Collateral Agent shall, promptly following such requests, (x) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or any one or more such Additional Senior Lien Representative and such Additional Senior Lien Collateral Agent shall reasonably request in order to provide to such Additional Senior Lien Representative and such Additional Senior Lien Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (y) deliver to such Additional Senior Lien Collateral Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow such Additional Senior Lien Collateral Agent to obtain control of such Pledged Collateral), provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order. If the Additional Senior Lien Obligations under the Additional Senior Lien Documents in respect of such Refinancing are secured by assets of the Company constituting Collateral that do not also secure the Junior Lien Obligations, then the Junior Lien Obligations shall be secured at such time by a junior-priority Lien on such assets to the same extent provided in the Junior Lien Collateral Documents and this Agreement except to the extent, with respect to any Series of Junior Lien Obligations, such Lien on such assets constitutes a Junior Lien Declined Lien.

Section 6. Insolvency or Liquidation Proceedings.

Finance and Sale Issues. Until the Discharge of Senior Lien Obligations has occurred, if the Company shall be subject to any Insolvency or Liquidation Proceeding and any Senior Lien Representative shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) of the Company on which such Senior Lien Representative, such Senior Lien Collateral Agent or any other creditor has a Lien, or to permit the Company to obtain financing, whether from the Senior Lien Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, will not object to such Cash Collateral use or DIP Financing (including any proposed orders for either or both such Cash Collateral use and DIP Financing which are acceptable to any Senior Lien Representative) and to the extent the Liens securing the Senior Lien Obligations are subordinated to or pari passu with such DIP Financing, each Junior Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, will not request adequate protection or any other relief in connection therewith (except as expressly agreed by the Senior Lien Representative or to the extent permitted by Section 6.3); provided that the Junior Lien Representatives and the other Junior Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests. No Junior Lien Claimholder may provide DIP Financing to the Company secured by Liens equal or senior in priority to the Liens securing any Senior Lien Obligations. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that it will not seek consultation rights in connection with, and it will not object to or oppose, a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite Senior Lien Claimholders have consented to such sale, liquidation or other disposition. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the requisite Senior Lien Claimholders have consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the Junior Lien Claimholders will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such order does not materially impair the rights of the Junior Lien Claimholders under Section 363(k) of the Bankruptcy Code.

Notwithstanding any other provision hereof to the contrary, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that (A) without the consent of the Senior Lien Claimholders, none of such Junior Lien Representative or such Junior Lien Collateral Agent, the Junior Lien Claimholders represented by it or any agent or the trustee on behalf of any of them shall, for any purpose during any Insolvency or Liquidation Proceeding or otherwise, support, endorse, propose or submit, whether directly or indirectly, any valuation of the Company or their respective assets that allocates or ascribes any value whatsoever to any of the Restricted Assets and (B) without the consent of the Senior Lien Claimholders, none of such Junior Lien Representative or such Junior Lien Collateral Agent, the Junior Lien Claimholders represented by it or any agent or trustee on behalf of any of them shall for any purpose during any Insolvency or Liquidation Proceeding or otherwise, challenge, dispute or object, whether directly or indirectly, to any valuation of the Company or its assets, or otherwise take any position with respect to such valuation, that is proposed, supported or otherwise arises in any Insolvency or Liquidation Proceeding, on grounds that such valuation does not allocate or ascribe adequate or appropriate value to any of the Restricted Assets.

Relief from the Automatic Stay. Until the Discharge of Senior Lien Obligations has occurred, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral or the Restricted Assets, without the prior written consent of all of the Senior Lien Representatives, unless a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by any Senior Lien Representative or Senior Lien Collateral Agent for relief from such stay.

6.3       Adequate Protection.

(a)       Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that none of them shall contest (or support any other Person contesting):

(1)       any request by any Senior Lien Representative, any Senior Lien Collateral Agent or other Senior Lien Claimholder for adequate protection under any Bankruptcy Law; or

(2)       any objection by any Senior Lien Representative, any Senior Lien Collateral Agent or other Senior Lien Claimholder to any motion, relief, action or proceeding based on such Senior Lien Representative, Senior Lien Collateral Agent or Senior Lien Claimholder claiming a lack of adequate protection.

(b)       Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1)       if the Senior Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any  Cash Collateral use or DIP Financing by the Company (except to the extent such adequate protection is granted to the Senior Lien Representative, Senior Lien Collateral Agent or Senior Lien Claimholder in consideration of Senior Lien Collateral that does not constitute Collateral), then each Junior Lien Collateral Agent, for itself or on behalf of any other Junior Lien Claimholder represented by it, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Senior Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the Senior Lien Obligations under this Agreement; and

(2)       the Junior Lien Representatives, the Junior Lien Collateral Agents and Junior Lien Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding in the form of (A) additional collateral; provided that as adequate protection for the Senior Lien Obligations, each Senior Lien Collateral Agent, on behalf of the Senior Lien Claimholders represented by it, is also granted a Lien on such additional collateral, which Lien shall be senior to any Lien of the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders on such additional collateral; (B) replacement Liens on the Collateral; provided that as adequate protection for the Senior Lien Obligations, each Senior Lien Collateral Agent, on behalf of the Senior Lien Claimholders represented by it, is also granted replacement Liens on the Collateral, which Liens shall be senior to the Liens of the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders on the Collateral; (C) an administrative expense claim; provided that as adequate protection for the Senior Lien Obligations, each Senior Lien Representative, on behalf of the Senior Lien Claimholders represented by it, is also granted an administrative expense claim which is senior and prior to the administrative expense claim of the Junior Lien Representatives and the other Junior Lien Claimholders; and (D) cash payments with respect to interest on the Junior Lien Obligations; provided that (1) as adequate protection for the Senior Lien Obligations, each Senior Lien Representative, on behalf of the Senior Lien Claimholders represented by it, is also granted cash payments with respect to interest on the Senior Lien Obligation represented by it and (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of Junior Lien Obligations outstanding on the date such relief is granted at the interest rate under the applicable Junior Lien Documents and accruing from the date the applicable Junior Lien Representative is granted such relief. If any Junior Lien Claimholder receives Post-Petition Interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding (“Junior Lien Adequate Protection Payments”) and the Senior Lien Claimholders do not receive payment in full in cash of all Senior Lien Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then each Junior Lien Claimholder shall pay over to the Senior Lien Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the Junior Lien Adequate Protection Payments received by such Junior Lien Claimholder and (ii) the amount of the short-fall (the “Short Fall”) in payment in full in cash of the Senior Lien Obligations; provided that to the extent any portion of the Short Fall represents payments received by the Senior Lien Claimholders in the form of promissory notes, equity or other property equal in value to the cash paid in respect of the Pay-Over Amount, the Senior Lien Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, to the applicable Junior Lien Claimholders pro rata in exchange for the Pay-Over Amount. Notwithstanding anything herein to the contrary, the Senior Lien Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the Junior Lien Claimholders made pursuant to this Section 6.3(b).

No Waiver. Subject to Section 6.7(b), nothing contained herein shall prohibit or in any way limit any Senior Lien Representative or any other Senior Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Lien Representative or any other Junior Lien Claimholder, including the seeking by any Junior Lien Representative or any other Junior Lien Claimholder of adequate protection or the asserting by any Junior Lien Representative or any other Junior Lien Claimholder of any of its rights and remedies under the Junior Lien Documents or otherwise.

Avoidance Issues. If any Senior Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company any amount paid in respect of Senior Lien Obligations (a “Recovery”), then such Senior Lien Claimholder shall be entitled to a reinstatement of its Senior Lien Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Senior Lien Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.5 shall survive termination of this Agreement.

Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of Senior Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Senior Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7       Post-Petition Interest.

(a)       None of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall oppose or seek to challenge any claim by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Senior Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Senior Lien Collateral Agents on behalf of the Senior Lien Claimholders on the Collateral or any other Senior Lien Claimholder’s Lien on the Collateral, without regard to the existence of the Liens of the Junior Lien Collateral Agents or the other Junior Lien Claimholders on the Collateral.

(b)       None of any Senior Lien Representative, Senior Lien Collateral Agent or any other Senior Lien Claimholder shall oppose or seek to challenge any claim by any Junior Lien Representative, Junior Lien Collateral Agent or any other Junior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Junior Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Junior Lien Collateral Agents, on behalf of the Junior Lien Claimholders, on the Collateral (after taking into account the amount of the Senior Lien Obligations).

Waiver. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, waives any claim it may hereafter have against any Senior Lien Claimholder arising out of the election of any Senior Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

Separate Grants of Security and Separate Classification. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, and each Senior Lien Representative and each Senior Lien Collateral Agent, for itself and on behalf of each other Senior Lien Claimholder represented by it, acknowledges and agrees that:

(a)       the grants of Liens pursuant to the Senior Lien Collateral Documents and the Junior Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b)       because of, among other things, their differing rights in the Collateral, the Junior Lien Obligations are fundamentally different from the Senior Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Lien Claimholders and the Junior Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Claimholders), the Senior Lien Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the Senior Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Claimholders with respect to the Collateral, with each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby acknowledging and agreeing to turn over to the Senior Lien Collateral Agent, for itself and on behalf of each other Senior Lien Claimholder, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Claimholders).

Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to the Company will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

Section 7. Reliance; Waivers.

Reliance. Other than any reliance on the terms of this Agreement, each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Senior Lien Claimholder represented by it, acknowledges that it and such Senior Lien Claimholders have, independently and without reliance on any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Senior Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Lien Documents or this Agreement. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges that it and such Junior Lien Claimholders have, independently and without reliance on any Senior Lien Representative, any Senior Lien Collateral Agent or any other Senior Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Junior Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Junior Lien Documents or this Agreement.

No Warranties or Liability. Each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Senior Lien Claimholder represented by it, acknowledges and agrees that no Junior Lien Representative or other Junior Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Junior Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Junior Lien Claimholders will be entitled to manage and supervise their respective extensions of credit under the Junior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges and agrees that no Senior Lien Representative or other Senior Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Senior Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders shall have no duty to the Senior Lien Representatives, the Senior Lien Collateral Agents or any of the other Senior Lien Claimholders, and the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders shall have no duty to the Junior Lien Representative, the Junior Lien Collateral Agents or any of the other Junior Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company (including the Senior Lien Documents and the Junior Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3       No Waiver of Lien Priorities.

(a)       No right of the Senior Lien Claimholders, the Senior Lien Representatives, the Senior Lien Collateral Agents or any of them to enforce any provision of this Agreement or any Senior Lien Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any Senior Lien Claimholder, Senior Lien Representative or Senior Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lien Documents or any of the Junior Lien Documents, regardless of any knowledge thereof which any Senior Lien Representative, Senior Lien Collateral Agent or any Senior Lien Claimholder, or any of them, may have or be otherwise charged with.

(b)       Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company under the Senior Lien Documents and subject to the provisions of Section 5.5(a)), the Senior Lien Claimholders, the Senior Lien Representatives, the Senior Lien Collateral Agents and any of them may, at any time and from time to time in accordance with either or both the Senior Lien Documents and applicable law, without the consent of, or notice to, any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, without incurring any liabilities to any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder is affected, impaired or extinguished thereby) do any one or more of the following:

(1)       change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Senior Lien Obligations or any Lien on any Senior Lien Collateral or guaranty of any of the Senior Lien Obligations or any liability of the Company, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Senior Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any Senior Lien Representative, any Senior Lien Collateral Agent or any of the other Senior Lien Claimholders, the Senior Lien Obligations or any of the Senior Lien Documents;

(2)       sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Senior Lien Collateral or any liability of the Company to any of the Senior Lien Claimholders, the Senior Lien Representatives or the Senior Lien Collateral Agents, or any liability incurred directly or indirectly in respect thereof, including, without limitation, by agreeing to waive, modify, replace or eliminate any provision of the Senior Lien Documents or Senior Lien Collateral Documents in any manner;

(3)       settle or compromise any Senior Lien Obligation or any other liability of the Company or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Senior Lien Obligations) in any manner or order;

(4)       exercise or delay in or refrain from exercising any right or remedy against the Company or any other Person or any security, and elect any remedy and otherwise deal freely with the Company, or any Senior Lien Collateral and any security and any guarantor or any liability of the Company to the Senior Lien Claimholders or any liability incurred directly or indirectly in respect thereof; and

(5)       comply with the terms of the other Intercreditor Agreements.

(c)       Except as otherwise expressly provided herein, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, also agrees that the Senior Lien Claimholders, the Senior Lien Representatives and the Senior Lien Collateral Agents shall have no liability to such Junior Lien Representative, such Junior Lien Collateral Agent or any such Junior Lien Claimholders, and such Junior Lien Representative and such Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby waives any claim against any Senior Lien Claimholder, any Senior Lien Representative or any Senior Lien Collateral Agent arising out of any and all actions which the Senior Lien Claimholders, any Senior Lien Representative or any Senior Lien Collateral Agent may take or permit or omit to take with respect to:

(1)       the Senior Lien Documents (other than this Agreement) and the other Intercreditor Agreements;

(2)       the collection of the Senior Lien Obligations; or

(3)       the foreclosure upon, or sale, liquidation or other disposition of, any Senior Lien Collateral.

Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees that the Senior Lien Claimholders, the Senior Lien Representatives and the Senior Lien Collateral Agents have no duty to them in respect of the maintenance or preservation of the Senior Lien Collateral, the Senior Lien Obligations or otherwise.

(d)       Until the Discharge of Senior Lien Obligations, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any Senior Lien Collateral or any other similar rights a junior secured creditor may have under applicable law.

Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)       any lack of validity or enforceability of any Senior Lien Documents or any Junior Lien Documents;

(b)       except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Lien Obligations or Junior Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Lien Documents or any Junior Lien Documents;

(c)       except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Lien Obligations or Junior Lien Obligations or any guaranty thereof;

(d)       the commencement of any Insolvency or Liquidation Proceeding in respect of the Company; or

(e)       any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of any Senior Lien Representative, any Senior Lien Collateral Agent, the Senior Lien Obligations, any Senior Lien Claimholder, any Junior Lien Representative, any Junior Lien Collateral Agent, the Junior Lien Obligations or any Junior Lien Claimholder in respect of this Agreement.

Section 8. Miscellaneous.

Integration/Conflicts. This Agreement, the Senior Lien Documents and the Junior Lien Documents represent the entire agreement by and among the Company, the Senior Lien Claimholders and the Junior Lien Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Senior Lien Claimholders or the Junior Lien Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lien Documents or the Junior Lien Documents, the provisions of this Agreement shall govern and control.

Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Senior Lien Claimholders may continue, at any time and without notice to any Junior Lien Representative or any other Junior Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or Centrus constituting Senior Lien Obligations in reliance hereon. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company shall include the Company as debtor and debtor-in-possession and any receiver, trustee or similar person acting for the Company (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)       with respect to any Senior Lien Representative and any Senior Lien Collateral Agent, the Senior Lien Claimholders represented by them and their Senior Lien Obligations, on the date on which the Senior Lien Obligations of such Senior Lien Claimholders are Discharged, subject to the rights of such Senior Lien Claimholders under Sections 5.8 and 6.5; and

(b)       with respect to any Junior Lien Representative and any Junior Lien Collateral Agent, the Junior Lien Claimholders represented by them and their Junior Lien Obligations, on the date on which the Junior Lien Obligations of such Junior Lien Claimholders are Discharged subject to the rights of such Junior Lien Claimholders under Sections 5.8 and 6.5;

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

8.3       Amendments; Waivers.

(a)       No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly and adversely affected; provided that upon execution and delivery of an acknowledgement substantially in the form of Exhibit D attached hereto (the “Supplemental Acknowledgement”) by an Additional Grantor, such Additional Grantor shall have acknowledged and agreed to the terms in this Agreement in the same manner as the Company on the date hereof.

(b)       Notwithstanding the foregoing, without the consent of any Senior Lien Claimholder or Junior Lien Claimholder, any Representative and Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.7 of this Agreement and upon such execution and delivery, such Representative and Collateral Agent and the Additional Senior Lien Claimholders and Additional Senior Lien Obligations or Additional Junior Lien Claimholders and Additional Junior Lien Obligations of the Series for which such Representative and Collateral Agent is acting shall be subject to the terms hereof.

(c)       Notwithstanding the foregoing, without the consent of any other Representative, Collateral Agent or Senior Lien Claimholder, the Senior Lien Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Senior Lien Obligations or Additional Junior Lien Obligations in compliance with this Agreement.

Information Concerning Financial Condition of the Company and its Subsidiaries. The Senior Lien Representatives, the Senior Lien Collateral Agents and the Senior Lien Claimholders, on the one hand, and the holders of the Junior Lien Obligations, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and any endorsers or guarantors of the Senior Lien Obligations or the Junior Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Lien Obligations or the Junior Lien Obligations. The Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders, on the one hand, and the Junior Lien Representatives, the Junior Lien Collateral Agents and any other Junior Lien Claimholder, on the other hand, shall have no duty to advise of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Claimholder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Claimholder, it shall be under no obligation:

(a)       to make, and such Claimholder shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)       to provide any additional information or to provide any such information on any subsequent occasion;

(c)       to undertake any investigation; or

(d)       to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Junior Lien Representatives, the Junior Lien Collateral Agents or the other Junior Lien Claimholders pays over to any of the Senior Lien Representatives, the Senior Lien Collateral Agents or the other Senior Lien Claimholders under the terms of this Agreement, such Junior Lien Claimholders, Junior Lien Representatives and Junior Lien Collateral Agents shall be subrogated to the rights of such Senior Lien Representatives, Senior Lien Collateral Agents and Senior Lien Claimholders; provided that each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Lien Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by any Junior Lien Representative, Junior Lien Collateral Agent or other Junior Lien Claimholder that are paid over to any Senior Lien Representative, Senior Lien Collateral Agent or other Senior Lien Claimholder pursuant to this Agreement shall not reduce any of the Junior Lien Obligations.

Application of Payments. All payments received by any Senior Lien Representative, Senior Lien Collateral Agent or other Senior Lien Claimholder may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Lien Obligations provided for in the Senior Lien Documents (subject to the Senior Lien Intercreditor Agreement and any other Intercreditor Agreement, if then in effect). Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees to any extension or postponement of the time of payment of the Senior Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien which may at any time secure any part of the Senior Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7       Additional Senior Lien Claims and Additional Junior Debt.

(a)       To the extent, but only to the extent, permitted by the provisions of the Senior Lien Documents and the Junior Lien Documents and Section 5.5, the Company may incur or issue or guarantee any one or more Senior Lien Claims that the Company designates as Additional Senior Lien Claims and one or more series or classes of Indebtedness that Refinances any Initial Junior Lien Debt and that the Company designates as Additional Junior Lien Debt.

Any such series or class of Additional Senior Lien Claims may be secured by a first-priority, senior Lien on the Collateral, in each case under and pursuant to the Senior Lien Collateral Documents for such Series of Additional Senior Lien Claims. The Senior Lien Representative and Senior Lien Collateral Agent in respect of any Additional Senior Lien Claims may elect to become a party hereto by satisfying the conditions set forth in clauses (1) through (3) of Section 8.7(b).

Any such Additional Junior Lien Debt may be secured by a junior-priority, subordinated Lien on the Collateral, in each case under and pursuant to the relevant Junior Lien Collateral Documents for such Series of Additional Junior Lien Debt, if and subject to the condition, the Additional Junior Lien Representative and Additional Junior Lien Collateral Agent of any such Additional Junior Lien Debt each becomes a party to this Agreement by satisfying the conditions set forth in clauses (1) through (3) of Section 8.7(b). Upon any Additional Junior Lien Representative and Additional Junior Lien Collateral Agent so becoming a party hereto, all Additional Junior Lien Obligations of such Series shall also be entitled to be so secured by a subordinated Lien on the Collateral in accordance with the terms hereof and thereof.

(b)       In order for an Additional Representative and an Additional Collateral Agent to become a party to this Agreement:

(1)       such Additional Representative and such Additional Collateral Agent shall have executed and delivered to each other then-existing Representative a Joinder Agreement substantially in the form of Exhibit A hereto (if such Representative is an Additional Junior Lien Representative and such Collateral Agent is an Additional Junior Lien Collateral Agent, with such changes as may be reasonably approved by the Senior Lien Representative and such Representative and such Collateral Agent) or Exhibit B hereto (if such Representative is an Additional Senior Lien Representative and such Collateral Agent is an Additional Senior Lien Collateral Agent, with such changes as may be reasonably approved by the Senior Lien Representative and such Representative and such Collateral Agent) pursuant to which such Additional Representative becomes a Representative hereunder, such Additional Collateral Agent becomes a Collateral Agent hereunder and the related Senior Lien Claimholders or Junior Lien Claimholders, as applicable, become subject hereto and bound hereby;

(2)       the Company shall have delivered a Designation to each other then-existing Collateral Agent substantially in the form of Exhibit C hereto, pursuant to which a Responsible Officer of the Company shall (A) identify the Senior Lien Claim to be designated as Additional Senior Lien Claims, or the Indebtedness to be designated as Additional Junior Lien Debt, as applicable, and the initial aggregate principal amount of such Indebtedness, (B) specify the name and address of the applicable Additional Representative and Additional Collateral Agent and (C) certify that such Additional Senior Lien Claim or Additional Junior Lien Debt is permitted to be incurred, secured and guaranteed by each of the Senior Lien Documents and Junior Lien Documents, respectively, and that the conditions set forth in this Section 8.7 are satisfied with respect to such Additional Senior Lien Claim or Additional Junior Lien Debt, as applicable; and

(3)       the Company shall have delivered to each other Collateral Agent true and complete copies of each of the Senior Lien Documents or Junior Lien Documents, as applicable, relating to such Additional Senior Lien Claims or Additional Junior Lien Debt, as applicable.

(c)       The Additional Junior Lien Documents or Additional Senior Lien Documents, as applicable, relating to such Additional Obligations shall provide that each of the applicable Claimholders with respect to such Additional Obligations will be subject to and bound by the provisions of this Agreement.

8.8       Agency Capacities.

(a)       Except as expressly provided herein, [                    ] is acting in the capacity of Initial Senior Lien Representative and Initial Senior Lien Collateral Agent solely for the Initial Senior Lien Claimholders. Except as expressly provided herein, each other Representative and Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Claimholders under the Senior Lien Documents or Junior Lien Documents for which it is the named Representative or Collateral Agent, as the case may be, in the applicable Joinder Agreement.

Submission to Jurisdiction; Certain Waivers. Each of the Company and each Representative and each Collateral Agent, on behalf of itself and each other applicable Claimholder represented by it, hereby irrevocably and unconditionally:

(a)       submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)       agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c)       agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Senior Lien Documents shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Senior Lien Documents or Junior Lien Documents against the Company or any of its assets in the courts of any jurisdiction;

(d)       waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Document in any court referred to in paragraph (a) of this Section 8.9 (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e)       consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.11 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f)       agrees that service as provided in clause (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g)       waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.10       Waiver of Jury Trial.

EACH PARTY HERETO, THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Notices. All notices to the Junior Lien Claimholders and the Senior Lien Claimholders permitted or required under this Agreement shall also be sent to the applicable Junior Lien Representative and the applicable Senior Lien Representative, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Further Assurances. Each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Senior Lien Claimholder represented by it, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, and the Company agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form) as is required or any Senior Lien Representative and Senior Lien Collateral Agent or any Junior Lien Representative and Junior Lien Collateral Agent may request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Lien Representatives, the Senior Lien Collateral Agents, the other Senior Lien Claimholders, the Junior Lien Representatives, the Junior Lien Collateral Agents, the other Junior Lien Claimholders, the Company and its successors and assigns from time to time. If any of the Senior Lien Representatives, the Senior Lien Collateral Agents, the Junior Lien Representatives or the Junior Lien Collateral Agents resigns or is replaced pursuant to the Senior Lien Documents or the Junior Lien Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of the Company, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

Section Headings. The section headings and table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. a document in “pdf” or “tif” format sent by electronic mail) shall be effective as delivery of a manually executed counterpart hereof.

Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the Senior Lien Claimholders and the Junior Lien Claimholders and their respective successors and assigns from time to time. Each holder of any Senior Lien Claim that is not (either directly or through an agent) a party hereto shall be an express third party beneficiary hereof. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Senior Lien Claimholders on the one hand and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the Senior Lien Claimholders or as among the Junior Lien Claimholders; as among the Senior Lien Claimholders, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the Senior Lien Intercreditor Agreement. Other than as set forth in Section 8.3 and in Section 8.7, none of the Company or any other creditor thereof shall have any rights hereunder and neither the Company nor the Company may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company, which are absolute and unconditional, to pay the Senior Lien Obligations and the Junior Lien Obligations as and when the same shall become due and payable in accordance with their terms.

No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended by the party to have substantially the same effects as the prohibited action.

Relationship with Senior Lien Intercreditor Agreement; No Duty of Senior Lien Claimholders to Non-Parties. This agreement is solely intended to allocate rights and benefits between the Senior Lien Claimholders taken together on the one hand and the Junior Lien Claimholders taken together on the other hand. As among the Senior Lien Claimholders, their respective rights and benefits may be allocated as agreed among the Senior Lien Claimholders in the Senior Lien Intercreditor Agreement including without limitation as to Lien priority or payment priority all without affecting the terms of this agreement. Notwithstanding any other provision of this Agreement, no Senior Lien Representative or Senior Lien Collateral Agent or other Senior Lien Claimholder shall have any duty or obligation hereunder to any other Senior Lien Representative, Senior Lien Collateral Agent or Senior Lien Claimholder (other than Senior Lien Claimholders of its own Series) unless such Senior Lien Representative and Senior Lien Collateral Agent shall have become an express party hereto and to the Senior Lien Intercreditor Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Lien Subordination and Intercreditor Agreement as of the date first written above.

[INSERT NAME]
as Initial Junior Lien Representative and as Initial Junior Lien Collateral Agent

By:
Name:
Title:

[NOTICE ADDRESS]

[ ], as Initial Senior Lien Representative

By:
Name:
Title:

[NOTICE ADDRESS]

DELAWARE TRUST COMPANY, as Initial Senior Lien Collateral Agent

By:
Name:
Title:

Delaware Trust Company 2711 Centerville Road, Suite 220 Wilmington, Delaware 19808

Acknowledged and Agreed to by:

United States Enrichment Corporation

By:
Name:
Title:

6901 Rockledge Drive Bethesda, MD 20817

Exhibit A to the
Lien Subordination and Intercreditor Agreement

[FORM OF] JUNIOR LIEN JOINDER AGREEMENT NO. [    ] dated as of [        ], 20[    ] to the LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of February 14, 2017 (the “Lien Subordination and Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent, [INSERT NAME], as Initial Junior Lien Representative, [INSERT NAME], as Initial Junior Lien Collateral Agent and the additional Representatives[ and Collateral Agents] from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Lien Subordination and Intercreditor Agreement.

The undersigned Additional Junior Lien Representative (the “New Representative”) and Additional Junior Lien Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Lien Subordination and Intercreditor Agreement.

Accordingly, the New Representative and the New Collateral Agent agree to be subject to and bound by, the Lien Subordination and Intercreditor Agreement with the same force and effect as if the New Representative and the New Collateral Agent had originally been named therein as a Junior Lien Representative and a Junior Lien Collateral Agent, respectively, and each of the New Representative and the New Collateral Agent, on behalf of itself and each other Additional Junior Lien Claimholder represented by it, hereby agrees to all the terms and provisions of the Lien Subordination and Intercreditor Agreement applicable to it as a Junior Lien Representative and a Junior Lien Collateral Agent, respectively, and to the Additional Junior Lien Claimholders represented by it as Junior Lien Claimholders. and each reference to “Junior Lien Claimholders” shall include the Additional Junior Lien Claimholders represented by such New Representative and New Collateral Agent. The Lien Subordination and Intercreditor Agreement is hereby incorporated herein by reference.

Each of the New Representative and New Collateral Agent represents and warrants to the other Representatives, Collateral Agents and the other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Lien Subordination and Intercreditor Agreement and (iii) the Junior Lien Documents relating to such Additional Junior Lien Debt provide that, upon the New Representative’s and New Collateral Agent’s entry into this Agreement, the Additional Junior Lien Claimholders in respect of such Additional Junior Lien Debt will be subject to and bound by the provisions of the Lien Subordination and Intercreditor Agreement as Junior Lien Claimholders.

This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Except as expressly supplemented hereby, the Lien Subordination and Intercreditor Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Lien Subordination and Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Lien Subordination and Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the Lien Subordination and Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT],as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Exhibit B to the
Lien Subordination and Intercreditor Agreement

[FORM OF] SENIOR LIEN JOINDER AGREEMENT NO. [    ] dated as of [        ], 20[    ] to the LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of February 14, 2017 (the “Lien Subordination and Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent, [INSERT NAME], as Initial Junior Lien Representative, [INSERT NAME], as Initial Junior Lien Collateral Agent and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”), certain subsidiaries of the Company (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Lien Subordination and Intercreditor Agreement.

The undersigned Additional Senior Lien Representative (the “New Representative”) and Additional Senior Lien Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Lien Subordination and Intercreditor Agreement.

Accordingly, the New Representative and the New Collateral Agent agree to be subject to and bound by, the Lien Subordination and Intercreditor Agreement with the same force and effect as if the New Representative and the New Collateral Agent had originally been named therein as a Senior Lien Representative and a Senior Lien Collateral Agent, respectively, and each of the New Representative and the New Collateral Agent, on behalf of itself and each other Additional Senior Lien Claimholder represented by it, hereby agrees to all the terms and provisions of the Lien Subordination and Intercreditor Agreement applicable to it as a Senior Lien Representative and a Senior Lien Collateral Agent, respectively, and to the Additional Senior Lien Claimholders represented by it as Senior Lien Claimholders. Each reference to a “Representative” or “Senior Lien Representative” in the Lien Subordination and Intercreditor Agreement shall be deemed to include the New Representative, each reference to a “Collateral Agent” or “Senior Lien Collateral Agent” in the Lien Subordination and Intercreditor Agreement shall be deemed to include the New Collateral Agent and each reference to “Senior Lien Claimholders” shall include the Additional Senior Lien Claimholders represented by such New Representative and New Collateral Agent. The Lien Subordination and Intercreditor Agreement is hereby incorporated herein by reference.

Each of the New Representative and New Collateral Agent represents and warrants to the other Representatives, Collateral Agents and the other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Lien Subordination and Intercreditor Agreement and (iii) the [Senior Lien Documents relating to such Additional Senior Lien Claims provide][Replacement Senior Lien Credit Agreement provides] that, upon the New Representative’s and New Collateral Agent’s entry into this Agreement, the Additional Senior Lien Claimholders in respect of such Additional Senior Lien Claims will be subject to and bound by the provisions of the Lien Subordination and Intercreditor Agreement as Senior Lien Claimholders.

This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Except as expressly supplemented hereby, the Lien Subordination and Intercreditor Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Lien Subordination and Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Lien Subordination and Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the New Representative and the New Collateral Agent have duly executed this Joinder Agreement to the Lien Subordination and Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Exhibit C to the
Lien Subordination and Intercreditor Agreement

[FORM OF] DEBT DESIGNATION NO. [    ] (this “Designation”) dated as of [            ], 20[    ] with respect to the LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of February 14, 2017 (the “Lien Subordination and Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent for the Initial Senior Lien Claimholders, [            ], as Initial Junior Lien Representative[ and][, [        ], as] Initial Junior Lien Collateral Agent [for the Initial Junior Lien Claimholders] and the additional Representatives and Collateral Agent from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”), certain subsidiaries of the Company (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Lien Subordination and Intercreditor Agreement.

This Designation is being executed and delivered in order to designate additional secured Obligations of the Company and the grantors as [Additional Senior Lien Claims][Additional Junior Lien Debt] entitled to the benefit of and subject to the terms of the Lien Subordination and Intercreditor Agreement.

The undersigned, the duly appointed [specify title of Responsible Officer] of the Company hereby certifies on behalf of the Company that:

1.	[Insert name of the Company or other Grantor] intends to incur Indebtedness (the “Designated Obligations”) in the initial aggregate principal amount of [ ] pursuant to the following agreement: [describe credit/loan agreement indenture or other agreement giving rise to Additional Senior Lien Claims or Additional Junior Lien Debt, as the case may be] (the “Designated Agreement”) which will be [Additional Senior Lien Obligations][Additional Junior Lien Obligations].
2.	The incurrence of the Designated Obligations is permitted by each applicable Senior Lien Documents and Junior Lien Documents.
3.	Conform the following as applicable; Pursuant to and for the purposes of Section 8.7 of the Lien Subordination and Intercreditor Agreement, (i) the Designated Agreement is hereby designated as [an “Additional Senior Lien Documents”][an “Additional Junior Lien Documents”] [and][,] (ii) the Designated Obligations are hereby designated as [“Additional Senior Lien Obligations”][“Additional Junior Lien Obligations”].
4.	a. The name and address of the Representative for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email

b. The name and address of the Collateral Agent for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email:

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Designation to be duly executed by the undersigned Responsible Officer as of the day and year first above written.

[INSERT NAME OF COMPANY]

By:
Name:
Title:

Exhibit D to the
Lien Subordination and Intercreditor Agreement

[FORM OF] SUPPLEMENTAL ACKNOWLEDGMENT NO. [    ] dated as of [        ], 20[    ] to the LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of February 14, 2017 (the “Lien Subordination and Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent, [INSERT NAME], as Initial Junior Lien Representative, [INSERT NAME], as Initial Junior Lien Collateral Agent and the additional Representatives[ and Collateral Agents] from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF ADDITIONAL GRANTOR], a [            ] (the “Additional Grantor”)

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Lien Subordination and Intercreditor Agreement.

The undersigned Additional Grantor is executing this Supplemental Acknowledgment in accordance with the requirements of the Lien Subordination and Intercreditor Agreement.

Accordingly, the Additional Grantor agrees to be subject to and bound by, the Lien Subordination and Intercreditor Agreement with the same force and effect as if the Additional Grantor had originally been named therein as the Company and the Additional Grantor, hereby agrees to all the terms and provisions of the Lien Subordination and Intercreditor Agreement applicable to it as the Company and each reference to “Company” shall include the Additional Grantor. The Lien Subordination and Intercreditor Agreement is hereby incorporated herein by reference.

The Additional Grantor represents and warrants to the Representatives, Collateral Agents and the Claimholders that (i) it has full power and authority to execute and deliver this Supplemental Acknowledgment, in its capacity as grantor and (ii) this Supplemental Acknowledgment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Lien Subordination and Intercreditor Agreement.

This Supplemental Acknowledgment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplemental Acknowledgment by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplemental Acknowledgment.

Except as expressly supplemented hereby, the Lien Subordination and Intercreditor Agreement shall remain in full force and effect.

THIS SUPPLEMENTAL ACKNOWLEDGMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Any provision of this Supplemental Acknowledgment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Lien Subordination and Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Lien Subordination and Intercreditor Agreement. All communications and notices hereunder to the Additional Grantor shall be given to it at the address set forth below its signature hereto.

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Supplemental Acknowledgment to the Lien Subordination and Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL GRANTOR]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

EXHIBIT J

FORM OF ACQUIRED SUBSIDIARY GUARANTY

This GUARANTY is entered into as of [INSERT DATE] (this “Agreement”), by [INSERT NAME OF ACQUIRED SUBSIDIARY] (“Guarantor”) in favor of and for the benefit of Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as Trustee and Collateral Agent (the “Trustee”) under the Indenture dated as of September 30, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”), among Centrus Energy Corp., a Delaware corporation (the “Issuer”), United States Enrichment Corporation, a Delaware corporation as the note guarantor, and the Trustee, and in favor of and for the benefit of each of the Holders of the Notes issued under the Indenture. Capitalized terms used and not otherwise defined herein have the meaning set forth in the Indenture.

RECITALS

It is a condition precedent to either the Issuer’s use of cash to acquire the equity interests of Guarantor if Guarantor has existing Finance Debt or Guarantor’s incurrence of new Finance Debt that Guarantor shall have made the Guarantee set forth herein.

Article 1
GUARANTEES

Section 1.01 Guarantee.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor, hereby unconditionally guarantees (such guarantee, the “Guarantee”) to each Holder and the Trustee irrespective of the validity or enforceability of the Indenture, the Notes, the Security Documents or the Obligations of the Issuer thereunder: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes, whether at the Maturity Date or on an interest payment date, by acceleration, call for redemption or otherwise; (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful; (iii) the due and punctual payment and performance of all other Obligations of the Issuer under the Notes, the Indenture and the Security Documents, all in accordance with the terms set forth therein; (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations thereunder or under the Security Documents, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise; and (v) fees, costs, expenses, indemnities and liabilities arising under or in connection with this Agreement (each of the foregoing, including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, the “Guaranteed Obligations”).

Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of Guarantor pursuant to this Guaranty shall be an amount equal to the amount of cash transferred or cash payment made pursuant to Section 4.10(b)(9) (A), (B) or (D) of the Indenture

to acquire the Equity Interests of Guarantor, or any securities convertible into, or exchangeable for, such Equity Interests.

The Guarantor hereby agrees that, subject to this Article 1, (i) its obligations hereunder shall be unconditional irrespective of the validity, regularity or enforceability of the Notes, the Indenture, the Security Documents or the Obligations of the Issuer thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions thereof, any releases of Collateral, any amendment of the Indenture, the Notes or the Security Documents, any delays in obtaining or realizing upon or failures to obtain or realize upon Collateral, the recovery of any judgment against the Issuer or any of the Subsidiaries, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of the Guarantor, (ii) a payment of a portion, but not all, of the Guarantied Obligations by one or more other guarantors, including the Note Guarantor will in no way limit, affect, modify or abridge the liability of Guarantor for any portion of the Guarantied Obligations that has not been paid and (iii) the Guarantee will not be discharged except by complete payment and performance of the Obligations of the Issuer under the Notes, the Indenture and the Security Documents or as otherwise provided in Section 1.07 hereof.

The Guarantor hereby agrees that it shall not be entitled to and irrevocably waives (to the extent lawful) (i) diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and (ii) any claim or other rights that it may now or hereafter acquire against the Issuer that arise from the existence or performance of the Guaranteed Obligations under its Guarantee, including, without limitation, any right to participate in any claim or remedy of a Holder against the Issuer or any Collateral that a Holder now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, and including, without limitation, the right to take or receive from the Issuer or any of the Subsidiaries, directly or indirectly, in cash or other property, by setoff or in any other manner, payment or security on account of such claim or other rights.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantor or the Note Guarantor, trustee, liquidator, or other similar official acting in relation to either the Issuer, the Guarantor or the Note Guarantor, any amount paid by the Issuer, Guarantor or the Note Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

The Guarantor agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Section 6.02 of the Indenture for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Issuer of the Guaranteed Obligations, and (ii) in the event of any declaration of acceleration of those Guaranteed Obligations as provided in Section 6.02 of the Indenture those Guaranteed Obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

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The obligations of the Guarantor under its Guarantee, the Indenture and the Security Documents are not obligations of, or guaranteed as to principal or interest by, the United States of America.

Section 1.02 [Reserved].

Section 1.03 Limitation on Guarantor’s Liability.

The Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the Guaranteed Obligations shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guaranteed Obligations not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law or render the Guarantor insolvent.

Section 1.04 Rights Under the Guarantee.

(a)       No payment by the Guarantor pursuant to the provisions hereof shall entitle the Guarantor to any payment out of any Collateral or give rise to any claim of the Guarantor against the Trustee or any Holder.

(b)       The Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on the Guarantee.

(c)       No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantor of its obligations hereunder) that the Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to the Guarantor.

(d)       The Guarantor shall pay all reasonable costs and expenses (including all reasonable attorneys’ fees), that may be incurred by the Trustee in enforcing or attempting to enforce the Guarantee.

Section 1.05 Guaranty of Payment Not Collection.

The Guaranteed Obligations of the Guarantor hereunder shall constitute a guaranty of payment when due and not a guaranty of collection. The Guarantor agrees that its obligations hereunder are independent of the obligations of the Issuer, and that a separate action may be brought against it, whether such action is brought against the Issuer or whether the Issuer is joined in such action. The Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Issuer, or the enforcement of any lien or realization

3

upon any security the Collateral Agent or the Trustee may at any time possess. The Guarantor agrees that any release that may be given by the Collateral Agent, Trustee or the Holders to the Issuer shall not release the Guarantor.

Section 1.06 No Subrogation.

Notwithstanding any payment or payments made by the Guarantor hereunder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuer or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guaranteed Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer in respect of payments made by the Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuer under the Notes and the Issuer’s Obligations thereunder are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when the Notes and the Issuer’s Obligations thereunder and hereunder shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Trustee, if required), to be applied against the Guaranteed Obligations.

Section 1.07 Release of the Guarantor

The Guarantor will be automatically and unconditionally released and discharged from all of its Guaranteed Obligations in connection with a Legal Defeasance or Covenant Defeasance of the Indenture in accordance with Article 8 of the Indenture or upon satisfaction and discharge of the Indenture in accordance with Article 12 of the Indenture.

Section 1.08 Ranking.

The Guaranted Obligations shall in all respects rank pari passu in right of payment with all existing and future unsubordinated Indebtedness of the Guarantor, and will be senior in right of payment to all existing and future subordinated Indebtedness of the Guarantor, including, without limitation, Finance Debt.

Article 2 MISCELLANEOUS

Section 2.01 Amendments.

This Agreement may not be amended or modified other than in accordance with the provisions of Sections 9.01 and 9.02 of the Indenture.

Section 2.02 Indemnity

Except as set forth below, the Guarantor shall (jointly and severally with the Issuer and the Note Guarantor) indemnify the Trustee and its officers, directors and employees against any and all losses, liabilities, claims, damages or expenses incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of its duties

4

under this Agreement, the Indenture, the Security Documents and the Intercreditor Agreements including the costs and expenses of enforcing this Agreement, the Indenture, the Security Documents or the Intercreditor Agreements against the Issuer or the Guarantor and defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

The Trustee shall notify the Guarantor promptly of any claim of which it has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Guarantor shall not relieve the Guarantor of its obligations hereunder. The Guarantor shall defend the claim and the Trustee shall cooperate in the defense. In the event that, in the reasonable opinion of the Trustee, a conflict of interest or conflicting defenses would arise in connection with the representation of the Guarantor and the Trustee by the same counsel, the Trustee may have separate counsel and the Guarantor shall pay the reasonable fees and expenses of such counsel. The Guarantor shall not be obligated to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Guarantor under this Section 2.02 shall survive the satisfaction and discharge of this Agreement or the Indenture and the resignation or removal of the Trustee.

To secure the Guarantor’s payment obligations in this Section 2.02, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that money or property held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Agreement and the Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) of the Indenture occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Code.

Section 2.03 Governing Law.

THIS AGREEMENT AND THE GUARANTEE SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-140 2 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b). THE GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, THE TRUSTEE, EACH HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE GENERAL JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE GUARANTEE AND IRREVOCABLY ACCEPTS FOR ITSELF AND (IN THE CASE OF THE GUARANTOR) IN RESPECT OF ITS PROPERTY,

5

GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR AND THE TRUSTEE EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GUARANTOR AT ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OR THE TRUSTEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION.

Section 2.04 Successors.

All agreements of the Guarantor in this Agreement shall bind their respective successors.

Section 2.05 Severability.

In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.06 Counterpart Originals.

The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.07 Table of Contents, Headings, etc.

The Headings of the articles and sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.08 Guarantied Party as Agent.

(a)       The Trustee has been appointed to act as guarantied party hereunder by the Holders. The Trustee shall be obligated, and shall have the right hereunder, to make demands, to

6

give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action, solely in accordance with this Agreement and the Indenture.

(b)       The Trustee shall at all times be the same Person that is the trustee under the Indenture. Written notice of resignation by the Trustee pursuant to Section 7.08 of the Indenture shall also constitute notice of resignation as guarantied party under this Agreement; removal of the Trustee pursuant to Section 7.08 of the Indenture shall also constitute removal as guarantied party under this Agreement; and appointment of a successor trustee pursuant to the Indenture shall also constitute appointment of a successor guarantied party under this Agreement. Upon the acceptance of any appointment as trustee under the Indenture by a successor trustee, that successor trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed guarantied party under this Agreement, and the retiring or removed guarantied party under this Agreement shall promptly (i) transfer to such successor guarantied party all sums held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor guarantied party under this Agreement, and (ii) take such other actions as may be necessary or appropriate in connection with the assignment to such successor guarantied party of the rights created hereunder, whereupon such retiring or removed guarantied party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed guarantied party’s resignation or removal hereunder as guarantied party, the provisions of this Agreement shall inure to its benefits as to any actions taken or omitted to be taken by it under this Agreement while it was guaranteed party hereunder.

(c)       In connection with the execution and acting under this Agreement, the Trustee is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the Indenture, all of which are incorporated by reference herein mutatis mutandis.

[Remainder of page intentionally left blank]

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

THE NOTE GUARANTOR:

[ADDITIONAL NOTE GUARANTOR]

By:
Name:
Title:

THE TRUSTEE:

Delaware Trust Company, as Trustee

By:
Name:
Title:

8

Exhibit H

FORM OF

LIMITED SECURED ACQUISITION DEBT INTERCREDITOR AGREEMENT

Dated as of [                    ]

among

[                    ],

as the Initial Senior Lien Representative and Initial Senior Lien Collateral Agent

for the Initial Limited Secured Acquisition Claimholders,

Delaware Trust Company as Trustee,

as the Initial Junior Lien Representative,

Delaware Trust Company,

as the Initial Junior Lien Collateral Agent

and

each additional Representative and Collateral Agent from time to time party hereto and acknowledged and agreed to by

United States Enrichment Corporation,

as the Company

Page

SECTION 1. Definitions.	2

1.1 Defined Terms	2
1.2 Terms Generally	10

SECTION 2. [Reserved].	10

SECTION 3. Lien Priorities	10

3.1 Relative Priorities	11
3.2 Prohibition on Contesting Liens; No Marshaling	11
3.3 No New Liens	11
3.4 Perfection of Liens	11

SECTION 4. Enforcement	12

4.1 Exercise of Remedies	12
4.2 Actions Upon Breach; Specific Performance	15

SECTION 5. Payments	15

5.1 Application of Proceeds	15
5.2 Payments Over	15
5.3 Releases	16
5.4 Insurance	17
5.5 Amendments to Senior Lien Documents and Junior Lien Documents	17
5.6 Confirmation of Subordination in Junior Lien Collateral Documents	18
5.7 Gratuitous Bailee/Agent for Perfection; Rights of Initial Senior Collateral Agent and Initial Senior Lien Representative	18
5.8 When Discharge of Obligations Deemed to Not Have Occurred	19

SECTION 6. Insolvency or Liquidation Proceedings	20

6.1 Finance and Sale Issues	20
6.2 Relief from the Automatic Stay	20
6.3 Adequate Protection	21
6.4 No Waiver	21
6.5 Avoidance Issues	21
6.6 Reorganization Securities	21
6.7 Post-Petition Interest	21
6.8 Waiver	22
6.9 Separate Grants of Security and Separate Classification	22
6.10 Effectiveness in Insolvency or Liquidation Proceedings	23

SECTION 7. Reliance; Waivers.	23

7.1 Reliance	23
7.2 No Warranties or Liability	23
7.3 No Waiver of Lien Priorities	23
7.4 Obligations Unconditional	24

SECTION 8. Miscellaneous	25

i

Page

8.1 Integration/Conflicts	25
8.2 Effectiveness; Continuing Nature of this Agreement; Severability	25
8.3 Amendments; Waivers	25
8.4 Information Concerning Financial Condition of the Company and its Subsidiaries	26
8.5 Subrogation	26
8.6 Application of Payments	27
8.7 Additional Limited Secured Acquisition Claims and Additional Junior Debt	27
8.8 Agency Capacities	28
8.9 Submission to Jurisdiction; Certain Waivers	28
8.10 Waiver of Jury Trial	29
8.11 Notices	29
8.12 Further Assurances	29
8.13 Applicable Law	29
8.14 Binding on Successors and Assigns	30
8.15 Section Headings	30
8.16 Counterparts	30
8.17 Authorization	30
8.18 Third Party Beneficiaries/ Provisions Solely to Define Relative Rights	30
8.19 No Indirect Actions	30
8.20 Relationship with Senior Lien Intercreditor Agreement; No Duty of Senior Claimholders to Non-Parties	30
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LIMITED SECURED ACQUISITION DEBT INTERCREDITOR AGREEMENT

This LIMITED SECURED ACQUISITION DEBT INTERCREDITOR AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [DATE], and entered into by and among [SENIOR LIEN REPRESENTATIVE] (“[                    ]”), as Senior Lien Representative for the [Initial Limited Secured Acquisition Claimholders (as defined below)] (in such capacity and together with its successors from time to time in such capacity, the “Initial Senior Lien Representative”) and [administrative agent][collateral agent] for the Initial Limited Secured Acquisition Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Senior Lien Collateral Agent”), DELAWARE TRUST COMPANY, as Trustee, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as Junior Lien Representative for the Initial Junior Lien Claimholders (in such capacity and together with its successors from time to time in such capacity, the “Initial Junior Lien Representative”), DELAWARE TRUST COMPANY, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as collateral agent for the Initial Junior Lien Claimholders (as defined below) (in such capacity and together with its successors from time to time in such capacity, the “Initial Junior Lien Collateral Agent”) and each additional Senior Lien Representative, Senior Lien Collateral Agent, Junior Lien Representative and Junior Lien Collateral Agent that from time to time becomes a party hereto pursuant to Section 8.7, and acknowledged and agreed to by United States Enrichment Corporation, a Delaware corporation (the “Company”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below. Capitalized terms used and not otherwise defined herein have the meaning set forth in the Initial Junior Lien Indentures as in effect on the date hereof or as modified in accordance with the provision of this Agreement.

RECITALS

[describe initial senior lien agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Initial Senior Lien Agreement”)];

The Company, Centrus, the Initial Junior Lien Representative and the Initial Junior Lien Collateral Agent have previously entered into the Indenture, dated as of September 30, 2014 and the Indenture, dated as of February 14, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, collectively, the “Initial Junior Lien Indentures”, and each, an “Initial Junior Lien Indenture”);

The obligations of the Company under all Limited Secured Acquisition Obligations will be secured by, among other things, one or more liens on Collateral (as hereinafter defined) which Liens securing the Limited Secured Acquisition Obligations will be senior in priority to the Liens on the Collateral securing the Initial Junior Lien Indentures and the other Junior Lien Obligations in accordance with the terms hereof;

The Senior Lien Documents and the Junior Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the Initial Senior Lien Representative (for itself and on behalf of each other Initial Limited Secured Acquisition Claimholder), the Initial Senior Lien Collateral Agent (for itself and on behalf of each other Initial Limited Secured Acquisition Claimholder), the Initial Junior Lien Representative (for itself and on behalf of each other Initial Junior Lien Claimholder), the Initial Junior Lien Collateral Agent (for itself and on behalf of each other Initial Junior Lien Claimholder), each additional Senior Lien Representative (for itself and on behalf of each other Additional Limited Secured Acquisition Claimholder represented by it), each additional Senior Lien Collateral Agent (for itself and on behalf of each other Additional Limited Secured Acquisition Claimholder represented by it), each additional Junior Lien Representative (for itself and on behalf of each other Additional Junior Lien Claimholder represented by it) and each additional Junior Lien Collateral Agent (for itself and on behalf of each other Additional Junior Lien Claimholder represented by it), intending to be legally bound, hereby agrees as follows:

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SECTION 1.             Definitions.

1.1                Defined Terms. As used in this Agreement, the following terms shall have the following meaning:

“Additional Collateral Agent” means any one or more Additional Senior Lien Collateral Agent and Additional Junior Lien Collateral Agent, as the context may require.

“Additional Junior Lien Claimholders” means, with respect to any Series of Additional Junior Lien Debt, the holders of such Indebtedness, the Junior Lien Representative with respect thereto, the Junior Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Junior Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company under any related Additional Junior Lien Documents and the holders of any other Additional Junior Lien Obligations secured by the Junior Lien Collateral Documents for such Series of Additional Junior Lien Debt.

“Additional Junior Lien Collateral Agent” has the meaning set forth in the definition of “Junior Lien Collateral Agent”.

“Additional Junior Lien Debt” means any Indebtedness and guarantees thereof that is incurred, issued or guaranteed by the Company (other than the Initial Junior Lien Debt) which Refinances any Initial Junior Lien Debt and which Indebtedness and guarantees are secured by the Junior Lien Collateral (or a portion thereof) on a basis junior to the Limited Secured Acquisition Obligations; provided, however, that with respect to any such Indebtedness incurred after the date hereof (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each of the Senior Lien Documents and Junior Lien Documents, (ii) unless already a party with respect to that Series of Additional Junior Lien Debt, each of the Junior Lien Representative and the Junior Lien Collateral Agent for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.7 hereof; and (iii) each of the other requirements of Section 8.7 shall have been complied with. The requirements of clause (i) shall be tested only as of (x) the date of execution of such Joinder Agreement by the applicable Additional Junior Lien Collateral Agent and Additional Junior Lien Representative if pursuant to a commitment entered into at the time of such Joinder Agreement, and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment or amendment.

“Additional Junior Lien Documents” means, with respect to any Series of Additional Junior Lien Debt, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Indebtedness, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Junior Lien Documents and the Junior Lien Collateral Documents securing such Series of Additional Junior Lien Debt.

“Additional Junior Lien Obligations” means, with respect to any Series of Additional Junior Lien Debt, (a) principal, interest (including without limitation any Post-Petition Interest), premium (if any), penalties, fees, expenses (including, without limitation, fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages, statutory claims and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Junior Lien Debt, (b) all other amounts payable to the related Additional Junior Lien Claimholders under the related Additional Junior Lien Documents (other than in respect of any Indebtedness not constituting Additional Junior Lien Debt) and (c) any renewals or extensions of the foregoing.

“Additional Junior Lien Representative” has the meaning set forth in the definition of “Junior Lien Representative”.

“Additional Limited Secured Acquisition Claimholders” means, with respect to any Series of Additional Limited Secured Acquisition Claims, the holders of such Indebtedness, the Senior Lien Representative with respect thereto, the Senior Lien Collateral Agent with respect thereto, any trustee or agent therefor under any related Additional Senior Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Company under any related Additional Senior Lien Documents and the holders of any other Additional Limited

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Secured Acquisition Obligations secured by the Senior Lien Collateral Documents for such Series of Additional Limited Secured Acquisition Claims.

“Additional Limited Secured Acquisition Claims” means any Indebtedness incurred, issued or guaranteed by the Company (other than the Initial Limited Secured Acquisition Obligations) which constitutes Limited Secured Acquisition Debt under the Junior Lien Documents and which Indebtedness is secured by the Collateral (or a portion thereof) on a basis senior to the Junior Lien Obligations. The Senior Lien Representative and Senior Lien Collateral Agent for any Series of Limited Secured Acquisition Claims shall become a party hereto pursuant to Section 8.7 hereof.

“Additional Limited Secured Acquisition Obligations” means, with respect to any Series of Additional Limited Secured Acquisition Claims, (a) all principal, interest (including any Post-Petition Interest), premium (if any), penalties, fees, expenses (including fees, expenses and disbursements of agents, professional advisors and legal counsel), indemnifications, reimbursements, damages, statutory claims and other liabilities, and guarantees of the foregoing amounts, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding, payable with respect to such Additional Limited Secured Acquisition Claims, (b) all other amounts payable to the related Additional Limited Secured Acquisition Claimholders under the related Additional Senior Lien Documents (other than in respect of any Indebtedness not constituting Additional Limited Secured Acquisition Claims), and (c) any renewals or extensions of the foregoing.

“Additional Obligations” means the Additional Limited Secured Acquisition Obligations and the Additional Junior Lien Obligations.

“Additional Representative” means any one or more Additional Senior Lien Representative and Additional Junior Lien Representative, as the context may require.

“Additional Senior Lien Collateral Agent” has the meaning set forth in the definition of “Senior Lien Collateral Agent”.

“Additional Senior Lien Documents” means, with respect to any Series of Additional Limited Secured Acquisition Claims, the loan agreements, promissory notes, indentures and other operative agreements evidencing or governing such Additional Limited Secured Acquisition Claims, any document governing reimbursement obligations in respect of letters of credit issued pursuant to any Additional Senior Lien Documents and the Senior Lien Collateral Documents securing such Series of Additional Limited Secured Acquisition Claims.

“Additional Senior Lien Representative” has the meaning set forth in the definition of “Senior Lien Representative”.

“Affiliate” means, with respect to a specified Person, (a) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Person specified or is a director or executive officer of the Person specified or (b) any other Person that directly or indirectly owns [10]% or more of any class of equity interests of the Person specified.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

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“Centrus” means Centrus Energy Corp., a Delaware corporation.

“Claimholders” means any one or more of the Limited Secured Acquisition Claimholders and the Junior Lien Claimholders, as the context may require.

“Collateral” means, at any time, all of the assets and property of the Company acquired with Limited Secured Acquisition Debt entered into on or after the Issue Date, whether real, personal or mixed, in which the holders of Limited Secured Acquisition Obligations under at least one Series of Limited Secured Acquisition Obligations and the holders of Junior Lien Obligations under at least one Series of Junior Lien Obligations (or their respective Collateral Agents or Representatives) hold, purport to hold or are required to hold, a security interest at such time, including any property subject to Liens granted pursuant to Section 6 to secure both Limited Secured Acquisition Obligations and Junior Lien Obligations.

“Collateral Agent” means any Senior Lien Collateral Agent and/or any Junior Lien Collateral Agent, as the context may require.

“Collateral Documents” means the Senior Lien Collateral Documents and the Junior Lien Collateral Documents.

“Collateral Enforcement Action” means any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral or Restricted Assets, or otherwise exercise or enforce remedial rights with respect to Collateral or Restricted Assets under the Senior Lien Documents or the Junior Lien Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) solicit bids from third Persons, approve bid procedures for any proposed disposition of Collateral or Restricted Assets, conduct the liquidation or disposition of Collateral or Restricted Assets or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral or Restricted Assets;

(c) receive a transfer of Collateral or Restricted Assets in satisfaction of Indebtedness or any other Obligation secured thereby;

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Senior Lien Documents or Junior Lien Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral or Restricted Assets); or

(e) the Disposition of Collateral or Restricted Assets by the Company after the occurrence and during the continuation of an event of default under any of the Senior Lien Documents or the Junior Lien Documents with the consent of the applicable Senior Lien Collateral Agent (or Limited Secured Acquisition Claimholders) or Junior Lien Collateral Agent (or Junior Lien Claimholders).

“Company” has the meaning set forth in the Preamble to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Controlling” and “Controlled” have meanings correlative thereto.

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“Designated Senior Lien Collateral Agent” means (i) if at any time there is only one Series of Limited Secured Acquisition Obligations with respect to which the Discharge of Limited Secured Acquisition Obligations has not occurred, the Senior Lien Collateral Agent for the Limited Secured Acquisition Claimholders in such Series and (ii) at any time when clause (i) does not apply, the “Applicable Collateral Agent” (as defined in the Senior Lien Intercreditor Agreement) at such time or, in the case of this clause (ii) if there is no Senior Lien Intercreditor Agreement in effect, the representative or, if none, the holder of the Series of Limited Secured Acquisition Claims representing a majority of the Limited Secured Acquisition Claims shall be the Designated Senior Lien Collateral Agent hereunder.

“Designated Senior Lien Representative” means (i) if at any time there is only one Series of Limited Secured Acquisition Obligations with respect to which the Discharge of Limited Secured Acquisition Obligations has not occurred, the Senior Lien Representative for the Limited Secured Acquisition Claimholders in such Series and (ii) at any time when clause (i) does not apply, the “Applicable Representative” (as defined in the Senior Lien Intercreditor Agreement) at such time or, in the case of this clause (ii) if there is no Senior Lien Intercreditor Agreement in effect, the representative or, if none, the holder of the Series of Limited Secured Acquisition Claims representing a majority of the Limited Secured Acquisition Claims shall be the Designated Senior Lien Representative hereunder.

“Designation” means a designation of Additional Limited Secured Acquisition Claims or Additional Junior Lien Debt in substantially the form of Exhibit C attached hereto.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge” means, except to the extent otherwise provided in Section 5.8, with respect to any Series of Limited Secured Acquisition Obligations or Series of Junior Lien Obligations, that such Series of Limited Secured Acquisition Obligations or Series of Junior Lien Obligations, as the case may be, are no longer secured by, and no longer required to be secured by, the Collateral pursuant to the terms of the applicable Senior Lien Documents or Junior Lien Documents. The term “Discharged” shall have a corresponding meaning.

“Discharge of Initial Limited Secured Acquisition Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of all Initial Limited Secured Acquisition Obligations has occurred.

“Discharge of Junior Lien Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of each Series of Junior Lien Obligations has occurred.

“Discharge of Limited Secured Acquisition Obligations” means, except to the extent otherwise provided in Section 5.8, the Discharge of Initial Limited Secured Acquisition Obligations and the Discharge of each additional Series of Limited Secured Acquisition Obligations has occurred.

“Disposition” has the meaning set forth in Section 5.3(b).

“Distribution” means, with respect to any Indebtedness, obligation, or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such Indebtedness, obligation, or security, (b) any redemption, purchase or other acquisition of such Indebtedness, obligation, or security by any Person, or (c) the granting of any lien or security interest to or for the benefit of the holders of such Indebtedness, obligation, or security in or upon any property of any Person.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Hedge Agreement” means a Swap Contract entered into by the Company with a counterparty as permitted under the Senior Lien Documents or the Junior Lien Documents, as the case may be.

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“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreement.

“Indebtedness” means and includes all indebtedness for borrowed money; for the avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit or Hedging Obligations.

“Initial Junior Lien Claimholders” means the holders of any Initial Junior Lien Obligations, the Initial Junior Lien Collateral Agent and the Initial Junior Lien Representative.

“Initial Junior Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Junior Lien Debt” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Initial Junior Lien Documents.

“Initial Junior Lien Documents” means those certain Initial Junior Lien Indentures, the “Notes” (as defined in the Initial Junior Lien Indentures), the Initial Junior Lien Security Agreements, any other Initial Junior Lien Security Documents and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Junior Lien Obligations.

“Initial Junior Lien Indentures” has the meaning set forth in the Recitals.

“Initial Junior Lien Obligations” means the “Obligations” and “Secured Obligations” (as defined in the Initial Junior Lien Documents) under the Initial Junior Lien Documents.

“Initial Junior Lien Security Agreements” means the Pledge and Security Agreement, by and among the Initial Junior Lien Collateral Agent and the Company, dated as of September 30, 2014, and the Pledge and Security Agreement, by and among the Initial Junior Lien Collateral Agent and the Company, dated as of February 14, 2017.

“Initial Junior Lien Security Documents” means the Initial Junior Lien Indentures, the Initial Junior Lien Security Agreements and the other “Security Documents” as defined in the Initial Junior Lien Indentures and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Junior Lien Obligations.

“Initial Junior Lien Representative” has the meaning set forth in the Preamble to this Agreement.

“Initial Limited Secured Acquisition Claimholders” means the “Secured Parties” as defined in the Initial Senior Lien Agreement.

“Initial Limited Secured Acquisition Claims” means the Indebtedness and guarantees thereof now or hereafter incurred pursuant to the Initial Senior Lien Documents.

“Initial Limited Secured Acquisition Obligations” means the “Secured Obligations” as defined in the Initial Senior Lien Agreement.

“Initial Senior Lien Agreement” has the meaning set forth in the Recitals.

“Initial Senior Lien Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Initial Senior Lien Documents” means the Initial Senior Lien Agreement and the other “Loan Documents” as defined in the Initial Senior Lien Agreement and any other document or agreement entered into for the purpose of evidencing, governing, securing or perfecting the Initial Limited Secured Acquisition Obligations.

“Initial Senior Lien Representative” has the meaning set forth in the Preamble to this Agreement.

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“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company;

(b) any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to the Company or with respect to a material portion of its assets;

(c) any liquidation, dissolution, reorganization or winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A or Exhibit B hereto, as applicable, required to be delivered by a Representative and a Collateral Agent to each other then-existing Representative and Collateral Agent pursuant to Section 8.7 hereof in order to include Additional Limited Secured Acquisition Claims or Additional Junior Lien Debt hereunder and to become the Representative or Collateral Agent, as the case may be, hereunder in respect thereof for the applicable Additional Limited Secured Acquisition Claimholders or applicable Additional Junior Lien Claimholders, as the case may be, under such Additional Limited Secured Acquisition Claims or Additional Junior Lien Debt.

“Junior Lien Adequate Protection Payments” has the meaning set forth in Section 6.3(b).

“Junior Lien Claimholders” means the Initial Junior Lien Claimholders and any Additional Junior Lien Claimholders.

“Junior Lien Collateral” means any “Collateral” as defined in any Junior Lien Documents or any other assets of the Company with respect to which a Lien is granted, purported to be granted or required to be granted pursuant to any Junior Lien Document as security for any Junior Lien Obligations and shall include any property or assets subject to replacement Liens or adequate protection Liens in favor of any Junior Lien Claimholder.

“Junior Lien Collateral Agent” means (i) in the case of any Initial Junior Lien Obligations or the Initial Junior Lien Claimholders, the Initial Junior Lien Collateral Agent and (ii) in the case of any Additional Junior Lien Obligations and the Additional Junior Lien Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Junior Lien Obligations and that is named as the Junior Lien Collateral Agent in respect of such Additional Junior Lien Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Junior Lien Collateral Agent”).

“Junior Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable Junior Lien Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Junior Lien Obligations or pursuant to which any such Lien is perfected.

“Junior Lien Debt” means the Initial Junior Lien Debt and any Additional Junior Lien Debt.

“Junior Lien Documents” means the Initial Junior Lien Documents and any Additional Junior Lien Documents.

“Junior Lien Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by the Company is granted to secure any Junior Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

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“Junior Lien Obligations” means the Initial Junior Lien Obligations and any Additional Junior Lien Obligations.

“Junior Lien Representative” means (i) in the case of the Initial Junior Lien Obligations or the Initial Junior Lien Claimholders, the Initial Junior Lien Representative and (ii) in the case of any Additional Junior Lien Obligations and the Additional Junior Lien Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the Junior Lien Representative in respect of such Additional Junior Lien Obligations in the applicable Joinder Agreement (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Junior Lien Representative”).

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind, (any conditional sale or other title retention agreement, and any lease in the nature thereof) and, in the case of securities, any purchase option, call or similar right of a third party with respect to such securities and any right of set-off or recoupment.

“Limited Secured Acquisition Claimholders” means the Initial Limited Secured Acquisition Claimholders and any Additional Limited Secured Acquisition Claimholders.

“Limited Secured Acquisition Claims” means the Initial Limited Secured Acquisition Claims and any Additional Limited Secured Acquisition Claims.

“Limited Secured Acquisition Obligations” means the Initial Limited Secured Acquisition Obligations and any Additional Limited Secured Acquisition Obligations.

“Master Agreement” has the meaning set forth in the definition of “Swap Contract”.

“Obligations” means all obligations of every nature of the Company from time to time owed to any agent or trustee, the Limited Secured Acquisition Claimholders, the Junior Lien Claimholders or any of them or their respective Affiliates under the Senior Lien Documents, the Junior Lien Documents or in the case of Junior Lien Claimholders, Hedge Agreements, whether for principal, interest or payments for early termination of Swap Contracts, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Pay-Over Amount” has the meaning set forth in Section 6.3(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.7.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Senior Lien Documents or the Junior Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than, or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

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“Representative” means any Senior Lien Representative and/or any Junior Lien Representative, as the context may require.

“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of the Company.

“Restricted Assets” means all licenses, permits, franchises, approvals or other authorizations from any Governmental Authority from time to time granted to or otherwise held by the Company to the extent the same constitute “Excluded Assets” under (and as defined in) the Senior Lien Documents or the Junior Lien Documents or are similarly carved out from the granting clause or the collateral thereunder to the extent the foregoing would otherwise constitute Collateral hereunder or thereunder but for such carve out.

“Sale Proceeds” means (i) the net proceeds from the sale of the Company as a going concern to the extent allocable to Collateral or from the sale of the Restricted Assets as a going concern, or (ii) any other economic value (whether in the form of cash or otherwise) received or distributed that is associated with the Restricted Assets.

“Senior Lien Collateral Agent” means (i) in the case of any Initial Limited Secured Acquisition Obligations or the Initial Limited Secured Acquisition Claimholders, the Initial Senior Lien Collateral Agent and (ii) in the case of any Additional Limited Secured Acquisition Obligations and the Additional Limited Secured Acquisition Claimholders in respect thereof, the Person serving as collateral agent (or the equivalent) for such Additional Limited Secured Acquisition Obligations and that is named as the Senior Lien Collateral Agent in respect of such Additional Limited Secured Acquisition Obligations in the applicable Joinder Agreement if such Person becomes a party to this Agreement or, if not, as named in the applicable Senior Lien Documents (each, in the case of this clause (ii) together with its successors and assigns in such capacity, an “Additional Senior Lien Collateral Agent”). In the case of any Limited Secured Acquisition Obligations that are not represented by an agent, all references herein to Senior Lien Collateral Agent or Additional Senior Lien Collateral Agent shall refer to the holder of such Limited Secured Acquisition Obligations.

“Senior Lien Collateral Documents” means the “Security Documents” or “Collateral Documents” (as defined in the applicable Senior Lien Documents) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Limited Secured Acquisition Obligations or pursuant to which any such Lien is perfected.

“Senior Lien Documents” means the Initial Senior Lien Documents and any Additional Senior Lien Documents.

“Senior Lien Intercreditor Agreement” means an agreement among each Senior Lien Representative and each Senior Lien Collateral Agent allocating rights among the various Series of Limited Secured Acquisition Obligations.

“Senior Lien Representative” means (i) in the case of any Initial Limited Secured Acquisition Obligations or the Initial Limited Secured Acquisition Claimholders, the Initial Senior Lien Representative and (ii) in the case of any Additional Limited Secured Acquisition Obligations and the Additional Limited Secured Acquisition Claimholders in respect thereof, each trustee, administrative agent, collateral agent, security agent and similar agent that is named as the Senior Lien Representative in respect of such Additional Limited Secured Acquisition Obligations in the applicable Joinder Agreement if such Person becomes a party to this Agreement or, if not, as named in the applicable Senior Lien Documents (each, in the case of this clause (ii), together with its successors and assigns in such capacity, an “Additional Senior Lien Representative”). In the case of any Limited Secured Acquisition Obligations that are not represented by an agent, all references herein to Senior Lien Representative or Additional Senior Lien Representative shall refer to the holder of such Limited Secured Acquisition Obligations.

“Series” means (x) with respect to Junior Lien Debt or Junior Lien Obligations, all Junior Lien Debt or Junior Lien Obligations, as applicable, represented by the same Representative acting in the same capacity and (y) with respect to Limited Secured Acquisition Claims or Limited Secured Acquisition Obligations, all Limited

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Secured Acquisition Claims or Limited Secured Acquisition Obligations against the Company, represented by the same Representative acting in the same capacity.

“Standstill Period” has the meaning set forth in Section 4.1(a)(1).

“Subsidiary” means, with respect to any Person, of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2                Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a) any definition of or reference herein to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as amended, restated, amended and restated, supplemented or otherwise modified from time to time and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b) any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d) all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.             [Reserved].

SECTION 3.             Lien Priorities

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3.1                Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Junior Lien Obligations granted on the Collateral or of any Liens securing the Limited Secured Acquisition Obligations granted on the Collateral and notwithstanding any provision of the UCC or any other applicable law or the Junior Lien Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Limited Secured Acquisition Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby agrees that:

(a) any Lien on the Collateral securing any Limited Secured Acquisition Obligations now or hereafter held by or on behalf of any Senior Lien Representative, any Senior Lien Collateral Agent or any Limited Secured Acquisition Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Junior Lien Obligations; and

(b) any Lien on the Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of any Junior Lien Representative, any Junior Lien Collateral Agent, any Junior Lien Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any Limited Secured Acquisition Obligations. All Liens on the Collateral securing any Limited Secured Acquisition Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Junior Lien Obligations for all purposes, whether or not such Liens securing any Limited Secured Acquisition Obligations are subordinated to any Lien securing any other obligation of the Company or any other Person.

3.2                Prohibition on Contesting Liens; No Marshaling. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, and each Senior Lien Representative and each Senior Lien Collateral Agent, for itself and on behalf of each other Limited Secured Acquisition Claimholder represented by it, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the Limited Secured Acquisition Claimholders in the Collateral or by or on behalf of any of the Junior Lien Claimholders in the Junior Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Senior Lien Representative, any Senior Lien Collateral Agent or any Limited Secured Acquisition Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Limited Secured Acquisition Obligations as provided in Sections 3.1 and 4.1. Until the Discharge of Limited Secured Acquisition Obligations, no Junior Lien Representative, Junior Lien Collateral Agent or Junior Lien Claimholder will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

3.3                No New Liens. So long as the Discharge of Junior Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the parties hereto agree that the Company shall not grant or permit any Liens on any asset or property other than the Collateral to secure any Limited Secured Acquisition Obligations.

3.4                Perfection of Liens. Except for the arrangements contemplated by Section 5.7, none of the Senior Lien Representatives, Senior Lien Collateral Agents or the Limited Secured Acquisition Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Collateral for the benefit of the Junior Lien Representatives, the Junior Lien Collateral Agents or the Junior Lien Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Limited Secured Acquisition Claimholders on the one hand and the Junior Lien Claimholders on the other hand and such provisions shall not impose on the Senior Lien Representatives, Senior Lien Collateral Agents, the Limited Secured Acquisition Claimholders, the Junior Lien Representatives, the Junior Lien Collateral Agents, the Junior Lien Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Collateral which would

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conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

SECTION 4.             Enforcement

4.1                Exercise of Remedies.

(a)                 Until the Discharge of Limited Secured Acquisition Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders:

(1)                 will not commence or maintain, or seek to commence or maintain, any Collateral Enforcement Action or otherwise exercise any rights or remedies with respect to the Collateral; provided that any one or more of the Junior Lien Representative and the Junior Lien Collateral Agent may, in accordance with any relevant Junior Lien Security Document, but is not required to, commence a Collateral Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of (i) the date on which a Junior Lien Representative declared the existence of any Event of Default under (and as defined in) any Junior Lien Documents and demanded the repayment of all the principal amount of any Junior Lien Obligations thereunder; and (ii) the date on which the Senior Lien Representatives received notice from such Junior Lien Representative of such declarations of such Event of Default and demand for payment (the “Standstill Period”); provided, further, that notwithstanding anything herein to the contrary, in no event shall any Junior Lien Representative, any Junior Lien Collateral Agent or any Junior Lien Claimholder exercise any rights or remedies with respect to the Collateral if, notwithstanding the expiration of the Standstill Period, any Senior Lien Representative, any Senior Lien Collateral Agent or any applicable Limited Secured Acquisition Claimholder(s) shall have commenced and is pursuing a Collateral Enforcement Action or other exercise of its or their rights or remedies in each case with respect to all or any material portion of the Collateral (prompt written notice of such exercise to be given to the Junior Lien Representative);

(2)                 will not contest, protest or object to (i) any foreclosure proceeding or action brought by any Senior Lien Representative, any Senior Lien Collateral Agent or any Limited Secured Acquisition Claimholder or (ii) any other exercise by any Senior Lien Representative, any Senior Lien Collateral Agent or any Limited Secured Acquisition Claimholder of any rights and remedies relating to the Collateral under the Senior Lien Documents or otherwise (including any Collateral Enforcement Action initiated by or supported by any Senior Lien Representative, any Senior Lien Collateral Agent or any Limited Secured Acquisition Claimholder); and

(3)                 subject to their rights under clause (a)(1) above will not object to the forbearance by any Senior Lien Representative, any Senior Lien Collateral Agent or any Limited Secured Acquisition Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as any proceeds received by any Senior Lien Representative in excess of those necessary to achieve a Discharge of Limited Secured Acquisition Obligations are distributed in accordance with Section 5.1 hereof and applicable law.

(b)                 (b) Until the Discharge of Limited Secured Acquisition Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, subject to Section 4.1(a)(1), the Senior Lien Representatives, the Senior Lien Collateral Agents and the Limited Secured Acquisition Claimholders shall have the exclusive right to (i) commence and maintain a Collateral Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt, except that Junior Lien Representatives shall have the credit bid rights set forth in Section 4.1(c)(6)), and (ii) subject to Section 5.3, make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior

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Lien Claimholder; provided that, in each case, any proceeds received by any Senior Lien Representative in excess of those necessary to achieve a Discharge of Limited Secured Acquisition Obligations are distributed in accordance with Section 5.1 hereof and applicable law. In commencing or maintaining any Collateral Enforcement Action or otherwise exercising rights and remedies with respect to the Collateral, the Senior Lien Representatives, Senior Lien Collateral Agents and the Limited Secured Acquisition Claimholders may enforce the provisions of the Senior Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder and regardless of whether any such exercise is adverse to the interest of any Junior Lien Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and under Bankruptcy Law of any applicable jurisdiction.

(c)                 Notwithstanding the foregoing, any Junior Lien Representative, any Junior Lien Collateral Agent, in accordance with any relevant Junior Lien Security Document, and any other Junior Lien Claimholder may:

(1)                 file a claim or statement of interest with respect to the Junior Lien Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company;

(2)                 take any action not adverse to the priority status of the Liens on the Collateral securing the Limited Secured Acquisition Obligations, or the rights of any Senior Lien Representative, any Senior Lien Collateral Agent or the Limited Secured Acquisition Claimholders to exercise remedies in respect thereof, in order to create, perfect, preserve or protect its Lien on the Collateral;

(3)                 file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)                 vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Junior Lien Obligations and the Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, may be inconsistent with the provisions of this Agreement;

(5)                 exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent permitted by Section 4.1(a)(1); and

(6)                 bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Limited Secured Acquisition Claimholder, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Junior Lien Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Limited Secured Acquisition Obligations.

Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to

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any Collateral in its capacity as a creditor, unless and until the Discharge of Limited Secured Acquisition Obligations has occurred, except in connection with any foreclosure that is expressly permitted by Section 4.1(a)(1) to pursue after the expiration of the Standstill Period to the extent such Junior Lien Representative or such Junior Lien Collateral Agent and Junior Lien Claimholders represented by it are permitted to retain the proceeds thereof in accordance with Section 5.2 of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Limited Secured Acquisition Obligations has occurred, except as expressly provided in Sections 4.1(a), 6.3(b) and this Section 4.1(c), the sole right of the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Junior Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Limited Secured Acquisition Obligations has occurred.

(d)                 Subject to Sections 4.1(a) and (c) and Section 6.3(b):

(1)                 each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that such Junior Lien Representative or such Junior Lien Collateral Agent and such Junior Lien Claimholders represented by it will not take any action that would hinder any exercise of remedies under the Senior Lien Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2)                 each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby waives any and all rights such Junior Lien Representative or such Junior Lien Collateral Agent and such Junior Lien Claimholders represented by it may have as a junior lien creditor or otherwise to object to the manner in which any Senior Lien Representative, any Senior Lien Collateral Agent or any other Limited Secured Acquisition Claimholder seeks to enforce or collect the Limited Secured Acquisition Obligations or Liens securing the Limited Secured Acquisition Obligations granted in any of the Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Senior Lien Representative, any Senior Lien Collateral Agent or any other Limited Secured Acquisition Claimholder is adverse to the interest of any Junior Lien Claimholder; and

(3)                 each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Lien Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of any Senior Lien Representative, any Senior Lien Collateral Agent or any other Limited Secured Acquisition Claimholder with respect to the Collateral as set forth in this Agreement and the Senior Lien Documents.

(e)                 The Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders may exercise rights and remedies as unsecured creditors (or as secured creditors with respect any Junior Lien Collateral that does not constitute Collateral) against the Company that has guaranteed or granted Liens to secure the Junior Lien Obligations in accordance with the terms of the Junior Lien Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to the Company); provided that in the event that any Junior Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Limited Secured Acquisition Obligations) in the same manner as the other Liens securing the Junior Lien Obligations are subject to this Agreement.

(f)                  Except as specifically set forth in Sections 4.1(a) and (d), nothing in this Agreement shall prohibit the receipt by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder of the required payments of interest, principal and other amounts owed in respect of the

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Junior Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder of rights or remedies as a secured creditor (including set-off and recoupment) with respect to the Collateral or enforcement in contravention of this Agreement of any Lien on the Collateral held by any of them or as a result of any other violation by any Junior Lien Claimholder of the express terms of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any Senior Lien Representative, any Senior Lien Collateral Agent or other Limited Secured Acquisition Claimholder may have with respect to the Senior Lien Collateral.

(g)                 Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder may have with respect to any Junior Lien Collateral that does not constitute Collateral.

4.2                Actions Upon Breach; Specific Performance. If any Junior Lien Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebutable presumption and admission by such Junior Lien Claimholder that relief against such Junior Lien Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Limited Secured Acquisition Claimholders, it being understood and agreed by each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of each Junior Lien Claimholder represented by it, that (i) the Limited Secured Acquisition Claimholders’ damages from actions of any Junior Lien Claimholder may at that time be difficult to ascertain and may be irreparable and (ii) each Junior Lien Claimholder waives any defense that either or both the Company and the Limited Secured Acquisition Claimholders cannot demonstrate either or both damage and be made whole by the awarding of damages. Each of the Senior Lien Representatives and Senior Lien Collateral Agents may demand specific performance of this Agreement. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Limited Secured Acquisition Claimholder. No provision of this Agreement shall constitute or be deemed to constitute a waiver by any Senior Lien Representative or any Senior Lien Collateral Agent on behalf of itself and each other Limited Secured Acquisition Claimholder represented by it, of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

SECTION 5.             Payments

5.1                Application of Proceeds. So long as the Discharge of Limited Secured Acquisition Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Collateral or any proceeds thereof, Restricted Assets or any proceeds thereof or Sale Proceeds received in connection with any Collateral Enforcement Action or other exercise of remedies by any Senior Lien Representative, any Senior Lien Collateral Agent or any Limited Secured Acquisition Claimholder, shall be applied by the Senior Lien Collateral Agents or the Senior Lien Representatives, as applicable, to the Limited Secured Acquisition Obligations in such order as specified in the relevant Senior Lien Documents and, if then in effect, the Senior Lien Intercreditor Agreement; provided, that any non-cash Collateral or non-cash proceeds may be held by the applicable Senior Lien Collateral Agent as Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of Limited Secured Acquisition Obligations, each Senior Lien Collateral Agent shall (x) unless a Discharge of Junior Lien Obligations has already occurred, deliver any remaining proceeds of Collateral, Restricted Assets and Sale Proceeds held by it to the Junior Lien Collateral Agent, to be applied by the Junior Lien Collateral Agent and the other Junior Lien Collateral Agents or Junior Lien Representatives, as applicable, to the applicable Junior Lien Obligations in such order as specified in the applicable Junior Lien Documents and (y) if a Discharge of Junior Lien Obligations has already occurred, deliver such proceeds of Collateral, Restricted Assets and Sale Proceeds to the Company or to whomever may be lawfully entitled to receive the same.

5.2                Payments Over.

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(a)                 So long as the Discharge of Limited Secured Acquisition Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, any Collateral or any proceeds thereof, Restricted Assets or proceeds thereof and all Sale Proceeds received by any Junior Lien Representative, Junior Lien Collateral Agent or any other Junior Lien Claimholder in connection with any Collateral Enforcement Action or other exercise of any right or remedy relating to the Collateral or the Restricted Assets, in all cases shall be segregated and held in trust and forthwith paid over to the Designated Senior Lien Collateral Agent for the benefit of the Limited Secured Acquisition Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. The Designated Senior Lien Collateral Agent is hereby authorized to make any such endorsements as agent for the Junior Lien Representatives, Junior Lien Collateral Agents or any such other Junior Lien Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Limited Secured Acquisition Obligations.

(b)                 So long as the Discharge of Limited Secured Acquisition Obligations has not occurred, if in any Insolvency or Liquidation Proceeding any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall receive any distribution of money or other property in respect of the Collateral, Restricted Assets or Sale Proceeds (including any assets or proceeds subject to Liens that have been avoided or otherwise invalidated), such money or other property shall be segregated and held in trust and forthwith paid over to the Designated Senior Lien Collateral Agent for the benefit of the Limited Secured Acquisition Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties). Any Lien on the Collateral received by any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder in respect of any of the Junior Lien Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

5.3                Releases.

(a)                 If in connection with any Collateral Enforcement Action by any Senior Lien Representative or any Senior Lien Collateral Agent or any other exercise of any Senior Lien Representative’s or any Senior Lien Collateral Agent’s remedies in respect of the Collateral, in each case prior to the Discharge of Limited Secured Acquisition Obligations, such Senior Lien Collateral Agent, for itself or on behalf of any of the Limited Secured Acquisition Claimholders represented by it, releases any of its Liens on any part of the Collateral, then the Liens, if any, of each Junior Lien Collateral Agent, for itself or for the benefit of the Junior Lien Claimholders, on such Collateral, shall be automatically, unconditionally and simultaneously released. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself or on behalf of any Junior Lien Claimholder represented by it, shall, within a reasonable time following such request, execute and deliver to the Senior Lien Representatives, Senior Lien Collateral Agents or the Company, such termination statements, releases and other documents as any Senior Lien Representative, Senior Lien Collateral Agent or the Company may request in writing to effectively confirm the foregoing releases, provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

(b)                 If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral by the Company (collectively, a “Disposition”) permitted under the terms of the Senior Lien Documents and not expressly prohibited under the terms of the Junior Lien Documents (other than in connection with a Collateral Enforcement Action or other exercise of any one or more Senior Lien Representative’s and Senior Lien Collateral Agent’s remedies in respect of the Collateral, which shall be governed by Section 5.3(a) above above), any Senior Lien Collateral Agent, for itself or on behalf of any Limited Secured Acquisition Claimholder represented by it, releases any of its Liens on any part of the Collateral, other than (A) in connection with, or following, the Discharge of Limited Secured Acquisition Obligations or (B) after the occurrence and during the continuance of any Event of Default under (and as defined in) any Junior Lien Documents, then the Liens, if any, of each Junior Lien Collateral Agent, for itself or for the benefit of the Junior Lien Claimholders represented by it, on such Collateral shall be automatically, unconditionally and simultaneously released. Each Junior Lien Representative and each

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Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, shall, promptly execute and deliver to the Senior Lien Representatives, the Senior Lien Collateral Agents or the Company such termination statements, releases and other documents as any Senior Lien Representative, Senior Lien Collateral Agent or the Company may request to effectively confirm such release, provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

(c)                 Until the Discharge of Limited Secured Acquisition Obligations occurs, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby irrevocably constitutes and appoints the Designated Senior Lien Collateral Agent and any officer or agent of the Designated Senior Lien Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Lien Representative, such Junior Lien Collateral Agent and such Junior Lien Claimholders or in the Designated Senior Lien Collateral Agent’s own name, from time to time in the Designated Senior Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.3, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.3, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of Limited Secured Acquisition Obligations.

(d)                 Until the Discharge of Limited Secured Acquisition Obligations occurs, to the extent that any Senior Lien Collateral Agent, any Senior Lien Representative or Limited Secured Acquisition Claimholders (i) has released any Lien on Collateral and any such Liens are later reinstated or (ii) obtains any new Liens from the Company, then each Junior Lien Collateral Agent, for itself and for the Junior Lien Claimholders represented by it, shall be granted a Lien on any such Collateral (except to the extent such Lien represents a Junior Lien Declined Lien with respect to the Junior Lien Debt represented by such Junior Lien Collateral Agent), subject to the lien subordination provisions of this Agreement, and each Junior Lien Representative, for itself and for the Junior Lien Claimholders represented by it, shall be granted an additional lien.

5.4                Insurance. Unless and until the Discharge of Limited Secured Acquisition Obligations has occurred, the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Limited Secured Acquisition Claimholders shall have the sole and exclusive right, subject to the rights of the Company under the Senior Lien Documents, to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Subject to the rights of the Company under the Senior Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be applied in the order of priority set forth in Section 5.1. Until the Discharge of Limited Secured Acquisition Obligations has occurred, if any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, then it shall segregate and hold in trust and forthwith pay such proceeds over to the Designated Senior Lien Collateral Agent in accordance with the terms of Section 5.2.

5.5                Amendments to Senior Lien Documents and Junior Lien Documents.

(a)                 The Senior Lien Documents of any Series may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Limited Secured Acquisition Claims of any Series may be Refinanced subject to Section 5.8 and Section 8.7, in each case, without notice to, or the consent of, any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, supplement or modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of a Refinancing, the holders of such Refinancing debt or their agent bind themselves in a writing addressed to each Junior Lien Collateral Agent to the terms of this Agreement.

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(b)                 The Junior Lien Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Junior Lien Debt of any Series may be Refinanced subject to Section 5.8 and Section 8.7, in each case, without notice to, or the consent of, any Senior Lien Representative, any Senior Lien Collateral Agent or any other Limited Secured Acquisition Claimholder, all without affecting the lien subordination or other provisions of this Agreement, provided that any such amendment, restatement, supplement or modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of any Refinancing, the holders of such Refinancing debt or their agent bind themselves in a writing addressed to each Senior Lien Collateral Agent to the terms of this Agreement.

5.6                Confirmation of Subordination in Junior Lien Collateral Documents. The Company agrees that each Junior Lien Collateral Document relating to any Collateral shall include the following language (or language to similar effect approved by the Designated Senior Lien Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [collateral agent] pursuant to this Agreement and the exercise of any right or remedy by the [collateral agent] hereunder are subject to the provisions of the Limited Secured Acquisition Debt Intercreditor Agreement, dated as of [                    ] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Limited Secured Acquisition Debt Intercreditor Agreement”), among [                    ], as Initial Senior Lien Representative, [        ], as Initial Senior Lien Collateral Agent, [                    ], as Initial Junior Lien Representative, [            ], as Initial Junior Lien Collateral Agent and certain other persons party to the Limited Secured Acquisition Debt Intercreditor Agreement or that may become party thereto from time to time. In the event of any conflict between the terms of the Limited Secured Acquisition Debt Intercreditor Agreement and this Agreement, the terms of the Limited Secured Acquisition Debt Intercreditor Agreement shall govern and control.”

5.7                Gratuitous Bailee/Agent for Perfection; Rights of Initial Senior Collateral Agent and Initial Senior Lien Representative.

(a)                 Each Senior Lien Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as collateral agent for the Limited Secured Acquisition Claimholders and gratuitous bailee for the Junior Lien Collateral Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Senior Lien Documents and the Junior Lien Documents, respectively, subject to the terms and conditions of this Section 5.7. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of any Senior Lien Collateral Agent, such Senior Lien Collateral Agent hereby agrees to also hold control over such deposit accounts as gratuitous agent for the Junior Lien Collateral Agents, subject to the terms and conditions of this Section 5.7.

(b)                 No Senior Lien Collateral Agent shall have any obligation whatsoever to the Junior Lien Representatives, the Junior Lien Collateral Agents or the Junior Lien Claimholders to ensure that the Pledged Collateral is genuine or owned by the Company, to perfect the security interests of the Junior Lien Collateral Agents or other Junior Lien Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.7. The duties or responsibilities of any Senior Lien Collateral Agent under this Section 5.7 shall be limited solely to holding the Pledged Collateral as gratuitous bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.7 and delivering the Pledged Collateral upon a Discharge of Limited Secured Acquisition Obligations as provided in paragraph (d) below.

(c)                 No Senior Lien Collateral Agent or any other Limited Secured Acquisition Claimholder shall have by reason of the Senior Lien Collateral Documents, the Junior Lien Collateral Documents, this Agreement or any other document, a fiduciary relationship in respect of any Junior Lien Representative or

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any other Junior Lien Claimholder and the Junior Lien Representatives, the Junior Lien Collateral Agents and the Junior Lien Claimholders hereby waive and release the Senior Lien Collateral Agents and the other Limited Secured Acquisition Claimholders from all claims and liabilities arising pursuant to any Senior Lien Collateral Agent’s role under this Section 5.7 as gratuitous bailee and gratuitous agent with respect to the Pledged Collateral. It is understood and agreed that the interests of the Senior Lien Collateral Agents and the other Limited Secured Acquisition Claimholders, on the one hand, and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders on the other hand, may differ and the Senior Lien Collateral Agents and the other Limited Secured Acquisition Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Junior Lien Representatives, the Junior Lien Collateral Agents or other Junior Lien Claimholders.

(d)                 Upon the Discharge of Limited Secured Acquisition Obligations, each Senior Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), (x) unless a Discharge of Junior Lien Obligations has not already occurred, to the Junior Lien Collateral Agent and (y) if a Discharge of Junior Lien Obligations has already occurred, to the Company or to whomever may be lawfully entitled to receive the same. Following the Discharge of Limited Secured Acquisition Obligations, each Senior Lien Collateral Agent further agrees to take all other action required or requested by any Junior Lien Collateral Agent at the expense of the Company in connection with the Junior Lien Collateral Agents obtaining a first-priority security interest in the Collateral. After the Discharge of Limited Secured Acquisition Obligations has occurred, upon the Discharge of Junior Lien Obligations, each Junior Lien Collateral Agent shall deliver the remaining Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty, to the Company or to whomever may be lawfully entitled to receive the same.

(e)                 Upon execution of this Agreement, each Junior Lien Representative and Junior Lien Collateral Agent shall, promptly following such requirements or requests, (x) enter into such documents and agreements as the Company or the Initial Senior Lien Representative and/or the Initial Senior Lien Collateral Agent or Initial Senior Lien Representative shall reasonably request in order to provide to the Initial Senior Lien Collateral Agent and Initial Senior Lien Representative the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (y) deliver to such Initial Senior Lien Collateral Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow such Initial Senior Lien Collateral Agent to obtain control of such Pledged Collateral), provided that the Junior Lien Representative or Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order.

5.8                When Discharge of Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of Limited Secured Acquisition Obligations has occurred or contemporaneously therewith, the Company enters into any Refinancing of any Senior Lien Documents evidencing a Limited Secured Acquisition Obligation, then such Discharge of Limited Secured Acquisition Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Limited Secured Acquisition Obligations), and, from and after the date on which the Additional Senior Lien Representative and Additional Senior Lien Collateral Agent in respect of such Refinancing each becomes a party to this Agreement in accordance with Section 8.7(b), the obligations under such Refinancing of the applicable Senior Lien Documents shall automatically be treated as Limited Secured Acquisition Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the Additional Senior Lien Representative and the Additional Senior Lien Collateral Agent under such new Senior Lien Documents shall be a Senior Lien Representative and Senior Lien Collateral Agent, respectively, for all purposes of this Agreement. Upon receipt of a Designation from the Company in accordance with Section 8.7(b)(2) of this Agreement, each Junior Lien Representative and Junior Lien Collateral Agent shall, promptly following such requests, (x) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or any one or more such Additional Senior Lien Representative and such Additional Senior Lien Collateral Agent shall reasonably request in order to provide to such Additional Senior Lien Representative and such Additional Senior Lien Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (y) deliver to such Additional Senior Lien Collateral Agent any

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Pledged Collateral held by it together with any necessary endorsements (or otherwise allow such Additional Senior Lien Collateral Agent to obtain control of such Pledged Collateral), provided that the Junior Lien Representative and Junior Lien Collateral Agent shall not be required to take any action if such actions would violate applicable law or court order. If the Additional Limited Secured Acquisition Obligations under the Additional Senior Lien Documents in respect of such Refinancing are secured by assets of the Company constituting Collateral that do not also secure the Junior Lien Obligations, then the Junior Lien Obligations shall be secured at such time by a junior-priority Lien on such assets to the same extent provided in the Junior Lien Collateral Documents and this Agreement except to the extent, with respect to any Series of Junior Lien Obligations, such Lien on such assets constitutes a Junior Lien Declined Lien.

SECTION 6.             Insolvency or Liquidation Proceedings.

6.1                Finance and Sale Issues. Until the Discharge of Limited Secured Acquisition Obligations has occurred, if the Company shall be subject to any Insolvency or Liquidation Proceeding and any Senior Lien Representative shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which such Senior Lien Representative, such Senior Lien Collateral Agent or any other creditor has a Lien, or to permit the Company to obtain financing secured by the Collateral, whether from the Limited Secured Acquisition Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, will not object to such Cash Collateral use or DIP Financing (including any proposed orders for either or both such Cash Collateral use and DIP Financing which are acceptable to any Senior Lien Representative) and to the extent the Liens securing the Limited Secured Acquisition Obligations are subordinated to or pari passu with such DIP Financing, each Junior Lien Collateral Agent will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, will not request adequate protection or any other relief in connection therewith with respect to its interests in the Collateral (except as expressly agreed by the Designated Senior Lien Representative or to the extent permitted by Section 6.3); provided that the Junior Lien Representatives and the other Junior Lien Claimholders retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests and retain the right to any use of Cash Collateral which constitutes Junior Lien Collateral that is not Collateral or DIP Financing to the extent secured by Junior Lien Collateral that is not Collateral. No Junior Lien Claimholder may provide DIP Financing to the Company secured by Liens equal or senior in priority to the Liens securing any Limited Secured Acquisition Obligations. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that it will not seek consultation rights in connection with, and it will not object to or oppose, a motion to sell, liquidate or otherwise dispose of Collateral under Section 363 of the Bankruptcy Code if the requisite Limited Secured Acquisition Claimholders have consented to such sale, liquidation or other disposition. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, further agrees that it will not directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition, if the requisite Limited Secured Acquisition Claimholders have consented to (i) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (ii) the sale, liquidation or disposition of such assets, in which event the Junior Lien Claimholders will be deemed to have consented to the sale or disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such order does not materially impair the rights of the Junior Lien Claimholders under Section 363(k) of the Bankruptcy Code.

6.2                Relief from the Automatic Stay. Until the Discharge of Limited Secured Acquisition Obligations has occurred, each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral or the Restricted Assets, without the prior written consent of all of the Senior Lien Representatives, unless a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by any Senior Lien Representative or Senior Lien Collateral Agent for relief from such stay in respect of the Collateral.

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6.3                Adequate Protection.

(a)                 Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, agrees that none of them shall contest (or support any other Person contesting):

(1)                 any request by any Senior Lien Representative, any Senior Lien Collateral Agent or other Limited Secured Acquisition Claimholder for adequate protection of its interests in the Collateral under any Bankruptcy Law; or

(2)                 any objection by any Senior Lien Representative, any Senior Lien Collateral Agent or other Limited Secured Acquisition Claimholder to any motion, relief, action or proceeding based on such Senior Lien Representative, Senior Lien Collateral Agent or Limited Secured Acquisition Claimholder claiming a lack of adequate protection of its interests in the Collateral.

(b)                 Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding, if the Limited Secured Acquisition Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any  Cash Collateral use or DIP Financing, then each Junior Lien Collateral Agent, for itself or on behalf of any other Junior Lien Claimholder represented by it, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Limited Secured Acquisition Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Junior Lien Obligations are so subordinated to the Limited Secured Acquisition Obligations under this Agreement.

6.4                No Waiver. Subject to Section 6.7(b), nothing contained herein shall prohibit or in any way limit any Senior Lien Representative or any other Limited Secured Acquisition Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Lien Representative or any other Junior Lien Claimholder with respect to the Collateral, including the seeking by any Junior Lien Representative or any other Junior Lien Claimholder of adequate protection in respect of their interests in the Collateral or the asserting by any Junior Lien Representative or any other Junior Lien Claimholder of any of its rights and remedies with respect to the Collateral under the Junior Lien Documents or otherwise.

6.5                Avoidance Issues. If any Limited Secured Acquisition Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company any amount paid in respect of Limited Secured Acquisition Obligations (a “Recovery”), then such Limited Secured Acquisition Claimholder shall be entitled to a reinstatement of its Limited Secured Acquisition Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Limited Secured Acquisition Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.5 shall survive termination of this Agreement.

6.6                Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of Limited Secured Acquisition Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Limited Secured Acquisition Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7                Post-Petition Interest.

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(a)                 None of any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder shall oppose or seek to challenge any claim by any Senior Lien Representative, any Senior Lien Collateral Agent or any other Limited Secured Acquisition Claimholder for allowance in any Insolvency or Liquidation Proceeding of Limited Secured Acquisition Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Senior Lien Collateral Agents on behalf of the Limited Secured Acquisition Claimholders on the Collateral or any other Limited Secured Acquisition Claimholder’s Lien on the Collateral, without regard to the existence of the Liens of the Junior Lien Collateral Agents or the other Junior Lien Claimholders on the Collateral.

(b)                 None of any Senior Lien Representative, Senior Lien Collateral Agent or any other Limited Secured Acquisition Claimholder shall oppose or seek to challenge any claim by any Junior Lien Representative, Junior Lien Collateral Agent or any other Junior Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Junior Lien Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Junior Lien Collateral Agents, on behalf of the Junior Lien Claimholders, on the Collateral (after taking into account the amount of the Limited Secured Acquisition Obligations).

6.8                Waiver. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, waives any claim it may hereafter have against any Limited Secured Acquisition Claimholder arising out of the election of any Limited Secured Acquisition Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

6.9                Separate Grants of Security and Separate Classification. Each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, and each Senior Lien Representative and each Senior Lien Collateral Agent, for itself and on behalf of each other Limited Secured Acquisition Claimholder represented by it, acknowledges and agrees that:

(a)                 the grants of Liens pursuant to the Senior Lien Collateral Documents and the Junior Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b)                 because of, among other things, their differing rights in the Collateral, the Junior Lien Obligations are fundamentally different from the Limited Secured Acquisition Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Limited Secured Acquisition Claimholders and the Junior Lien Claimholders in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Company in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Lien Claimholders), the Limited Secured Acquisition Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the Senior Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Junior Lien Claimholders with respect to the Collateral, with each Junior Lien Representative and each Junior Lien Collateral Agent, for itself and on behalf of each other Junior Lien Claimholder represented by it, hereby acknowledging and agreeing to turn over to the Designated Senior Lien Collateral Agent, for itself and on behalf of each other Limited Secured Acquisition Claimholder, Collateral or proceeds of Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Lien Claimholders).

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6.10            Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to the Company will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

SECTION 7.              Reliance; Waivers.

7.1                Reliance. Other than any reliance on the terms of this Agreement, each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Limited Secured Acquisition Claimholder represented by it, acknowledges that it and such Limited Secured Acquisition Claimholders have, independently and without reliance on any Junior Lien Representative, any Junior Lien Collateral Agent or any other Junior Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Senior Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Senior Lien Documents or this Agreement. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges that it and such Junior Lien Claimholders have, independently and without reliance on any Senior Lien Representative, any Senior Lien Collateral Agent or any other Limited Secured Acquisition Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Junior Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Junior Lien Documents or this Agreement.

7.2                No Warranties or Liability. Each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Limited Secured Acquisition Claimholder represented by it, acknowledges and agrees that no Junior Lien Representative or other Junior Lien Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Junior Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Junior Lien Claimholders will be entitled to manage and supervise their respective extensions of credit under the Junior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, acknowledges and agrees that no Senior Lien Representative or other Limited Secured Acquisition Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Limited Secured Acquisition Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders shall have no duty to the Senior Lien Representatives, the Senior Lien Collateral Agents or any of the other Limited Secured Acquisition Claimholders, and the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Limited Secured Acquisition Claimholders shall have no duty to the Junior Lien Representative, the Junior Lien Collateral Agents or any of the other Junior Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company (including the Senior Lien Documents and the Junior Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3                No Waiver of Lien Priorities.

(a)                 No right of the Limited Secured Acquisition Claimholders, the Senior Lien Representatives, the Senior Lien Collateral Agents or any of them to enforce any provision of this Agreement or any Senior Lien Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any Limited Secured Acquisition Claimholder, Senior Lien Representative or Senior Lien Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Senior Lien Documents or any of the Junior Lien Documents, regardless of any knowledge thereof which

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any Senior Lien Representative, Senior Lien Collateral Agent or any Limited Secured Acquisition Claimholder, or any of them, may have or be otherwise charged with.

(b)                 Except as otherwise expressly provided herein, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, also agrees that the Limited Secured Acquisition Claimholders, the Senior Lien Representatives and the Senior Lien Collateral Agents shall have no liability to such Junior Lien Representative, such Junior Lien Collateral Agent or any such Junior Lien Claimholders, and such Junior Lien Representative and such Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby waives any claim against any Limited Secured Acquisition Claimholder, any Senior Lien Representative or any Senior Lien Collateral Agent arising out of any and all actions which the Limited Secured Acquisition Claimholders, any Senior Lien Representative or any Senior Lien Collateral Agent may take or permit or omit to take with respect to:

(1)                 the Senior Lien Documents (other than this Agreement);

(2)                 the collection of the Limited Secured Acquisition Obligations; or

(3)                 the foreclosure upon, or sale, liquidation or other disposition of, any Senior Lien Collateral.

Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees that the Limited Secured Acquisition Claimholders, the Senior Lien Representatives and the Senior Lien Collateral Agents have no duty to them in respect of the maintenance or preservation of the Collateral, the Limited Secured Acquisition Obligations or otherwise.

(c)                 Until the Discharge of Limited Secured Acquisition Obligations, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any Collateral or any other similar rights a junior secured creditor in respect of their interests in the Collateral may have under applicable law.

7.4                Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Limited Secured Acquisition Claimholders and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)                 any lack of validity or enforceability of any Senior Lien Documents or any Junior Lien Documents;

(b)                 except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Limited Secured Acquisition Obligations or Junior Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Senior Lien Documents or any Junior Lien Documents;

(c)                 except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Limited Secured Acquisition Obligations or Junior Lien Obligations or any guaranty thereof;

(d)                 the commencement of any Insolvency or Liquidation Proceeding in respect of the Company; or

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(e)                 any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of any Senior Lien Representative, any Senior Lien Collateral Agent, the Limited Secured Acquisition Obligations, any Limited Secured Acquisition Claimholder, any Junior Lien Representative, any Junior Lien Collateral Agent, the Junior Lien Obligations or any Junior Lien Claimholder in respect of this Agreement.

SECTION 8.             Miscellaneous.

8.1                Integration/Conflicts. This Agreement, the Senior Lien Documents and the Junior Lien Documents represent the entire agreement by and among the Company, the Limited Secured Acquisition Claimholders and the Junior Lien Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Limited Secured Acquisition Claimholders or the Junior Lien Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the Senior Lien Documents or the Junior Lien Documents, the provisions of this Agreement shall govern and control.

8.2                Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the Limited Secured Acquisition Claimholders may continue, at any time and without notice to any Junior Lien Representative or any other Junior Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or Centrus constituting Limited Secured Acquisition Obligations in reliance hereon. Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to the Company shall include the Company as debtor and debtor-in-possession and any receiver, trustee or similar person acting for the Company (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a)                 with respect to any Senior Lien Representative and any Senior Lien Collateral Agent, the Limited Secured Acquisition Claimholders represented by them and their Limited Secured Acquisition Obligations, on the date on which the Limited Secured Acquisition Obligations of such Limited Secured Acquisition Claimholders are Discharged, subject to the rights of such Limited Secured Acquisition Claimholders under Sections 5.8 and 6.5; and

(b)                 with respect to any Junior Lien Representative and any Junior Lien Collateral Agent, the Junior Lien Claimholders represented by them and their Junior Lien Obligations, on the date on which the Junior Lien Obligations of such Junior Lien Claimholders are Discharged subject to the rights of such Junior Lien Claimholders under Sections 5.8 and 6.5;

provided, however, that in each case, such termination shall not relieve any such party of its obligations incurred hereunder prior to the date of such termination.

8.3                Amendments; Waivers.

(a)                 No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the

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other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly and adversely affected.

(b)                 Notwithstanding the foregoing, without the consent of any Limited Secured Acquisition Claimholder or Junior Lien Claimholder, any Representative and Collateral Agent may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.7 of this Agreement and upon such execution and delivery, such Representative and Collateral Agent and the Additional Limited Secured Acquisition Claimholders and Additional Limited Secured Acquisition Obligations or Additional Junior Lien Claimholders and Additional Junior Lien Obligations of the Series for which such Representative and Collateral Agent is acting shall be subject to the terms hereof.

(c)                 Notwithstanding the foregoing, without the consent of any other Representative, Collateral Agent or Limited Secured Acquisition Claimholder, the Designated Senior Lien Representative may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Limited Secured Acquisition Obligations or Additional Junior Lien Obligations in compliance with this Agreement.

8.4                Information Concerning Financial Condition of the Company and its Subsidiaries. The Senior Lien Representatives, the Senior Lien Collateral Agents and the Limited Secured Acquisition Claimholders, on the one hand, and the holders of the Junior Lien Obligations, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its Subsidiaries and any endorsers or guarantors of the Limited Secured Acquisition Obligations or the Junior Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Limited Secured Acquisition Obligations or the Junior Lien Obligations. The Senior Lien Representatives, the Senior Lien Collateral Agents and the other Limited Secured Acquisition Claimholders, on the one hand, and the Junior Lien Representatives, the Junior Lien Collateral Agents and any other Junior Lien Claimholder, on the other hand, shall have no duty to advise of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Claimholder, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other Claimholder, it shall be under no obligation:

(a)                 to make, and such Claimholder shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)                 to provide any additional information or to provide any such information on any subsequent occasion;

(c)                 to undertake any investigation; or

(d)                 to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5                Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Junior Lien Representatives, the Junior Lien Collateral Agents or the other Junior Lien Claimholders pays over to any of the Senior Lien Representatives, the Senior Lien Collateral Agents or the other Limited Secured Acquisition Claimholders under the terms of this Agreement, such Junior Lien Claimholders, Junior Lien Representatives and Junior Lien Collateral Agents shall be subrogated to the rights of such Senior Lien Representatives, Senior Lien Collateral Agents and Limited Secured Acquisition Claimholders; provided that each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Limited Secured Acquisition Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by any Junior Lien Representative, Junior Lien Collateral Agent or other Junior Lien Claimholder

26

that are paid over to any Senior Lien Representative, Senior Lien Collateral Agent or other Limited Secured Acquisition Claimholder pursuant to this Agreement shall not reduce any of the Junior Lien Obligations.

8.6                Application of Payments. All payments received by any Senior Lien Representative, Senior Lien Collateral Agent or other Limited Secured Acquisition Claimholder may be applied, reversed and reapplied, in whole or in part, to such part of the Limited Secured Acquisition Obligations provided for in the Senior Lien Documents (subject to the Senior Lien Intercreditor Agreement, if then in effect). Each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, agrees to any extension or postponement of the time of payment of the Limited Secured Acquisition Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien which may at any time secure any part of the Limited Secured Acquisition Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7                Additional Limited Secured Acquisition Claims and Additional Junior Debt.

(a)                 To the extent, but only to the extent, permitted by the provisions of the Senior Lien Documents and the Junior Lien Documents and Section 5.5, the Company may incur or issue or guarantee any Additional Limited Secured Acquisition Claims and one or more series or classes of Indebtedness that Refinances any Initial Junior Lien Debt and that the Company designates as Additional Junior Lien Debt.

Any such series or class of Additional Limited Secured Acquisition Claims may be secured by a first-priority, senior Lien on the Collateral, in each case under and pursuant to the Senior Lien Collateral Documents for such Series of Additional Limited Secured Acquisition Claims. The Senior Lien Representative and Senior Lien Collateral Agent in respect of any Additional Limited Secured Acquisition Claims shall become a party hereto by satisfying the conditions set forth in clauses (1) through (3) of Section 8.7(b).

Any such Additional Junior Lien Debt may be secured by a junior-priority, subordinated Lien on the Collateral, in each case under and pursuant to the relevant Junior Lien Collateral Documents for such Series of Additional Junior Lien Debt, if and subject to the condition, the Additional Junior Lien Representative and Additional Junior Lien Collateral Agent of any such Additional Junior Lien Debt each becomes a party to this Agreement by satisfying the conditions set forth in clauses (1) through (3) of Section 8.7(b). Upon any Additional Junior Lien Representative and Additional Junior Lien Collateral Agent so becoming a party hereto, all Additional Junior Lien Obligations of such Series shall also be entitled to be so secured by a subordinated Lien on the Collateral in accordance with the terms hereof and thereof.

(b)                 In order for an Additional Representative and an Additional Collateral Agent to become a party to this Agreement:

(1)                 such Additional Representative and such Additional Collateral Agent shall have executed and delivered to each other then-existing Representative a Joinder Agreement substantially in the form of Exhibit A hereto (if such Representative is an Additional Junior Lien Representative and such Collateral Agent is an Additional Junior Lien Collateral Agent, with such changes as may be reasonably approved by the Designated Senior Lien Representative and such Representative and such Collateral Agent) or Exhibit B hereto (if such Representative is an Additional Senior Lien Representative and such Collateral Agent is an Additional Senior Lien Collateral Agent, with such changes as may be reasonably approved by the Designated Senior Lien Representative and such Representative and such Collateral Agent) pursuant to which such Additional Representative becomes a Representative hereunder, such Additional Collateral Agent becomes a Collateral Agent hereunder and the related Limited Secured Acquisition Claimholders or Junior Lien Claimholders, as applicable, become subject hereto and bound hereby;

(2)                 the Company shall have delivered a Designation to each other then-existing Collateral Agent substantially in the form of Exhibit C hereto, pursuant to which a Responsible Officer of the Company shall (A) identify the Indebtedness to be designated as Additional Limited Secured Acquisition Claims, or the Indebtedness to be designated as Additional Junior Lien Debt, as applicable, and the initial aggregate principal amount of such Indebtedness, (B) specify the

27

name and address of the applicable Additional Representative and Additional Collateral Agent and (C) certify that such Additional Limited Secured Acquisition Claim or Additional Junior Lien Debt is permitted to be incurred, secured and guaranteed by each of the Senior Lien Documents and Junior Lien Documents, respectively, and that the conditions set forth in this Section 8.7 are satisfied with respect to such Additional Limited Secured Acquisition Claim or Additional Junior Lien Debt, as applicable; and

(3)                 the Company shall have delivered to each other Collateral Agent true and complete copies of each of the Senior Lien Documents or Junior Lien Documents, as applicable, relating to such Additional Limited Secured Acquisition Claims or Additional Junior Lien Debt, as applicable.

(c)                 The Additional Junior Lien Documents or Additional Senior Lien Documents, as applicable, relating to such Additional Obligations shall provide that each of the applicable Claimholders with respect to such Additional Obligations will be subject to and bound by the provisions of this Agreement.

8.8                Agency Capacities.

(a)                 Except as expressly provided herein, [                    ] is acting in the capacity of Initial Senior Lien Representative and Initial Senior Lien Collateral Agent solely for the Initial Limited Secured Acquisition Claimholders. Except as expressly provided herein, each other Representative and Collateral Agent is acting in the capacity of Representative and Collateral Agent, respectively, solely for the Claimholders under the Senior Lien Documents or Junior Lien Documents for which it is the named Representative or Collateral Agent, as the case may be, in the applicable Joinder Agreement.

8.9                Submission to Jurisdiction; Certain Waivers. Each of the Company and each Representative and each Collateral Agent, on behalf of itself and each other applicable Claimholder represented by it, hereby irrevocably and unconditionally:

(a)                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)                 agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c)                 agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement or any other Senior Lien Documents shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Senior Lien Documents or Junior Lien Documents against the Company or any of its assets in the courts of any jurisdiction;

(d)                 waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Document in any court referred to in paragraph (a) of this Section 8.9 (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

28

(e)                 consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.11 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f)                  agrees that service as provided in clause (e) above is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g)                 waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.10            Waiver of Jury Trial.

EACH PARTY HERETO, THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND THE COMPANY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.11            Notices. All notices to the Junior Lien Claimholders and the Limited Secured Acquisition Claimholders permitted or required under this Agreement shall also be sent to the applicable Junior Lien Representative and the applicable Senior Lien Representative, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.12            Further Assurances. Each Senior Lien Representative and each Senior Lien Collateral Agent, on behalf of itself and each other Limited Secured Acquisition Claimholder represented by it, each Junior Lien Representative and each Junior Lien Collateral Agent, on behalf of itself and each other Junior Lien Claimholder represented by it, and the Company agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form) as is required or any Senior Lien Representative and Senior Lien Collateral Agent or any Junior Lien Representative and Junior Lien Collateral Agent may request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.13            Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

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8.14            Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Lien Representatives, the Senior Lien Collateral Agents, the other Limited Secured Acquisition Claimholders, the Junior Lien Representatives, the Junior Lien Collateral Agents, the other Junior Lien Claimholders, the Company and its successors and assigns from time to time. If any of the Senior Lien Representatives, the Senior Lien Collateral Agents, the Junior Lien Representatives or the Junior Lien Collateral Agents resigns or is replaced pursuant to the Senior Lien Documents or the Junior Lien Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of the Company, including where any such trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.15            Section Headings. The section headings and table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

8.16            Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic imaging means), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. a document in “pdf” or “tif” format sent by electronic mail) shall be effective as delivery of a manually executed counterpart hereof.

8.17            Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.18            Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the Limited Secured Acquisition Claimholders and the Junior Lien Claimholders and their respective successors and assigns from time to time. Each holder of any Limited Secured Acquisition Claim that is not (either directly or through an agent) a party hereto shall be an express third party beneficiary hereof. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Senior Lien Representatives, the Senior Lien Collateral Agents and the other Limited Secured Acquisition Claimholders on the one hand and the Junior Lien Representatives, the Junior Lien Collateral Agents and the other Junior Lien Claimholders on the other hand. Nothing herein shall be construed to limit the relative rights and obligations as among the Limited Secured Acquisition Claimholders or as among the Junior Lien Claimholders; as among the Limited Secured Acquisition Claimholders, such rights and obligations are governed by, and any provisions herein regarding them are therefore subject to, the provisions of the Senior Lien Intercreditor Agreement. Other than as set forth in Section 8.3 and in Section 8.7, none of the Company or any other creditor thereof shall have any rights hereunder and neither the Company nor the Company may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company, which are absolute and unconditional, to pay the Limited Secured Acquisition Obligations and the Junior Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.19            No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended by the party to have substantially the same effects as the prohibited action.

8.20            Relationship with Senior Lien Intercreditor Agreement; No Duty of Senior Claimholders to Non-Parties. This agreement is solely intended to allocate rights and benefits between the Limited Secured Acquisition Claimholders taken together on the one hand and the Junior Lien Claimholders taken together on the other hand. As among the Limited Secured Acquisition Claimholders, their respective rights and benefits may be allocated as agreed among the Limited Secured Acquisition Claimholders in the Senior Lien Intercreditor Agreement including without limitation as to Lien priority or payment priority all without affecting the terms of this agreement. Notwithstanding any other provision of this Agreement, no Senior Lien Representative or Senior Lien Collateral Agent (including, without limitation, the Designated Senior Lien Representative or Designated Senior Lien

30

Collateral Agent) or other Limited Secured Acquisition Claimholder shall have any duty or obligation hereunder to any other Senior Lien Representative, Senior Lien Collateral Agent or Limited Secured Acquisition Claimholder (other than Limited Secured Acquisition Claimholders of its own Series) unless such Senior Lien Representative and Senior Lien Collateral Agent shall have become an express party hereto and to the Senior Lien Intercreditor Agreement.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Limited Secured Acquisition Debt Intercreditor Agreement as of the date first written above.

[INSERT NAME]
as Initial Senior Lien Representative and as Initial Senior Lien Collateral Agent

By:
Name:
Title:

[NOTICE ADDRESS]

[ ], as Initial Junior Lien Representative

By:
Name:
Title:

[NOTICE ADDRESS]

DELAWARE TRUST COMPANY, as Initial Junior Lien Collateral Agent

By:
Name:
Title:

Delaware Trust Company 2711 Centerville Road, Suite 220 Wilmington, Delaware 19808
32

Acknowledged and Agreed to by:

United States Enrichment Corporation

By:
Name:
Title:

6901 Rockledge Drive Bethesda, MD 20817

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Exhibit A to the
Limited Secured Acquisition Debt Intercreditor Agreement

[FORM OF] LIMITED SECURED ACQUISITION DEBT JOINDER AGREEMENT NO. [    ] dated as of [        ], 20[    ] to the LIMITED SECURED ACQUISITION DEBT INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Limited Secured Acquisition Debt Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent, [INSERT NAME], as Initial Junior Lien Representative, [INSERT NAME], as Initial Junior Lien Collateral Agent and the additional Representatives[ and Collateral Agents] from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Limited Secured Acquisition Debt Intercreditor Agreement.

The undersigned Additional Junior Lien Representative (the “New Representative”) and Additional Junior Lien Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Limited Secured Acquisition Debt Intercreditor Agreement.

Accordingly, the New Representative and the New Collateral Agent agree to be subject to and bound by, the Limited Secured Acquisition Debt Intercreditor Agreement with the same force and effect as if the New Representative and the New Collateral Agent had originally been named therein as a Junior Lien Representative and a Junior Lien Collateral Agent, respectively, and each of the New Representative and the New Collateral Agent, on behalf of itself and each other Additional Junior Lien Claimholder represented by it, hereby agrees to all the terms and provisions of the Limited Secured Acquisition Debt Intercreditor Agreement applicable to it as a Junior Lien Representative and a Junior Lien Collateral Agent, respectively, and to the Additional Junior Lien Claimholders represented by it as Junior Lien Claimholders. and each reference to “Junior Lien Claimholders” shall include the Additional Junior Lien Claimholders represented by such New Representative and New Collateral Agent. The Limited Secured Acquisition Debt Intercreditor Agreement is hereby incorporated herein by reference.

Each of the New Representative and New Collateral Agent represents and warrants to the other Representatives, Collateral Agents and the other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Limited Secured Acquisition Debt Intercreditor Agreement and (iii) the Junior Lien Documents relating to such Additional Junior Lien Debt provide that, upon the New Representative’s and New Collateral Agent’s entry into this Agreement, the Additional Junior Lien Claimholders in respect of such Additional Junior Lien Debt will be subject to and bound by the provisions of the Limited Secured Acquisition Debt Intercreditor Agreement as Junior Lien Claimholders.

This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Except as expressly supplemented hereby, the Limited Secured Acquisition Debt Intercreditor Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the

34

remaining provisions hereof and in the Limited Secured Acquisition Debt Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Limited Secured Acquisition Debt Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

[Remainder of this page intentionally left blank]

35

IN WITNESS WHEREOF, the New Representative and New Collateral Agent have duly executed this Joinder Agreement to the Limited Secured Acquisition Debt Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT],as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

36

Exhibit B to the
Limited Secured Acquisition Debt Intercreditor Agreement

[FORM OF] SENIOR LIEN JOINDER AGREEMENT NO. [    ] dated as of [        ], 20[    ] to the LIMITED SECURED ACQUISITION DEBT INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Limited Secured Acquisition Debt Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent, [INSERT NAME], as Initial Junior Lien Representative, [INSERT NAME], as Initial Junior Lien Collateral Agent and the additional Representatives and Collateral Agents from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”), certain subsidiaries of the Company (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Limited Secured Acquisition Debt Intercreditor Agreement.

The undersigned Additional Senior Lien Representative (the “New Representative”) and Additional Senior Lien Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the Limited Secured Acquisition Debt Intercreditor Agreement.

Accordingly, the New Representative and the New Collateral Agent agree to be subject to and bound by, the Limited Secured Acquisition Debt Intercreditor Agreement with the same force and effect as if the New Representative and the New Collateral Agent had originally been named therein as a Senior Lien Representative and a Senior Lien Collateral Agent, respectively, and each of the New Representative and the New Collateral Agent, on behalf of itself and each other Additional Limited Secured Acquisition Claimholder represented by it, hereby agrees to all the terms and provisions of the Limited Secured Acquisition Debt Intercreditor Agreement applicable to it as a Senior Lien Representative and a Senior Lien Collateral Agent, respectively, and to the Additional Limited Secured Acquisition Claimholders represented by it as Limited Secured Acquisition Claimholders. Each reference to a “Representative” or “Senior Lien Representative” in the Limited Secured Acquisition Debt Intercreditor Agreement shall be deemed to include the New Representative, each reference to a “Collateral Agent” or “Senior Lien Collateral Agent” in the Limited Secured Acquisition Debt Intercreditor Agreement shall be deemed to include the New Collateral Agent and each reference to “Limited Secured Acquisition Claimholders” shall include the Additional Limited Secured Acquisition Claimholders represented by such New Representative and New Collateral Agent. The Limited Secured Acquisition Debt Intercreditor Agreement is hereby incorporated herein by reference.

Each of the New Representative and New Collateral Agent represents and warrants to the other Representatives, Collateral Agents and the other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent][trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and the terms of the Limited Secured Acquisition Debt Intercreditor Agreement and (iii) the [Senior Lien Documents relating to such Additional Limited Secured Acquisition Claims provide][Replacement Senior Lien Credit Agreement provides] that, upon the New Representative’s and New Collateral Agent’s entry into this Agreement, the Additional Limited Secured Acquisition Claimholders in respect of such Additional Limited Secured Acquisition Claims will be subject to and bound by the provisions of the Limited Secured Acquisition Debt Intercreditor Agreement as Limited Secured Acquisition Claimholders.

This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Joinder Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

Except as expressly supplemented hereby, the Limited Secured Acquisition Debt Intercreditor Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW

37

YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Limited Secured Acquisition Debt Intercreditor Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions.

All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Limited Secured Acquisition Debt Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to it at the address set forth below its signature hereto.

[Remainder of this page intentionally left blank]

38

IN WITNESS WHEREOF, the New Representative and the New Collateral Agent have duly executed this Joinder Agreement to the Limited Secured Acquisition Debt Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

39

[FORM OF] DEBT DESIGNATION NO. [    ] (this “Designation”) dated as of [            ], 20[    ] with respect to the LIMITED SECURED ACQUISITION DEBT INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Limited Secured Acquisition Debt Intercreditor Agreement”), among [INSERT NAME], as Initial Senior Lien Representative and Initial Senior Lien Collateral Agent for the Initial Limited Secured Acquisition Claimholders, [            ], as Initial Junior Lien Representative[ and][, [        ], as] Initial Junior Lien Collateral Agent [for the Initial Junior Lien Claimholders] and the additional Representatives and Collateral Agent from time to time a party thereto, and acknowledged and agreed to by [INSERT NAME OF COMPANY], a [            ] (the “Company”), certain subsidiaries of the Company (each a “Grantor”).

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Limited Secured Acquisition Debt Intercreditor Agreement.

This Designation is being executed and delivered in order to designate additional secured Obligations of the Company and the grantors as [Additional Limited Secured Acquisition Claims][Additional Junior Lien Debt] entitled to the benefit of and subject to the terms of the Limited Secured Acquisition Debt Intercreditor Agreement.

The undersigned, the duly appointed [specify title of Responsible Officer] of the Company hereby certifies on behalf of the Company that:

1.	[Insert name of the Company or other Grantor] intends to incur Indebtedness (the “Designated Obligations”) in the initial aggregate principal amount of [ ] pursuant to the following agreement: [describe credit/loan agreement indenture or other agreement giving rise to Additional Limited Secured Acquisition Claims or Additional Junior Lien Debt, as the case may be] (the “Designated Agreement”) which will be [Additional Limited Secured Acquisition Obligations][Additional Junior Lien Obligations].

2.	The incurrence of the Designated Obligations is permitted by each applicable Senior Lien Documents and Junior Lien Documents.

3.	Conform the following as applicable; Pursuant to and for the purposes of Section 8.7 of the Limited Secured Acquisition Debt Intercreditor Agreement, (i) the Designated Agreement is hereby designated as [an “Additional Senior Lien Documents”][an “Additional Junior Lien Documents”] [and][,] (ii) the Designated Obligations are hereby designated as [“Additional Limited Secured Acquisition Obligations”][“Additional Junior Lien Obligations”].

4.	a. The name and address of the Representative for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email

b. The name and address of the Collateral Agent for such Designated Obligations is:

[Insert name and all capacities; Address]

Telephone:

Fax:

Email:
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[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Designation to be duly executed by the undersigned Responsible Officer as of the day and year first above written.

[INSERT NAME OF COMPANY]

By:
Name:
Title:

42

EXHIBIT K

FORM OF PLEDGE AND SECURITY AGREEMENT
FOR ACQUIRED SUBSIDIARY

43

PLEDGE AND SECURITY AGREEMENT

by and among

DELAWARE TRUST COMPANY,

as Collateral Agent,

and

[ACQUIRED SUBSIDIARY]

DATED AS OF [●]

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE LIENS AND SECURITY INTERESTS HEREUNDER AND THE EXERCISE OF ANY RIGHT OR REMEDY WITH RESPECT HERETO ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS (AS DEFINED BELOW). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF, ON THE ONE HAND, THE INTERCREDITOR AGREEMENTS AND, ON THE OTHER HAND, THIS PLEDGE AND SECURITY AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENTS SHALL GOVERN AND CONTROL.

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT, dated as of the [●]th day of [●], 20[•] (together with all Exhibits, Annexes and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof, this “Agreement”), is made by [Acquired Subsidiary], a [Delaware] corporation (“[Acquired Subsidiary]” or “Pledgor”), a wholly owned subsidiary of Centrus Energy Corp., a Delaware corporation (“Parent” or “Issuer”), in favor of Delaware Trust Company, a Delaware state chartered trust company duly organized and existing under the laws of the State of Delaware, as trustee and collateral agent for the Holders under the Indenture referred to below (in its capacity as trustee under the Indenture and together with its successors and assigns in such capacity, the “Trustee” and in its capacity as collateral agent under this Agreement and together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used herein without definition shall have the meaning given to them in the Indenture referred to below.

RECITALS

A. Prior to the date hereof, Parent, United States Enrichment Corporation, Collateral Agent and Trustee have executed and delivered that certain Indenture dated as of September 30, 2014 (as amended, modified, restated or supplemented from time to time, the “Indenture”) pursuant to which the Parent has issued certain 8.0% Notes due 2019/2024 (the “Notes”).

B. It is a condition to the consent under the Indenture to the Parent’s acquisition of the equity interests of the Pledgor using cash of the Parent that the Pledgor will guarantee payment thereof and the payment and performance of other obligations pursuant to the guarantee set forth in that certain Acquired Subsidiary Guaranty entered into by the Pledgor concurrently herewith (the “Guarantee”), and that the Pledgor shall have entered into this Agreement pursuant to which the Pledgor shall agree to secure the payment in full of the Guarantee. The Secured Parties are relying on this Agreement in their decision to continue extend credit to the Issuer under the Notes, and

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would not permit the acquisition of the Pledgor without the execution and delivery of this Agreement by the Pledgor.

C. The Trustee, the Collateral Agent and the holders of certain other claims, or the representatives of such holders, may in the future enter into one or more Intercreditor Agreements in accordance with the Indenture.

D. The Pledgor will obtain substantial benefits as a result of the extension of credit to the Parent under the Indenture and the Notes, and, accordingly, desires to execute and deliver this Agreement.

NOW, THEREFORE, the Pledgor and the Collateral Agent hereby agree as follows:

Article I

DEFINITIONS

1.1       Defined Terms

. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms shall have the meaning set forth below:

“Accounts” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Affiliate Securities” means all “securities” of any of the Pledgor’s “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act of 1033, as amended, and any successor rule).

“Bankruptcy Code” shall mean 11 U.S.C. Sections 101 et seq., as amended from time to time, and any successor statute, or if the context so requires, any similar Federal or state law for the relief of debtors.

“Chattel Paper” shall have the meaning ascribed thereto in the Uniform Commercial Code and whether now owned or existing or hereafter acquired or arising.

“Collateral” shall have the meaning given to such term in Section 2.1.

“Copyrights” shall mean, collectively, all of Pledgor’s right, title and interest in and to all United States copyrights (including any registrations and applications therefor and all renewals and extensions thereof), now owned or existing or created or hereafter acquired or arising; provided that “Copyrights” shall not include those items relating to advanced enrichment technologies.

“Copyright Collateral” shall mean, collectively, all Copyrights and Copyright Licenses to which Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

“Copyright License” shall mean any agreement now or hereafter in effect granting any right to any third party under any of the Copyrights now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, or granting any right to Pledgor under any property of the type described in the definition of Copyrights herein now or hereafter owned by any third party, and all rights of Pledgor under any such agreement.

“Deferred Interests” shall mean all (i) Copyright Collateral, (ii) Patent Collateral, (iii) Trademark Collateral and (iv) Proceeds with respect to the foregoing.

“Deferred Interests Triggering Event” shall have the meaning ascribed thereto in Section 2.3(b).

“Deposit Account” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, each deposit account of Pledgor, whether now owned or existing or hereafter acquired or arising

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and together with all funds held from time to time therein and all certificates and instruments from time to time representing, evidencing or deposited into any such account.

“Document” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“DOE” means the United States Department of Energy.

“DOE Collateral” means (i) natural uranium feed material or other material acceptable to the Parent or Pledgor transferred by the DOE to the Parent or Pledgor as payment in kind for services rendered, or to be rendered, to the DOE or for resale by the Parent or Pledgor, which material is maintained by or for the Parent or Pledgor in specifically designated cylinders, (ii) any Equipment in which the DOE has or, pursuant to any existing or future contract or agreement, may acquire any ownership interest, (iii) the Receivables arising from the sale by the Parent or Pledgor of the material referred to in the foregoing clauses (i) or (ii) to the extent such Receivables are identified as DOE Collateral in the Parent’s or Pledgor’s written or electronic records, and (iv) all contracts and agreements for the sale of the material referred to in the foregoing clauses (i) or (ii), books and records related to such material and all proceeds of such material.

“Equipment” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Equity Interest” shall mean all Equity Interests in any subsidiaries of the Pledgor as of the date hereof or which become a subsidiary of the Pledgor after the date hereof and the certificates, if any, representing such shares or other Equity Interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and any other warrant, right or option to acquire any of the foregoing; provided, however, in no event shall Affiliate Securities constitute Equity Interests to the extent excluded by Section 2.1 hereof.

“Excluded Account” shall mean, collectively, (a) any Deposit Account of Pledgor which is used exclusively for the payment of payroll, payroll taxes, employee benefits or escrow deposits and (b) any other Deposit Account of Pledgor in which the average monthly balance of available funds on deposit does not exceed $[100,000], provided that the aggregate average monthly balance of available funds on deposit in all Deposit Accounts under this clause (b) does not at any time exceed $[500,000].

“General Intangibles” shall have the meaning ascribed thereto in the Uniform Commercial Code, provided that “General Intangibles” shall not include (a) Copyright Collateral, Patent Collateral or Trademark Collateral, (b) the rights of the Pledgor under contracts, agreements, licenses or permits to the extent that the grant by the Pledgor, or the enforcement by the Collateral Agent, of a security interest in such contract, agreement, license or permit would violate the terms thereof or applicable law or regulation (other than to the extent that any such term, law or regulation would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or regulation or principles of equity), or (c) the rights of the Pledgor under any contract or agreement pursuant to which the Pledgor is acting as agent for the United States Government; provided, further, that the foregoing proviso shall not have the effect of excluding from the Collateral any Accounts or rights to receive any money or other amounts due or to become due to Pledgor under any such contract, agreement, license or permit or any proceeds resulting from the sale or other disposition by Pledgor of any rights of Pledgor under any such contract, agreement, license or permit.

“Instruments” shall have the meaning ascribed thereto in the Uniform Commercial Code, whether now owned or existing or hereafter acquired, including those evidencing, representing, securing, arising from or otherwise relating to any Accounts or other Collateral.

“Inventory” shall have the meaning ascribed thereto in the Uniform Commercial Code, including, without limitation, all goods manufactured, acquired or held for sale or lease, all raw materials, component materials, work-in-progress and finished goods, all supplies, goods and other items and materials used or consumed in the manufacture, production, packaging (including the cylinders owned by the Pledgor in which inventory is placed), delivery, shipping, selling, leasing or furnishing of such inventory or otherwise in the operation of the business of Pledgor, all goods in which Pledgor now or at any time hereafter has any interest or right of any kind, and all goods

46

that have been returned to or repossessed by or on behalf of Pledgor, in each case whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of Pledgor or is held by Pledgor or by others for the account of Pledgor, and in each case whether now owned or existing or hereafter acquired or arising, but excluding highly-enriched uranium (HEU) also referred to as weapons grade uranium and inventory and equipment not owned by Pledgor and held in storage for third parties. This definition also shall not, under any circumstances, include any equipment or material or components thereof owned by third parties (including, but not limited to Customers of Pledgor) including, without limitation, feed material, enriched uranium and separative work units, reflected in the Inventory Accounts maintained by Pledgor to record the amount of feed material, enriched uranium and separative work units, credited to such third parties.

“Inventory Account” shall mean a written or electronic record maintained by Pledgor in its own name or in the name of a third party, which records any or all of natural uranium, enriched uranium, separative work units and other nuclear material or components held by or for Pledgor that is owned by the named account holder.

“Investment Property” shall have the meaning ascribed thereto in the Uniform Commercial Code.

“License” shall mean any Copyright License, Patent License or Trademark License.

“Money” when used with initial capitalization shall have the meaning ascribed thereto in the Uniform Commercial Code.

“Patents” shall mean, collectively, all of Pledgor’s right, title and interest in and to all United States patents and pending patent applications, patent disclosures and any and all reissues, continuations, divisions, renewals, extensions, continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising; provided that “Patents” shall not include those items relating to advanced enrichment technologies.

“Patent Collateral” shall mean, collectively, all Patents and all Patent Licenses to which Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” shall mean any agreement, whether written or oral, now or hereafter in effect granting to any third party any right to make, use or sell any invention on which one or more of the Patents, now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, is in existence, or granting to Pledgor any right to make, use or sell any invention on which property of the type described in the definition of Patents herein, now or hereafter owned by any third party, is in existence, and all rights of Pledgor under any such agreement.

“Permitted Investments” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor’s or P-1 from Moody’s Investors Service, Inc.;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $[500,000,000];

47

(d) investments in money market mutual funds having portfolio assets in excess of $[2,000,000,000] that comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 and are rated AAA by Standard & Poor’s or Aaa by Moody’s Investors Service, Inc.; and

(e) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

“Proceeds” shall have the meaning given to such term in Section 2.1.

“Secured Obligations” shall have the meaning given to such term in Section 2.2.

“Secured Parties” shall mean, collectively, the Trustee, the Collateral Agent, the Holders from time to time.

“Securities Account” shall have the meaning ascribed to such term in the Uniform Commercial Code.

“Trademarks” shall mean, collectively, all of Pledgor’s United States trademarks, service marks, trade names, corporate and company names, business names, fictitious business names, service marks, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, including any registrations and applications thereof (but excluding any application to register any trademark, service mark or other mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark, service mark or other mark if the creation of a Lien thereon or security interest therein would void or invalidate such trademark, service mark or other mark), all renewals and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising; provided that “Trademarks” shall not include those items relating to advanced enrichment technologies.

“Trademark Collateral” shall mean, collectively, all Trademarks and Trademark Licenses to which Pledgor is or hereafter becomes a party and all other general intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any of the Trademarks or Trademark Licenses, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” shall mean any agreement, whether written or oral, now or hereafter in effect granting any right to any third party under any of the Trademarks now or hereafter owned by Pledgor or which Pledgor otherwise has the right to license, or granting any right to Pledgor under any property of the type described in the definition of Trademarks herein now or hereafter owned by any third party, and all rights of Pledgor under any such agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of New York; provided that if, by reason of applicable law, the validity or perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then as to the validity or perfection or the effect of perfection or non-perfection or the priority, as the case may be, of such security interest, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

1.2       Classified Information

. In no event shall any of the Copyright Collateral, Patent Collateral or Trademark Collateral include any Copyright, Patent or Trademark, any application for a Copyright, Patent or Trademark, or any license or right under any Copyright, Patent or Trademark that is “classified” for reasons of national security or foreign policy under applicable laws or with respect to which Pledgor is not entitled to pledge, sublicense or assign pursuant to its terms or applicable law or regulation.

1.3 Other Terms. All terms in this Agreement that are not capitalized shall have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein, unless the context suggests that a

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different meaning is intended. Except as aforesaid, capitalized terms used herein without definition shall have the meanings given to them in the Indenture.

Article II

CREATION OF SECURITY INTEREST

2.1       Pledge and Grant of Security Interest

. Pledgor hereby pledges and assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of Pledgor’s right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising or in which Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Instruments;

(vi) all Inventory;

(vii) all Equipment;

(viii) all Investment Property (other than Equity Interests) representing Permitted Investments or Securities Accounts and any other Investment Property subject to agreements purporting to establish the control (within the meaning of Section 8-106 of the Uniform Commercial Code) of (a) the Collateral Agent thereon or (b) solely the holders of indebtedness secured by a senior lien in accordance with the applicable Intercreditor Agreement (in cases where such holders have not consented to the Collateral Agent obtaining control pursuant to a control agreement with respect to any such Investment Property in connection with Section 4.11 hereof);

(ix) all cash which is not in a Deposit Account and all Money;

(x) all Equity Interests whether Investment Property or General Intangibles; provided, however, that no Equity Interests of any Foreign Subsidiary shall be included hereunder to the extent that the aggregate amount of Equity Interests of such Foreign Subsidiary pledged hereunder would exceed [65]% of such Foreign Subsidiary’s Equity Interests;

(xi) all books and records, wherever located, relating to any of the Collateral;

(xii) all General Intangibles (other than Equity Interests and other than Deferred Interests); and

(xiii) any and all proceeds, as such term is defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (x) all payments under any insurance (whether or not the Trustee or the Collateral Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (y) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, “Proceeds”). Pledgor shall file financing statements under the Uniform Commercial Code describing the Collateral and appropriate statements with the appropriate jurisdictions describing any other statutory liens held by the Trustee or the Collateral Agent and shall provide copies and evidence of the filing thereof to the Trustee and Collateral Agent within a reasonable time period after such filing.

In no event shall the Collateral include, and no Pledgor shall be deemed to have granted a security interest in (i) the DOE Collateral or (ii) any of Pledgor’s rights or interests in any license, contract or agreement to which Pledgor is a party or any of its or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any license, contract or agreement to which Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; and provided further that any Account or money or other amounts due or to become due to Pledgor under any such license, contract or agreement or any proceeds resulting from the sale or other disposition by Pledgor of any rights of Pledgor under any

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such license, contract or agreement shall at no time be excluded from the Collateral or the security interest granted by Pledgor hereunder in favor of the Collateral Agent.

2.2       Security for Secured Obligations

. This Agreement and the Collateral of Pledgor secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all the following liabilities and obligations of the Pledgor: (a) all liabilities and obligations, including obligations owing to the Collateral Agent under the Security Documents (as defined in the Indenture), of the Pledgor as a Guarantor pursuant to and under the Guarantee, whether such liabilities and obligations are now existing or hereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, including, without limitation, interest accruing after the filing of a petition or commencement of a case by or with respect to Issuer or Pledgor seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), (b) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and (c) all fees, costs and expenses payable by Pledgor under Section 8.1 (the liabilities and obligations of the Pledgor described in this Section 2.2, collectively, the “Secured Obligations”). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires or would require the filing with the Securities and Exchange Commission of separate financial statements of any “affiliate” of the Pledgor due to the fact that such affiliate’s “securities” secure any Secured Obligations, then such “securities” shall automatically be deemed not to constitute security for any Secured Obligations and shall not constitute Equity Interests or Collateral hereunder. As used herein, “securities” and “affiliate” shall have the meaning set forth in Regulation S-X or such other law, rule or regulation, as applicable. Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of Pledgor for the Secured Obligations pursuant to the Guaranty and this Agreement shall be an amount equal to the amount of cash transferred or cash payment made pursuant to Section 4.10(b)(9) (A), (B) or (D) of the Indenture to acquire the Equity Interests of Pledgor, or any securities convertible into, or exchangeable for, such Equity Interests.

2.3       Deferred Interests

.

(a)       Subject to Section 2.3(b), Pledgor hereby pledges and assigns to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of Pledgor’s right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising or in which Pledgor now has or at any time in the future may acquire any right, title or interest (it being understood that, subject to Section 2.3(b), Section 2.3(c) and Section 1.2, the following assets and properties shall also constitute “Collateral” as used in this Agreement):

(i) all Copyright Collateral;

(ii) all Patent Collateral;

(iii) all Trademark Collateral; and

(iv) any and all proceeds, as such term is defined in the Uniform Commercial Code, products, rents and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (w) all payments under any insurance (whether or not the Trustee or the Collateral Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (x) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (y) all claims and rights to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (it being understood that, subject to Section 2.3(b) and Section 2.3(c), the foregoing assets and properties referred to in this clause (iv) shall also constitute “Proceeds” as used in this Agreement).

(b)       Notwithstanding the provisions of Section 2.3(a) or any of the provisions contained herein or in the Indenture or Notes, no Lien upon and security interest in the Deferred Interests shall be deemed to have occurred nor shall any such Lien and security interest be deemed to have attached to or on the Deferred Interests until the following event shall have occurred (a “Deferred Interests Triggering Event”): an Event of Default shall

50

have occurred and be continuing. Immediately upon the occurrence of any Deferred Interests Triggering Event, a Lien on the Deferred Interests consisting of Copyright Collateral, Patent Collateral, Trademark Collateral and all Proceeds related thereto shall automatically be deemed to have attached in favor of the Collateral Agent pursuant to this Section 2.3 without any further action by the Collateral Agent or Pledgor and, on and after the occurrence of such Deferred Interests Triggering Event, the Pledgor shall file financing statements under the Uniform Commercial Code describing the Collateral represented by such Deferred Interests and Pledgor shall take all necessary actions, including, but not limited to, those required by Sections 4.9, 4.10 and 4.12 herein to complete any required annexes to this Agreement, as promptly as possible (and in no event more than ten (10) days from the occurrence of any such Deferred Interests Triggering Event) at Pledgor’s expense in order to give the Collateral Agent a first priority security interest (subject to Permitted Liens) in the Collateral represented by such Deferred Interests. As of the date on which a Lien on any Deferred Interests attaches pursuant to this Section 2.3, the Pledgor shall be deemed to have reaffirmed the representations and warranties set forth in Article III with respect to such Deferred Interests. Notwithstanding anything to the contrary set forth herein, with respect to any Patent Collateral, no Lien or security interest in favor of the Collateral Agent shall attach or be deemed to attach, and Collateral Agent agrees not to take any action to register, record or file any financing statement or other evidence of a Lien or security interest, without the prior written consent of the Pledgor (except that no such consent shall be required if a bankruptcy or insolvency proceeding shall have been commenced by or against Pledgor) if: (i) the attachment, registration, recordation or filing of such Lien could reasonably be expected to (x) result in a breach or violation of any of the terms or provisions of any license, permit or contractual agreement between Pledgor and the DOE or any other applicable governmental authority or (y) limit, invalidate or impair Pledgor’s right to maintain ownership of or license or right to use, such Patent Collateral; or (ii) such Patent Collateral includes classified information and the attachment, registration, recordation or filing of such Lien on such Patent Collateral would constitute a breach or violation of Pledgor’s duty to maintain the confidentiality of such classified information.

(c)       Without limiting Section 1.2, in no event shall the Collateral include, and Pledgor shall not be deemed to have granted a security interest in any of Pledgor’s rights or interests in, any license, contract or agreement to which Pledgor is a party or any of its or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that immediately upon the ineffectiveness, lapse or termination of any such term, the Collateral shall include, and Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such term had never been in effect; provided further that any Account or money or other amounts due or to become due to Pledgor under any such license, contract or agreement or any proceeds resulting from the sale or other disposition by Pledgor of any rights of Pledgor under any such license, contract or agreement shall at no time be excluded from the Collateral or the security interest granted by Pledgor hereunder in favor of the Collateral Agent.

(d)       Except as specifically provided herein or as permitted by the Indenture, Pledgor will not sell or otherwise dispose of, grant any option with respect to, or grant any Lien with respect to or otherwise encumber any of the Deferred Interests or any interest therein.

2.4       Inventory Account

. Pledgor shall establish, in its own name, an Inventory Account to which all Pledgor-owned uranium and SWU Component in the Inventory shall be credited. The balance of material credited to this Inventory Account shall be reconciled monthly.

ARTICLE III

Article III

REPRESENTATIONS AND WARRANTIES

Pledgor represents and warrants all of the following set forth in this Article III as follows as of the date hereof:

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3.1       Ownership of Collateral

. Pledgor owns, or has valid rights as a lessee or licensee, and the power to transfer or pledge with respect to, all Collateral (including without limitation, all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) purported to be pledged by it hereunder, free and clear of any Liens, except for the Liens granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and except for Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral (including without limitation, all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Collateral Agent as secured party and Uniform Commercial Code financing statements which have been terminated, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Collateral Agent as secured party and (iii) in respect of Permitted Liens.

3.2       Security Interests; Filings

. This Agreement, together with (i) the filing of duly completed and authorized Uniform Commercial Code financing statements (A) naming Pledgor as debtor, (B) naming the Collateral Agent as secured party, and (C) describing the Collateral, in the jurisdictions set forth with respect to Pledgor on Annex B hereto, (ii) when the Lien on the Deferred Interests attaches pursuant hereto, the filing of duly completed and executed assignments in the forms set forth as Exhibits B, C and D with the U.S. Copyright Office or the U.S. Patent and Trademark Office, and, as appropriate, with regard to federally registered Copyright Collateral, Patent Collateral and Trademark Collateral of Pledgor, as the case may be, (iii) to the extent required hereunder, the physical delivery to the Collateral Agent of all certificated securities and Instruments included in the Collateral together with undated stock powers or instruments of transfer duly executed in blank and (iv) the entering into of “control agreements” with respect to each Deposit Account and Securities Account to the extent required hereunder, creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral that can be perfected by the filing of financing statements under the UCC, or that have been so delivered, or as to which such “control” has been obtained, in each case, in favor of the Collateral Agent, for the benefit of the Secured Parties, to the extent that Articles 8 and 9 of the Uniform Commercial Code are applicable thereto, superior and prior to the rights of all other persons therein (except for Permitted Liens), and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to perfect or maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from Articles 8 or 9 of the Uniform Commercial Code or from the filing requirements under Article 9 of the Uniform Commercial Code by reason of Sections 9-309, 9-310, 9-311 and 9-312 of the Uniform Commercial Code and other than continuation statements required under the Uniform Commercial Code. None of the Equipment is covered by any certificate of title, except for Equipment consisting of motor vehicles. Notwithstanding the foregoing or any other provision of this Agreement, no action need be taken to create, perfect or otherwise protect the security interest under any foreign (i.e. non-U.S.) law.

3.3       Locations

. Annex C lists, as to Pledgor, (i) the addresses of its chief executive office, each other place of business, its state of incorporation and organizational I.D. number, (ii) the address of each location where all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Collateral of Pledgor are maintained, and (iii) the address of each location at which any Inventory or Equipment owned by Pledgor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2 and except for Inventory and Equipment which, in the ordinary course of business, is in transit (A) from a supplier to Pledgor or to a location listed on Annex C, (B) between locations listed on Annex C, or (C) to processors or a location listed on Annex C. Except as may be otherwise noted therein, all locations identified in Annex C are leased by the Pledgor or Pledgor has an agreement with the operator thereof to hold Inventory or Equipment on behalf of Pledgor, including pending delivery to a customer. Pledgor does not presently conduct business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Annex C, and Pledgor has not entered into any contract or granted any Lien within the past five (5) years under any name other than its legal name or a trade or fictitious name indicated on Annex C. Each trade or fictitious name is a trade name and style (and not the name of an independent corporation or other legal entity) by which Pledgor may identify and sell certain of its goods or services and conduct a portion of its business; all related Accounts are owned solely by the Pledgor and are subject to the Liens and other terms of this Agreement; and in no event shall Pledgor assert that products invoiced under the name of any trade or fictitious name that are

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subject to a dispute with Customers are not subject to the terms of this Agreement as though such trade or fictitious name did not exist.

3.4       Authorization; Consent

. No authorization, consent or approval of, or declaration or filing with, any Governmental Authority (including, without limitation, any notice filing with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) is required for the valid execution, delivery and performance by Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Collateral Agent provided for herein, or the exercise by the Collateral Agent, in accordance with the Intercreditor Agreements and Security Documents, of its rights and remedies hereunder, except for (i) the filings and actions described in Section 3.2, (ii) in the case of Accounts owing from any federal governmental agency or authority, compliance with the federal Assignment of Claims Act of 1940, as amended, (iii) in the case of Equity Interests, such filings and approvals as may be required in connection with a disposition of any such Collateral by laws affecting the offering and sale of securities generally, (iv) consents and approvals, if any, required from the Department of Energy in its capacity as owner of the plants at which Collateral is located in connection with the exercise of remedies hereunder under circumstances where the Pledgor does not remain in control of such plants or in control of the portion of such plants where Collateral is located, and (v) the other consents and approvals described in Section 8.15. The provisions of this Section 3.4 shall not apply to any Collateral located outside of the United States. Nothing in this Agreement shall be construed to require or authorize the Collateral Agent to comply with the federal Assignment of Claims Act.

3.5       No Restrictions

. There are no statutory or regulatory restrictions, prohibitions or limitations on Pledgor’s ability to grant to the Collateral Agent a Lien upon and security interest in the Collateral (including without limitation, all Deferred Interests which would become Collateral if a Deferred Interests Triggering Event were to occur) pursuant to this Agreement or (except for the provisions of the federal Assignment of Claims Act of 1940, as amended, or applicable regulatory limitations on access to U.S. Government-owned facilities) the exercise by the Collateral Agent, in accordance with the Intercreditor Agreements and Security Documents, of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral) except for the restrictions described in Section 8.15 or Section 1.2, and there are no contractual restrictions, prohibitions or limitations on Pledgor’s ability so to grant such Lien and security interest or on the exercise by the Collateral Agent, in accordance with the Intercreditor Agreements and Security Documents, of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral).

3.6       Equity Interests

. The Pledgor has no subsidiaries.

3.7       Intellectual Property

. Concurrently with the execution and delivery of this Agreement by the Pledgor, the Pledgor has delivered to the Collateral Agent a schedule of material Copyrights, Patents and Trademarks, which schedule correctly sets forth all material registered Copyrights, Patents and Trademarks owned by the Pledgor (other than Copyrights, Patents and Trademarks, the subject matter of which is “classified” for reasons of national security or foreign policy) as of the date hereof. As of date on which the Lien on the Deferred Interests attaches pursuant hereto, Annexes D, E and F correctly set forth all registered Copyrights, Patents and Trademarks owned by Pledgor as of the date thereof and used or proposed to be used in its business. Except to the extent set forth on Schedule I hereto, as of the date hereof and as of the date on which the Lien on such Deferred Interests attaches, Pledgor owns or possesses the valid right to use all Copyrights, Patents and Trademarks material to its business and, to the best of Pledgor’s knowledge, the use thereof by the Pledgor does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As of the date hereof and as of the date on which the Lien on the Deferred Interests attaches, all Copyrights, Patents and Trademarks (a) have been duly registered in, filed in or issued by the U.S. Copyright Office, United States Patent and Trademark Office or other corresponding offices of other applicable jurisdictions, where such registration or filing is commercially reasonable, the subject matter of the Copyright, Patent or Trademark is not “classified” for reasons of national security or foreign policy, and registration and filing is permitted by applicable law or regulation, and (b) have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States or in each such other jurisdiction, as applicable, except, in each case, for such Patents, Trademarks or Copyrights which, as reasonably determined by the Pledgor consistent with prudent

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and commercially reasonable business practices (x) are not material to the business of the Pledgor or (y) the Pledgor has abandoned prior to the date on which the Lien on such Deferred Interests attaches.

3.8       Documents of Title

. No material bill of lading, warehouse receipt or other document or instrument of title is outstanding with respect to any Collateral other than Inventory or Equipment in transit in the ordinary course of business to a location set forth on Annex C or to or from a supplier or a customer of Pledgor, or to or from a fabricator or other nuclear fuel processor or a storage facility.

3.9       Deposit Accounts and Securities Accounts

. Annex G correctly sets forth all Deposit Accounts and Securities Accounts of Pledgor. Other than any Excluded Accounts, each Deposit Account is subject to a deposit account control agreement and each Securities Account is subject to a securities account control agreement (subject to Section 3.2 and 8.16 hereof).

Article IV

COVENANTS

4.1       Use and Disposition of Collateral

. So long as no Event of Default shall have occurred and be continuing, Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the Indenture, use, control and manage the Collateral in the operation of its businesses, and receive and use the income, revenue and profits arising therefrom and the Proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that Pledgor will not sell or otherwise dispose of, grant any option with respect to, or grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the security interest created in favor of the Collateral Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of either this Agreement or the Indenture (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Collateral Agent). Nothing herein shall preclude Pledgor from swapping Inventory or Equipment for comparable material or Equipment of equal or greater value in the ordinary course of business.

4.2       Change of Name, Locations, etc

. Pledgor will not (i) change its name, or, if applicable, the state in which it is registered, (ii) change its chief executive office from the location thereof listed on Annex C, (iii) except as permitted by Section 4.5, remove any Collateral (other than goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Annex C or as described in Section 3.3, or keep or maintain any Collateral (other than goods in transit) at a location not listed on Annex C or described in Section 3.3, unless in each case Pledgor has (A) given fifteen (15) days’ prior written notice to the Collateral Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Collateral Agent may (but has no duty to) reasonably request, and (B) delivered to the Collateral Agent via email fifteen (15) days prior to any such change or removal of such documents, instruments and financing statements as may be required under applicable law, and the Collateral Agent has had a reasonable chance to review such documents, instruments and financing statements, paid all necessary filing and recording fees and taxes, in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2, delivered an Officers’ Certificate (as defined in the Indenture) certifying the facts of such changes, and taken all other actions reasonably requested by the Collateral Agent (provided that delivery of an opinion of counsel may only be requested where required by the Indenture).

4.3       Records; Inspection

.

(a)       Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and will furnish to the Collateral Agent such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard to the Collateral or from time to time, as the Collateral Agent may reasonably request.

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(b)       Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, make available to the Collateral Agent for inspection and review at Pledgor’s offices copies of all invoices and other documents and information relating to the Collateral (including, without limitation, itemized schedules of all collections of Accounts, showing the name of each account debtor, the amount of each payment and any such other information, if any, as the Collateral Agent shall reasonably request); provided, that Collateral Agent agrees to maintain the confidentiality of such information on terms reasonably acceptable to the Pledgor and provided further that Pledgor shall not be obligated to provide any information that is “classified” for reasons of national security or foreign policy or otherwise restricted from disclosure under applicable laws or agreements.

4.4       Instruments

. Pledgor agrees that if any Collateral shall at any time be evidenced by a promissory note, tangible Chattel Paper or other Instrument (other than checks or other Instruments for deposit in the ordinary course of business), subject to the Intercreditor Agreements, the same shall promptly be duly endorsed to the order of the Collateral Agent and physically delivered to the Collateral Agent to be held as Collateral hereunder.

4.5       Inventory and Equipment

. Pledgor will, in accordance with sound business practices, maintain all Equipment and Eligible Inventory held by it or on its behalf in good repair and working and saleable or useable condition, except for ordinary wear and tear in respect of the Equipment. Unless an Event of Default has occurred and is continuing and the Pledgor has knowledge thereof, Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the Indenture, process, use, ship, deliver and, in the ordinary course of business or as otherwise permitted under the Indenture, sell, transfer, lease or otherwise dispose of its Inventory or Equipment. Pledgor further agrees that its Inventory will be produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended, if such Inventory is produced by Pledgor at a facility operated by Pledgor in the United States. No Pledgor will, without the Collateral Agent’s prior written consent, alter or remove any identifying symbol or number on any of Pledgor’s Equipment constituting Collateral except pursuant to a sale of such Collateral to a third party permitted by this Agreement or the Indenture.

4.6       Taxes

. Pledgor will, to the extent required under Section 4.05 of the Indenture (as though Pledgor were a Subsidiary), pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and (ii) all lawful claims for taxes, assessment, governmental charges or levies that, if unpaid, might become a Lien upon any of the Collateral.

4.7       Insurance

.

(a)       Pledgor will maintain and pay for, or cause to be maintained and paid for, with responsible insurance companies, insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is in accordance with customary industry practice in the general areas in which the Pledgor operates.

(b)       Pledgor hereby irrevocably makes, constitutes and appoints the Collateral Agent at all times during the continuance of an Event of Default, its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

(c)       If Pledgor fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, the Collateral Agent may, without waiving or releasing any obligation or Default, at Pledgor’s expense, but without any obligation to do so, procure such policies or pay such premiums. All sums so disbursed by the Collateral Agent, including reasonable attorneys’ fees, court and out of pocket costs, expenses and other charges related thereto, shall be payable by the Pledgor to the Collateral Agent on demand and shall be additional Secured Obligations hereunder, secured by the Collateral.

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(d)       Pledgor will deliver to the Collateral Agent, promptly as rendered, true copies of all material claims and reports made in any reporting forms to insurance companies. Pledgor will deliver to the Collateral Agent one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder (or issuance of a replacement policy from another insurance company meeting the requirements of this Section 4.7) plus such other evidence of payment of premiums therefor as the Collateral Agent may request. Upon the reasonable request of the Collateral Agent, from time to time, Pledgor will deliver to the Collateral Agent evidence that the insurance required to be maintained pursuant to this Section is in effect.

4.8       Intellectual Property

.

(a)       If at any time a Credit Agreement is outstanding and such Credit Agreement requires that the Pledgor deliver an updated schedule of material Copyrights, Patents and Trademarks to the Credit Agreement Agent, then whenever the Pledgor so delivers such an updated schedule to the Credit Agreement Agent, it shall also deliver the copies of such updated schedules to the Collateral Agent. If there is no Credit Agreement outstanding or such Credit Agreement does not require that the Pledgor deliver updated schedules of material Copyrights, Patents and Trademarks periodically, then the Pledgor shall nonetheless deliver updated schedules of Copyrights, Patents and Trademarks included in the Collateral not less frequently than once per calendar year commencing on the first anniversary date of the Deferred Interest Triggering Event and, if an Event of Default shall have occurred and be continuing, updated schedules will be delivered to the Collateral Agent. As of the date on which the Lien on the Deferred Interests attaches, Pledgor will, at its own expense, execute and deliver a fully completed Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement in the respective forms of Exhibits B, C and D, as applicable, with regard to any Copyright Collateral, Patent Collateral or Trademark Collateral (in each case, to the extent registered or filed, subject to the provisions of Section 3.7 hereof), as the case may be, of Pledgor, described in Annexes D, E and F hereto. In the event that after such date, Pledgor shall acquire any registered Copyright Collateral, Patent Collateral or Trademark Collateral or effect any registration of any such Copyright Collateral, Patent Collateral or Trademark Collateral or file any application for registration thereof, within the United States, Pledgor shall promptly furnish written notice thereof to the Collateral Agent together with information sufficient to permit the Collateral Agent, upon its receipt of such notice, to (and Pledgor hereby authorizes the Collateral Agent to) modify this Agreement, as appropriate, by amending Annex D, E or F hereto or to add additional exhibits hereto to include any Copyright Collateral, Patent Collateral or Trademark Collateral (in each case, to the extent registered or filed, subject to the provisions of Section 3.7 hereof) that becomes part of the Collateral under this Agreement, and Pledgor shall additionally, at its own expense, execute and deliver, as promptly as possible (but in any event within ten (10) days) after the date of such notice, with regard to United States Copyrights, Patents and Trademarks, fully completed Copyright Security Agreements, Patent Security Agreements or Trademark Security Agreements in the forms of Exhibits B, C and D, as applicable, together in all instances with any other agreements, instruments and documents that the Collateral Agent may reasonably request from time to time to further effect and confirm the security interest created by this Agreement in such Copyright Collateral, Patent Collateral and Trademark Collateral, and Pledgor hereby appoints the Collateral Agent its attorney-in-fact, upon the occurrence and the continuance of an Event of Default, to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, being irrevocable for so long as this Agreement shall be in effect with respect to Pledgor. In that connection, Pledgor shall also execute and deliver on the date on which the Lien on the Deferred Interests attaches, one copy of the Special Power of Attorney in the form of Annex H hereto.

(b)       The Pledgor shall file and prosecute diligently all applications for registration of Patents, Trademarks or Copyrights now or hereafter pending that would be necessary to the business of the Pledgor to which any such applications pertain, and do all acts (or refrain from doing all acts), in any such instance, reasonably necessary to preserve and maintain all material rights in Patents, Trademarks or Copyrights, unless such Patents, Trademarks or Copyrights are not material to the business of the Pledgor, as reasonably determined by the Pledgor consistent with prudent and commercially reasonable business practices.

(c)       From and after the date on which the Lien on the Deferred Interests attaches, Pledgor shall notify the Collateral Agent promptly in writing if it knows or has reason to know that any material Patent Collateral, Trademark Collateral or Copyright Collateral used in the conduct of its business may become abandoned or

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dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding Pledgor’s ownership of any material Patent Collateral, Trademark Collateral or Copyright Collateral, its right to register the same, or to keep and maintain the same.

(d)       From and after the date on which the Lien on the Deferred Interests attaches, in the event that any Collateral consisting of material Patent Collateral, Trademark Collateral or Copyright Collateral used in the conduct of Pledgor’s business is believed infringed, misappropriated or diluted by a third party, Pledgor shall notify the Collateral Agent promptly in writing after it learns thereof and shall, if consistent with the exercise of reasonable business judgment and applicable laws, regulations and agreements to which the applicable Pledgor is a party, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(e)       From and after the date on which the Lien on the Deferred Interests attaches, upon the occurrence and during the continuance of any Event of Default, Pledgor shall use its commercially reasonable efforts to obtain all requisite consents or approvals from the licensor of each material License included within the Copyright Collateral, Patent Collateral or Trademark Collateral to effect the assignment of all of Pledgor’s right, title and interest thereunder to the Collateral Agent or its designee.

4.9       Delivery of Collateral

. Subject to the Intercreditor Agreements and Section 8.16 hereof, all certificates or instruments representing or evidencing any material Account, Equity Interest or other Collateral delivered to the Collateral Agent pursuant to this Agreement, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed, and in each case such other instruments or documents required or as the Collateral Agent may, but is not required to, request (provided that delivery of an opinion of counsel may only be requested where required by the Indenture). Pledgor shall deliver an Officers’ Certificate (as defined in the Indenture) to the Collateral Agent certifying as to the requirements for delivery.

4.10       Protection of Security Interest

. Pledgor agrees that it will use commercially reasonable efforts, at its own cost and expense, to take any and all actions necessary to warrant and defend the right, title and interest of the Collateral Agent and Secured Parties in and to the Collateral against the claims and demands of all other persons.

4.11       Control of Investment Property, Deposit Accounts and Electronic Chattel Paper

. Subject to the Intercreditor Agreements, the last sentence of Section 3.2 and Section 8.16 hereof, if any Investment Property (whether now owned or hereafter acquired) is included in the Collateral, Pledgor will notify the Collateral Agent in writing thereof and will promptly take and cause to be taken all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law to enable the Collateral Agent (or the Credit Agreement Agent as agent or bailee for the Collateral Agent) to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such Investment Property and as may be otherwise necessary to perfect the security interest of the Collateral Agent therein. Subject to the Intercreditor Agreements and Section 8.16 hereof, if any Deposit Account (whether now owned or hereafter acquired), other than any Excluded Account, is included in the Collateral, Pledgor will notify the Collateral Agent in writing thereof and will promptly take and cause to be taken all actions required under Article 9 of the Uniform Commercial Code and any other applicable law to enable the Collateral Agent to acquire “control” (within the meaning of such term under Section 9-104 (or its successor provision) of the Uniform Commercial Code) of such Deposit Account and as may be otherwise necessary to perfect the security interest of the Collateral Agent therein. Subject to the Intercreditor Agreements and Section 8.16 hereof, if any Account of Pledgor would constitute “electronic chattel paper” as defined under the Uniform Commercial Code, Pledgor will promptly notify the Collateral Agent in writing and will take such other steps as may be necessary to give the Collateral Agent “control” over such electronic chattel paper (within the meaning of Section 9-105 of the Uniform Commercial Code). Notwithstanding the foregoing, the provisions of any control agreement shall provide that the Company may terminate such control agreement by delivery of a written certification to each of the relevant deposit bank, securities intermediary, issuer or custodian, as applicable, and the Collateral Agent that the property subject to such

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control agreement is subject to another control agreement for the benefit of the holders of any senior Lien or their agent or other representative who are parties to the applicable Intercreditor Agreements (provided that the foregoing termination shall not apply to any control agreement that established the control of both the Collateral Agent and the holders of such senior Lien so long as such control is consistent with the priorities established by the Intercreditor Agreements). The Company agrees to use commercially reasonable efforts to cause one of the following to occur (such obligation to use commercial reasonable efforts to continue with respect to each of the following until such efforts are successful as to one of the following or such efforts are unsuccessful as to all of the following): (i) obtain the consent of the applicable holders of senior Liens or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent retaining its own separate control agreement reflecting the priorities established by the Intercreditor Agreements, (ii) obtain the consent of the applicable holders of senior Liens or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent being a party to the control agreement in favor of the holders of senior Liens or their agent(s) and pursuant to such control agreement having the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, agree to follow instructions or entitlement orders, as applicable, of the Collateral Agent without further consent of the Company upon a discharge of the senior Liens, or (iii) cause any control agreement for the benefit of any holders of senior Liens to be subject to the Uniform Commercial Code. The Company agrees that it will not exercise its right to terminate any such separate control agreements in favor of the Collateral Agent so long as the consent referred to in clause (i) is obtained or if such separate control agreement is amended in accordance with clause (ii) rather than replaced.

4.12       Supplements to Schedules and Annexes

. The Pledgor shall, from time to time, amend or supplement in writing and deliver to the Collateral Agent revisions of and supplements to the Annexes and schedules hereto to the extent necessary to disclose new or changed facts or circumstances arising after the date hereof, which, if existing or occurring on such date, would have been required to be set forth or described in such Annex or schedule hereto; provided that (i) in connection with any amendment or supplement to Annex B, the Pledgor shall provide the Collateral Agent at least fifteen (15) days’ advance written notice of any such amendment or supplement (or such shorter period as the Collateral Agent may approve in writing), shall comply with Section 4.2 and shall take any other action reasonably requested by Collateral Agent in connection therewith to maintain the Lien of Collateral Agent on the Collateral after giving effect to such amendment or supplement, (ii) in connection with any amendment or supplement to Annex G, the Pledgor shall provide the Collateral Agent at least fifteen (15) days’ advance written notice of any such amendment or supplement (or such shorter period as the Collateral Agent may approve), shall comply with Sections 3.9 and 4.11 and shall take any other action reasonably requested by Collateral Agent in connection therewith to maintain the Lien of Collateral Agent on the Collateral after giving effect to such amendment or supplement, (iii) in connection with any amendment or supplement to Annex C, the Pledgor shall comply with Section 4.2, (iv) in connection with any amendment or supplement to Annexes D, E or F, the Pledgor shall comply with Section 4.8(a), and (v) no such amendment or supplement to any such Annex shall constitute a waiver of any Default or Event of Default in existence on or prior to the date of such amendment or supplement. Any reference to an Annex or schedule in this Agreement shall refer to such Annex as amended or supplemented from time to time in accordance with this Section 4.12. Pledgor shall deliver an Officers’ Certificate (as defined in the Indenture) to the Collateral Agent certifying as to such changed facts or circumstances.

Article V

CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS

5.1       Ownership; After-Acquired Equity Interests

.

(a)       Except as otherwise permitted by the Indenture, Pledgor will cause the Equity Interests pledged by it hereunder to constitute at all times 100% of the capital stock or other Equity Interests in each subsidiary of Pledgor, such that the issuer thereof shall be a wholly owned subsidiary of Pledgor. Unless the Collateral Agent shall have given its prior written consent, Pledgor will not cause or permit any such issuer to issue or sell any new capital stock, any warrants, options or rights to acquire the same, or other Equity Interests of any

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nature to any person other than Pledgor, or cause, permit or consent to the admission of any other person as a stockholder, partner or member of any such issuer.

(b)       If Pledgor shall, at any time and from time to time, acquire any additional capital stock or other Equity Interests in any person of the types described in the definition of the term “Equity Interests”, the same shall be automatically deemed to be Equity Interests, and shall be deemed to be pledged to the Collateral Agent pursuant to Section 2.1 and, subject to the Intercreditor Agreements, Pledgor will forthwith pledge and, subject to Section 8.16 hereof, deposit the same with the Collateral Agent and deliver to the Collateral Agent any certificates or instruments therefor, together with the endorsement of Pledgor (in the case of any promissory notes or other Instruments), undated stock powers (in the case of Equity Interests evidenced by certificates) or other necessary instruments of transfer or assignment, duly executed in blank, together with such other certificates and instruments as the Collateral Agent may, but is not required to, reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto), and will promptly thereafter deliver to the Collateral Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a “Pledge Amendment”) in respect thereof. Pledgor hereby authorizes the Collateral Agent to attach each such Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof, provided that the failure of Pledgor to execute and deliver any Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Collateral Agent in such Collateral or otherwise adversely affect the rights and remedies of the Collateral Agent hereunder with respect thereto.

(c)       Subject to the Intercreditor Agreements and Section 8.16 hereof, if any Equity Interests (whether now owned or hereafter acquired) included in the Collateral are “uncertificated securities” within the meaning of the Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, each applicable Pledgor will promptly notify the Collateral Agent in writing thereof and will promptly take and cause to be taken, and will (if the issuer of such uncertificated securities is a person other than a direct or indirect subsidiary of the Parent) use its best efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law, to enable the Collateral Agent to acquire “control” (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) of such uncertificated securities and as may be otherwise necessary or deemed appropriate by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

5.2       Voting Rights

. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to its Equity Interests (subject to its obligations under Section 5.1) which have become Collateral, and for that purpose the Collateral Agent will execute and deliver or cause to be executed and delivered to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing to enable the Pledgor to exercise such voting and other consensual rights; provided, however, that the Pledgor will not cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Intercreditor Agreements or the Indenture, or have the effect of impairing the position or interests of the Collateral Agent or any other Secured Party in such Collateral.

5.3       Dividends and Other Distributions

. Except as provided otherwise herein or in the Indenture, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Equity Interests which have become Collateral shall be paid to the Collateral Agent and retained by it in a non-interest bearing account as part of the Collateral (except to the extent applied upon receipt to the repayment of the Secured Obligations). The Collateral Agent shall also be entitled at all times to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Equity Interests which have become Collateral in connection with the dissolution, liquidation, recapitalization or reclassification of the capital of the applicable issuer to the extent representing an extraordinary, liquidating or other distribution in return of capital, (ii) all additional Equity Interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Equity Interests which have become Collateral in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the

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Indenture, all additional Equity Interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Equity Interests which have become Collateral in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of Pledgor and, subject to the Intercreditor Agreements and Section 8.16 hereof, shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements) or in the case of cash, by wire transfer pursuant to payment instructions provided by Collateral Agent to Pledgor. Any such cash shall be retained in a non-interest bearing account.

Article VI

REMEDIES

6.1       Remedies

. If an Event of Default shall have occurred and be continuing, subject to the Intercreditor Agreements (which may limit or preclude the exercise of rights under this Article VI), the Collateral Agent, at the direction of the Trustee acting upon the written direction of the appropriate percentage of Holders under the Indenture, as applicable, shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under the Indenture, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing (other than as provided in the Intercreditor Agreements), to exercise the following rights, which Pledgor agrees to be commercially reasonable:

(a)       To notify any or all account debtors or obligors under any Accounts or other Collateral of the security interest in favor of the Collateral Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Collateral Agent or to an account designated by the Collateral Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other instruments) received by Pledgor in respect of any Accounts or other Collateral shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from the other funds of Pledgor and, subject to the Intercreditor Agreements, shall be forthwith deposited into such account or paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein;

(b)       To receive, open and properly dispose of all mail addressed to Pledgor concerning Accounts and other Collateral and to notify the appropriate postal authority to change the mailing or delivery address of such mail; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or other Collateral; to settle, compromise or release in whole or in part any amounts owing on Accounts or other Collateral; and to extend the time of payment of any and all Accounts or other amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as Pledgor might have done;

(c)       Subject to applicable law and regulation, to transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(d)       Subject to applicable law and regulation, to require Pledgor to, and Pledgor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or any part of the Collateral as directed by the Collateral Agent and to the extent permitted by applicable law make it available to the Collateral Agent at a place designated by the Collateral Agent and Pledgor further agrees that the Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale;

(e)       To the extent permitted by applicable law, to enter and remain upon the premises of Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of Pledgor for the purpose of liquidating or collecting the Collateral, whether by

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foreclosure, auction or otherwise; and to remove the same to the premises of the Collateral Agent or any designated agent for such time as the Collateral Agent may desire or as is necessary or advisable, in order to effectively collect or liquidate the Collateral;

(f)       Subject to applicable law and regulation and the Intercreditor Agreements, to exercise, but only at the request of the Trustee acting in accordance with the Indenture, to the extent permitted by applicable law, (i) all voting, consensual and other rights and powers pertaining to the Equity Interests (whether or not transferred into the name of the Collateral Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Equity Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange any and all of the Equity Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Equity Interests), and in connection therewith, the right to deposit and deliver any and all of the Equity Interests with any committee, depositary, transfer agent, registrar or other designated agency and give all consents, waivers and ratifications in respect of the Equity Interests, all without liability except to account for any property actually received by it, but the Collateral Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes Pledgor will promptly execute and deliver or cause to be executed and delivered to the Collateral Agent, all such proxies and other instruments to enable the Collateral Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY EQUITY INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

(g)       Subject to applicable law and regulation, to sell, resell, assign and deliver all or any of the Collateral, in one or more parcels, on any securities exchange on which any Equity Interests may be listed, at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem satisfactory. If any of the Collateral is sold by the Collateral Agent upon credit or for future delivery, the Collateral Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may, but is not required to, resell such Collateral. In no event shall Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Collateral Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor, and Pledgor hereby expressly waives, to the fullest extent permitted under applicable law, all rights of redemption, stay or appraisal, and all rights to require the Collateral Agent to marshal any assets in favor of Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Collateral Agent shall give the Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice Pledgor agrees is commercially reasonable. The Collateral Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Collateral Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and

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application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral. The Collateral Agent shall, to the extent required by applicable laws, comply with any applicable state or federal law requirements in connection with the sale or other disposition of the Collateral and Pledgor agrees that such compliance is commercially reasonable. The Collateral Agent may sell or otherwise dispose of the Collateral without giving any warranties, specifically disclaiming any warranties of title or the like and Pledgor agrees that such disclaimer is commercially reasonable.

6.2       Application of Proceeds

.

(a)       Subject to the Intercreditor Agreements, all Proceeds collected by the Collateral Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Collateral Agent hereunder following the occurrence and during the continuance of an Event of Default shall be applied in accordance with the Indenture.

(b)       Pledgor shall remain liable to the extent of any deficiency between the amount of all Proceeds realized upon sale, other disposition or collection of the Collateral, and monies held as Collateral pursuant to this Agreement and the aggregate amount of Secured Obligations. Upon any sale of any Collateral hereunder by the Collateral Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt by the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

6.3       Grant of License

. To the extent permitted by applicable law and the Intercreditor Agreements and solely for the purpose of enabling the Secured Parties to exercise rights and remedies under this Article VI, and at such time as the Secured Parties shall be lawfully entitled to exercise such rights and remedies, Pledgor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Pledgor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of Pledgor to avoid the risk of invalidation of such Trademarks, to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or hereafter acquired by Pledgor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Collateral Agent shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Collateral Agent shall be exercised only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each applicable Pledgor notwithstanding any subsequent cure of an Event of Default.

6.4       Private Sales

.

(a)       Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Equity Interests conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more persons who will represent and agree, among other things, to acquire such Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, including at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and agrees that the Collateral Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Equity Interests for the period of time necessary to permit its registration for public sale under

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the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Equity Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Pledgor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which any Equity Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Equity Interests to more than one offeree.

(b)       Pledgor agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor.

6.5       Waivers

. Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Collateral Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Collateral Agent, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Collateral Agent to marshal any Collateral or other assets in favor of Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein or in the other Security Documents) or to require the Collateral Agent to pursue any third party for any of the Secured Obligations.

Article VII

THE COLLATERAL AGENT

7.1       The Collateral Agent; Standard of Care

.

(a)       The Collateral Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof and the Indenture. The obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the Indenture are only those expressly set forth in this Agreement and the Indenture. The Collateral Agent shall act at the direction of the Trustee (acting on written direction of the appropriate percentage of Holders under the Indenture) who shall give directions to the Collateral Agent pursuant to the Indenture. The powers conferred on the Collateral Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral, shall not impose any duty upon the Collateral Agent to exercise any such powers and shall not make the Collateral Agent liable to any Person. Except for treatment of the Collateral in its possession in the same manner as that which the Collateral Agent, in its individual capacity, accords its own property of a similar nature for its own account, and the accounting for moneys actually received by it hereunder in the exercise of reasonable care, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Collateral Agent nor any other Secured Party shall be liable to Pledgor (i) for any loss or damage sustained by Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Collateral Agent or any other Secured Party of any right or remedy under this Agreement, any failure

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to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Collateral Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

(b)       The Collateral Agent shall not be responsible for and makes no representation as to the existence, genuineness, value or protection of any Collateral, for the legality, effectiveness or sufficiency of any Security Document, or for the creation, perfection, priority, sufficiency or protection of any Liens securing the Secured Obligations. For the avoidance of doubt, nothing herein shall require the Collateral Agent to file financing statements, continuation statements or termination statements, or be responsible for maintaining the security interests purported to be created as described herein (except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder or under any other Security Document) and such responsibility shall be solely that of the Pledgor. In connection with its execution and acting under this Agreement, the Collateral Agent is entitled to all rights, privileges, protections, immunities, benefits and indemnities provided to it under the other Security Documents, all of which are incorporated by reference herein mutatis mutandis. Notwithstanding anything to the contrary herein, express or implied, the Collateral Agent shall have no duty to take any discretionary action or exercise any discretionary powers (including making any determination or deeming any matter appropriate, necessary or satisfactory) unless it first receives written direction from the Trustee acting on behalf of the appropriate percentage of Holders under the Indenture. Furthermore, if the Collateral Agent shall not have received appropriate instruction within 10 days of a request therefor from the Trustee (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the itself and the Trustee and the Collateral Agent shall have no liability to any Person for such action or inaction.

(c)       Notwithstanding anything to the contrary herein, whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent, to any amendment, waiver or other modification of this Agreement to be executed (or not to be executed) by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) as directed in accordance with the written direction of the Trustee acting upon the written direction of the appropriate percentage of Holders under the Indenture, as applicable. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Security Document, or confer any rights or benefits on any party hereto.

7.2       Further Assurances; Attorney-in-Fact

.

(a)       Pledgor hereby authorizes the Collateral Agent to sign (to the extent the Pledgor’s signature is required thereon) financing statements and amendments thereto relating to all or any part of the Collateral without the signature of Pledgor (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state); provided that, promptly following the filing thereof, the Pledgor shall provide the Collateral Agent with a copy of any initial financing statement filed by it or any amendment to any initial financing statement which changes the collateral description set forth therein. The Pledgor further agrees to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral Agent may reasonably require under applicable law to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

(b)       Pledgor hereby irrevocably appoints the Collateral Agent its lawful attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, the Collateral Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time, after the occurrence and during the continuance of

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an Event of Default (except for the actions described in clauses (ii), (iv) and (vii) below which may be taken by the Collateral Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that are necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(ii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iii) to obtain, maintain and adjust any property or casualty insurance required to be maintained by Pledgor under Section 4.7 and direct the payment of proceeds thereof to the Collateral Agent;

(iv) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent, any such payments made by the Collateral Agent to become Secured Obligations of the Pledgor to the Collateral Agent, due and payable immediately and without demand (provided that the Collateral Agent shall not pay any tax obligation being contested by the Pledgor as indicated on Schedule II hereto);

(v) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(vi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Collateral Agent’s option and the Pledgor’s expense, all other acts and things necessary to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement; and

(vii) to sign the name of Pledgor on (to the extent the Pledgor’s signature is required thereon) and to file any financing statement, continuation statement, notice or other similar document that, in the Collateral Agent’s Permitted Discretion, should be made or filed in order to perfect or continue to perfect the security interest granted under this Agreement;

(c)       If Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Collateral Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Collateral Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgor under Section 8.1.

Article VIII

MISCELLANEOUS

8.1       Indemnity and Expenses

. The Pledgor agrees:

(a)       to indemnify and hold harmless the Collateral Agent, the Trustee, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees, out of pocket costs and expenses) in any way arising out of or in connection with this Agreement, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b)       to pay and reimburse the Collateral Agent and the Trustee upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, out of pocket costs and expenses) that the Collateral Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or

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enforcement of any rights or remedies granted hereunder (including, without limitation, under Article VI), under the Indenture, the Guarantee or Notes or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by Pledgor to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations and the discharge of the Indenture.

8.2       No Waiver

. The rights and remedies of the Secured Parties expressly set forth in this Agreement, the Indenture, the Guarantee and the Notes are cumulative and in addition, to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgor and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement of the Guarantee or the Indenture or Notes or to constitute a waiver of any Default or Event of Default. No notice to or demand upon Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

8.3       Pledgor’s Obligations Absolute

. Until such time as this Agreement terminates pursuant to Section 8.6, Pledgor agrees that its obligations hereunder, and the security interest granted to and all rights, remedies and powers of, the Collateral Agent hereunder, are irrevocable, absolute and unconditional and shall not be discharged, limited or otherwise affected (unless agreed to by the parties hereto) by reason of any of the following, whether or not Pledgor has knowledge thereof:

(i) any change in the time, manner or place of payment of, or in any other term of, any Secured Obligations, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Indenture, the Guarantee, the Notes, any other Security Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii) the invalidity or unenforceability of any Secured Obligations or any provisions of the Indenture, the Notes, the Guarantee, any other Security Document or any agreement or instrument delivered pursuant to any of the foregoing;

(iii) the taking, acceptance or release of any Secured Obligations or additional Collateral or other security therefor or the addition or release of any Pledgor hereunder;

(iv) any sale, exchange, release, substitution, compromise, nonperfection or other action or inaction in respect of any Collateral or other direct or indirect security for any Secured Obligations, or any discharge, modification, settlement, compromise or other action or inaction in respect of any Secured Obligations;

(v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Secured Obligations or any Collateral or other security therefor, or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(vi) the exercise of any right or remedy available under the Indenture, the Notes or other Security Document, at law, in equity or otherwise in respect of any Collateral or other security for any Secured Obligations, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Issuer, Pledgor or any other person directly or indirectly liable for any Secured Obligations;

(viii) any manner of application of any payments by or amounts received or collected from any person, by whomsoever paid and howsoever realized, whether in reduction of any Secured Obligations or any other obligations of the Issuer, Pledgor or any other person directly or indirectly liable for any Secured Obligations, regardless of what Secured Obligations may remain unpaid after any such application; or

(ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Issuer, Pledgor or a surety or guarantor generally, other

66

than a satisfaction and discharge of the Indenture pursuant to Article 12 of the Indenture or a Legal Defeasance or Covenant Defeasance or as otherwise provided in Section 10.04 of the Indenture.

8.4       Enforcement

. By its acceptance of the benefits of this Agreement, each Secured Party agrees that this Agreement may be enforced only by the Collateral Agent, acting upon the instructions or with the consent of the the Trustee who shall act in accordance with the Indenture, and that no Secured Party shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

8.5       Amendments, Waivers, etc

. No amendment, modification, waiver, discharge or termination of, or consent to any departure by Pledgor from, any provision of this Agreement, shall be effective unless in a writing executed and delivered in accordance with Article 9 of the Indenture, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

8.6       Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival

. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the earlier of a satisfaction and discharge of the Indenture pursuant to Article 12 of the Indenture or a Legal Defeasance or a Covenant Defeasance or as otherwise provided in Section 10.04 of the Indenture, (ii) be binding upon and enforceable against Pledgor and its successors and assigns (provided, however, that, except as may otherwise be permitted by the Indenture, Pledgor may not sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the requisite Holders pursuant to Article 9 of the Indenture and (iii) inure to the benefit of and, subject to Section 8.4, be enforceable by each Secured Party and its successors and assigns. Upon any sale, lease, transfer or other disposition by Pledgor of any Collateral in a transaction expressly permitted hereunder and under the Indenture, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released. Further, upon Pledgor ceasing to be a Guarantor pursuant to a transaction expressly permitted hereunder and under the Indenture, the Lien and security interest created by this Agreement in any Collateral of Pledgor shall be released and the earlier of a satisfaction and discharge of the Indenture pursuant to Article 12 of the Indenture or a Legal Defeasance or a Covenant Defeasance or as otherwise provided in Section 10.04 of the Indenture, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Collateral Agent, at the request and expense of the Pledgor, will execute and deliver to Pledgor such documents and instruments evidencing such release or termination as Pledgor may reasonably request and will assign, transfer and deliver to Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Collateral Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledge Amendment.

8.7       Notices

. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Indenture.

8.8       Applicable Law

. THIS AGREEMENT SHALL BE CONSTRUED, INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

8.9       Severability

. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such

67

jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

8.10       Construction

. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

8.11       Counterparts

. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Collateral Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

8.12       Submission to Jurisdiction

. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Pledgor hereby submits for itself and in respect of its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts, waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which Pledgor now or hereafter has to the bringing of any such action or proceeding in such respective jurisdictions and consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, as provided for in Section 8.7. The Collateral Agent may also serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against Pledgor in any other jurisdiction. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

8.13       WAIVER OF JURY TRIAL

. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.14       Qualifications Regarding Pledgor Disclosures

. Notwithstanding anything to the contrary set forth herein, in no event shall Pledgor be required to provide in any annex, exhibit or schedule hereto, or in response to any disclosure required hereunder, any information that is “classified” for reasons of national security or foreign policy under applicable laws, and each of the Pledgor’s representations and warranties hereunder and the annexes, exhibits and schedules hereto are so qualified.

8.15       Certain Regulatory Restrictions

. Notwithstanding anything to the contrary set forth herein, certain rights, remedies and powers provided the Collateral Agent in this Agreement, such as (a) actions by the Collateral Agent that would constitute a direct or indirect transfer of control of one or more Permits (as defined below), within the meaning of Section 184 of the Atomic Energy Act of 1954, as amended, and (b) actions (other than acquiring title or ownership to Inventory or Equipment by foreclosure or otherwise pursuant to existing general licenses from the NRC issued to and generally

68

available for use by any person) that involve taking possession or controlling the use of nuclear materials or facilities for which a Permit is required, are subject to regulatory restrictions that may require the Collateral Agent to obtain the prior written consent or approval of the NRC, and all provisions of this Security Agreement shall be limited to conform with such restrictions. For purposes hereof, “Permits” means permits, licenses, certificates, approvals and other authorizations issued by the NRC, or by a state agency exercising NRC’s authority under an agreement with the NRC.

8.16       Intercreditor Agreements

. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreements. In the event of any conflict between the terms of the Intercreditor Agreements and this Agreement, the terms of the Intercreditor Agreements shall govern and control. Notwithstanding anything herein to the contrary, so long as the Intercreditor Agreements is in effect, any requirement to deliver possession of any Collateral to the Collateral Agent or to give the Collateral Agent “control” over any Collateral shall be deemed to be satisfied if the holder of a Lien or any representative thereof shall have such possession or control and such holder or representative as the case may be has agreed in the applicable Intercreditor Agreement to also hold such possession or control as agent or bailee for the benefit of the Collateral Agent; provided, however, that notwithstanding the foregoing, the Company agrees to use commercially reasonable efforts to cause one of the following to occur (such obligation to use commercial reasonable efforts to continue with respect to each of the following until such efforts are successful as to one of the following or such efforts are unsuccessful as to all of the following): (i) obtain the consent of the applicable holders of senior Liens or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent retaining its own separate control agreement reflecting the priorities established by the applicable Intercreditor Agreement, (ii) obtain the consent of the applicable holders of senior Liens or their agent(s) or other representative(s) and the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, to the Collateral Agent being a party to the control agreement in favor of the holders of senior Liens or their agent(s) and pursuant to such control agreement having the applicable deposit bank, securities intermediary, issuer or custodian, as applicable, agree to follow instructions or entitlement orders, as applicable, of the Collateral Agent without further consent of the Company upon a discharge of the senior Liens, or (iii) cause any control agreement for the benefit of any holders of senior Liens to be subject to the Uniform Commercial Code.

8.17       No Recourse to the United States

. The obligations of the Pledgor under this Agreement, the Indenture, the Guarantee and the Notes are the obligations of the Pledgor and are not obligations of, or guaranteed as to principal or interest by, the United States.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

PLEDGOR:

[ACQUIRED SUBSIDIARY]

By:

Name:

Title:

[Signature Page to Pledge and Security Agreement]

70

COLLATERAL AGENT:

DELAWARE TRUST COMPANY, as Collateral Agent

By:

Name:

Title:

[Signature Page to Pledge and Security Agreement]

71

Exhibit A to

Pledge and Security Agreement

PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of             , 20    , is delivered by [NAME OF PLEDGOR] (the “Pledgor”) pursuant to Section 5.1 of the Security Agreement referred to herein below. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge and Security Agreement, dated as of [ ], 20[ ] (as amended, modified, restated or supplemented from time to time, the “Security Agreement,” capitalized terms defined therein being used herein as therein defined) made by the Pledgor in favor of                     , as trustee and collateral agent for the Holders under the Indenture referred to below (in its capacity as trustee and together with its successors and assigns in such capacity, the “Trustee” and in its capacity as collateral agent and together with its successors and assigns in such capacity, the “Collateral Agent”), and that the Equity Interests listed on Annex A to this Pledge Amendment shall be deemed to be part of the Equity Interests within the meaning of the Security Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Security Agreement. The Pledgor hereby confirms that all representations and warranties set forth in Sections 3.1, 3.2, 3.4, 3.5 and 3.7 of the Security Agreement are true and correct with respect to the Equity Interests listed on Annex A to this Pledge Amendment. This Pledge Amendment and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

[ACQUIRED SUBSIDIARY]

By:

Name:

Title:

72

Annex A

Equity Interests

Name of Issuer	Type of Interests	Certificate No. (if applicable)	No. of Shares/Units (if applicable)	Percentage of Outstanding Interests in Issuer
x	0	0	0	0

73

Exhibit B to

Pledge and Security Agreement

To Be Completed When the

Deferred Interests Attach

SECURITY AGREEMENT

(COPYRIGHTS)

WHEREAS, [                    ], a [                    ] (herein referred to as “Grantor”), has adopted, used and is using the copyrights listed on Schedule I annexed hereto, which copyrights are registered in the United States Copyright Office (the “Copyrights”);

WHEREAS, Grantor has entered into that certain Pledge and Security Agreement dated as of [ ], 20[ ] (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meaning attributed to them in the Security Agreement) between Grantor and [                    ], as trustee and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Copyrights, all extensions, continuations, continuations-in-part, renewals and reissues thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may now or hereafter exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further assign unto Grantee and grant to Grantee, for the ratable benefit of the Secured Parties a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the      day of             , 20    .

[ ]

By:

Name:

Title:

74

SCHEDULE I TO SECURITY AGREEMENT (COPYRIGHTS)

Exhibit C to

Pledge and Security Agreement

To Be Completed When the

Deferred Interests Attach

SECURITY AGREEMENT

(PATENTS)

WHEREAS, [                    ], a [                    ] (herein referred to as “Grantor”), is the owner and user of the patents issued by and/or patent applications filed with the United States Patent and Trademark Office, as more particularly described on Schedule I annexed hereto (the “Patents”);

WHEREAS, Grantor has entered into that certain Pledge and Security Agreement dated as of [ ], 20[ ] (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meaning attributed to them in the Security Agreement) between Grantor and [                    ], as trustee and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof for the full term of the Patents (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the assignment of, security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the      day of             , 20    .

[ ]

By:

Name:

Title:

75

SCHEDULE I TO SECURITY AGREEMENT (PATENTS)

ISSUED PATENTS

Title	Date Issued	Patent No.

PENDING PATENT APPLICATIONS

Title	Serial Number / Filing Date

76

Exhibit D to

Pledge and Security Agreement

To Be Completed When the

Deferred Interests Attach

SECURITY AGREEMENT

(TRADEMARKS)

WHEREAS, [                    ], a [                    ] (herein referred to as “Grantor”), is the owner and user of the United States registered trademarks and/or trademark applications listed on Schedule I annexed hereto (the “Trademarks”);

WHEREAS, Grantor has entered into that certain Pledge and Security Agreement dated as of [ ], 20[ ] (as amended, modified, restated or supplemented from time to time, the “Security Agreement”; capitalized terms used herein but not otherwise defined herein have the meaning attributed to them in the Security Agreement) between Grantor and [                    ], as trustee and collateral agent (referred to herein as “Grantee”) for the benefit of the Secured Parties;

WHEREAS, Grantor is obligated to Grantee for the payment and performance of the Secured Obligations; and

WHEREAS, pursuant to the Security Agreement, Grantor has granted to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, all right, title and interest of Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Grantee, for the ratable benefit of the Secured Parties, a security interest in, and mortgage on, the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.

Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the assignment of, security interest in and mortgage on the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

IN WITNESS WHEREOF, Grantor has caused this Assignment to be duly executed by its officer thereunto duly authorized as of the      day of             , 20    .

SCHEDULE I TO SECURITY AGREEMENT (TRADEMARKS)

REGISTERED TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Reg. Date. (if applicable)	Reg. No./ Serial No.

[ ]

By:

Name:

Title:

77

Page

ANNEX A

[RESERVED]

ANNEX B

Location of Filing for UCC Financing Statements: Secretary of State of the State of Delaware

ANNEX C

(i) Address of Chief Executive Office:

(ii) Address of each other Place of Business:

(iii) State of Incorporation: Delaware

(iv) Organizational I.D. Number:

(v) Address of each location where all original invoices, ledgers, chattel paper, Instruments and other records or information evidencing or relating to the Collateral of Pledgor are maintained:

(vi) Address of each location at which any Inventory or Equipment owned by Pledgor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2 and except for Inventory and Equipment which, in the ordinary course of business, is in transit (A) from a supplier to Pledgor or to a location listed below, (B) between locations listed below, or (C) to processors or a location listed below.

(vii) Except as may be otherwise noted below, all locations identified in clause (vi) above are leased by the Pledgor or Pledgor has an agreement with the operator thereof to hold Inventory or Equipment on behalf of Pledgor, including pending delivery to a customer:

(viii) Pledgor does not presently conduct business under any prior or other corporate or company name or under any trade or fictitious names, except:

78

(continued)

Page

ANNEX D – [To be Completed When Lien on Deferred Interests Attaches]

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Pledgor	Application or Registration Number	Country	Issue or Filing Date

ANNEX E – [To be Completed When Lien on Deferred Interests Attaches]

PATENTS AND PATENT APPLICATIONS

Pledgor	Application or Registration No.	Country	Inventor	Issue or Filing Date

79

ANNEX F – [To be Completed When Lien on Deferred Interests Attaches]

TRADEMARKS AND APPLICATIONS

Pledgor	Mark	Application or Registration No.	Country	Issue or Filing Date

80

(continued)

Page

ANNEX G – DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

Deposit Accounts:

Financial Institution	Address	Account Number	Account Holder

Securities Accounts:

Financial Institution	Address	Account Number	Account Holder

81

ANNEX H – SPECIAL POWER OF ATTORNEY

ANNEX I – COPYRIGHTS ON THE DATE HEREOF

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Pledgor	Application or Registration Number	Country	Issue or Filing Date

82

(continued)

Page

ANNEX J – PATENTS ON THE DATE HEREOF

PATENTS AND PATENT APPLICATIONS

Pledgor	Application or Registration No.	Country	Inventor	Issue or Filing Date

ANNEX K – TRADEMARKS ON THE DATE HEREOF

83

TRADEMARKS AND APPLICATIONS

Pledgor	Mark	Application or Registration No.	Country	Issue or Filing Date

SCHEDULE I – IP EXCEPTIONS TO SECTION 3.7

SCHEDULE II – TAXES BEING CONTESTED PER SECTION 7.2(b)(iv)

84

Article I DEFINITIONS	3
1.1 Defined Terms	3
1.2 Classified Information	7
Article II CREATION OF SECURITY INTEREST	7
2.1 Pledge and Grant of Security Interest	7
2.2 Security for Secured Obligations	8
2.3 Deferred Interests	8
2.4 Inventory Account	10
Article III REPRESENTATIONS AND WARRANTIES	10
3.1 Ownership of Collateral	10
3.2 Security Interests; Filings	10
3.3 Locations	11
3.4 Authorization; Consent	11
3.5 No Restrictions	11
3.6 Equity Interests	12
3.7 Intellectual Property	12
3.8 Documents of Title	12
3.9 Deposit Accounts and Securities Accounts	12
Article IV COVENANTS	12
4.1 Use and Disposition of Collateral	12
4.2 Change of Name, Locations, etc	13
4.3 Records; Inspection	13
4.4 Instruments	13
4.5 Inventory and Equipment	13
4.6 Taxes	14
4.7 Insurance	14
4.8 Intellectual Property	14
4.9 Delivery of Collateral	16
4.10 Protection of Security Interest	16
4.11 Control of Investment Property, Deposit Accounts and Electronic Chattel Paper	16
4.12 Supplements to Schedules and Annexes	17
Article V CERTAIN PROVISIONS RELATING TO EQUITY INTERESTS	17
5.1 Ownership; After-Acquired Equity Interests	17
5.2 Voting Rights	18
5.3 Dividends and Other Distributions	18
Article VI REMEDIES	18
6.1 Remedies	18
6.2 Application of Proceeds	20
6.3 Grant of License	21
6.4 Private Sales	21
6.5 Waivers	22
Article VII THE COLLATERAL AGENT	22
7.1 The Collateral Agent; Standard of Care	22
7.2 Further Assurances; Attorney-in-Fact	23
Article VIII MISCELLANEOUS	24
8.1 Indemnity and Expenses	24
8.2 No Waiver	25
8.3 Pledgor’s Obligations Absolute	25
8.4 Enforcement	26
8.5 Amendments, Waivers, etc	26
85

8.6 Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival	26
8.7 Notices	26
8.8 Applicable Law	26
8.9 Severability	27
8.10 Construction	27
8.11 Counterparts	27
8.12 Submission to Jurisdiction	27
8.13 WAIVER OF JURY TRIAL	27
8.14 Qualifications Regarding Pledgor Disclosures	27
8.15 Certain Regulatory Restrictions	27
8.16 Intercreditor Agreements	28
8.17 No Recourse to the United States	28

Exhibit A – Pledge Amendment
Exhibit B – Security Agreement (Copyrights)
Exhibit C – Security Agreement (Patents)
Exhibit D – Security Agreement (Trademarks)
Annex A – [Reserved]
Annex B – Filing Locations
Annex C – Pledgor Information
Annex D – Copyrights as of Deferred Interest date
Annex E – Patents as of Deferred Interest date
Annex F – Trademarks as of Deferred Interest date
Annex G – Deposit and Securities Accounts
Annex H – Special Power of Attorney
Schedule I – IP Exceptions to Section 3.7
Schedule II – Taxes being contested per Section 7.2(b)(iv)

86